EXECUTION COPY





                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.,

                                     SELLER,

                            EMC MORTGAGE CORPORATION,

                                MASTER SERVICER,

                                       AND

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION

                                     TRUSTEE



                        ---------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of September 1, 2001

                        --------------------------------

               Structured Asset Mortgage Investments Trust 2001-4

                Mortgage Pass-Through Certificates Series 2001-4

                                TABLE OF CONTENTS

                                                                         PAGE

                                    ARTICLE I

                                   Definitions


                                   ARTICLE II

         Conveyance of Mortgage Loans; Original Issuance of Certificates

     Section 2.01.   Conveyance of Mortgage Loans to Trustee.................29
     Section 2.02.   Acceptance of Mortgage Loans by Trustee.................30
     Section 2.03.   Representations, Warranties and Covenants of the
                     Master Servicer.........................................32
     Section 2.03A.  Representations, Warranties and Covenants of the Seller.33
     Section 2.04.   Substitution of Mortgage Loans..........................34
     Section 2.05.   Representations and Warranties of the Trustee...........35
     Section 2.06.   Issuance of Certificates................................36
     Section 2.07.   Representations and Warranties Concerning the Seller....36

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

     Section 3.01.   Master Servicer to Assure Servicing.....................38
     Section 3.02.   Sub-Servicing Agreements Between Master Servicer and
                     Sub-Servicers...........................................39
     Section 3.03.   Successor Sub-Servicers.................................39
     Section 3.04.   Liability of the Master Servicer........................40
     Section 3.05.   Assumption or Termination of Sub-Servicing
                     Agreements by Trustee...................................40
     Section 3.06.   Collection of Mortgage Loan Payments....................41
     Section 3.07.   Collection of Taxes, Assessments and Similar Items;
                     Servicing Accounts......................................42
     Section 3.08.   Access to Certain Documentation and Information
                     Regarding the Mortgage Loans............................43
     Section 3.09.   Maintenance of Primary Mortgage Insurance Policies;
                     Collection Thereunder...................................43
     Section 3.10.   Maintenance of Hazard Insurance and Fidelity Coverage...44
     Section 3.11.   Due-on-Sale Clauses; Assumption Agreements..............45
     Section 3.12.   Realization Upon Defaulted Mortgage Loans; Title,
                     Management and Disposition of REO Property..............46
     Section 3.13.   Trustee to Cooperate; Release of Mortgage Files.........49
     Section 3.14.   Servicing and Master Servicing Compensation.............50
     Section 3.15.   Annual Statement of Compliance..........................51
     Section 3.16.   Annual Independent Public Accountants' Servicing Report.51
     Section 3.17.   REMIC-Related Covenants.................................52
     Section 3.18.   Additional Information..................................52
     Section 3.19.   Optional Purchase of Defaulted Mortgage Loans...........52
     Section 3.20.   Required Purchase of Restricted Loans...................53
     Section 3.21.   Reports Filed with the Securities and Exchange
                     Commission; Additional Information......................53

                                   ARTICLE IV

                                    Accounts

     Section 4.01.   Protected Accounts......................................54
     Section 4.02.   Certificate Account.....................................55
     Section 4.03.   Permitted Withdrawals and Transfers from the
                     Certificate Account.....................................57
     Section 4.04.   Accrued Interest Account................................60

                                   ARTICLE IVA

                        The Certificate Insurance Policy

     Section 4A.01.  Claims Under the Certificate Insurance Policy...........61
     Section 4A.02.  Rights of the Certificate Insurer.......................61

                              ARTICLE V

                            Certificates

     Section 5.01.   Certificates............................................63
     Section 5.02.   Registration of Transfer and Exchange of Certificates...67
     Section 5.03.   Mutilated, Destroyed, Lost or Stolen Certificates.......71
     Section 5.04.   Persons Deemed Owners...................................72
     Section 5.05.   Transfer Restrictions on Residual Certificates..........72
     Section 5.06.   Restrictions on Transferability of Private Certificates.73
     Section 5.07.   ERISA Restrictions......................................74
     Section 5.08.   Rule 144A Information...................................74

                                   ARTICLE VI

                         Payments to Certificateholders

     Section 6.01.   Distributions on the Certificates.......................76
     Section 6.02.   [Reserved]..............................................78
     Section 6.03.   Allocation of Losses....................................78
     Section 6.04.   [Reserved]..............................................79
     Section 6.05.   Payments................................................79
     Section 6.06.   Statements to Certificateholders........................80
     Section 6.07.   Reports to the Trustee..................................82
     Section 6.08.   Monthly Advances........................................84
     Section 6.09.   Compensating Interest Payments..........................84
     Section 6.10.   Reports of Foreclosures and Abandonment of
                     Mortgaged Property......................................85

                                   ARTICLE VII

                               The Master Servicer

     Section 7.01.   Liabilities of the Master Servicer......................86
     Section 7.02.   Merger or Consolidation of the Master Servicer..........86
     Section 7.03.   Indemnification of the Trustee..........................86
     Section 7.04.   Limitation on Liability of the Master Servicer
                     and Others..............................................86
     Section 7.05.   Master Servicer Not to Resign...........................87
     Section 7.06.   [Reserved]..............................................88
     Section 7.07.   Sale and Assignment of Master Servicing.................88

                                  ARTICLE VIII

                                     Default

     Section 8.01.   Events of Default.......................................89
     Section 8.02.   Trustee to Act; Appointment of Successor................91
     Section 8.03.   Notification to Certificateholders......................92
     Section 8.04.   Waiver of Defaults......................................92
     Section 8.05.   List of Certificateholders..............................92

                                   ARTICLE IX

                             Concerning the Trustee

     Section 9.01.   Duties of Trustee.......................................94
     Section 9.02.   Certain Matters Affecting the Trustee...................96
     Section 9.03.   Trustee Not Liable for Certificates or
                     Mortgage Loans..........................................97
     Section 9.04.   Trustee May Own Certificates............................98
     Section 9.05.   Trustee's Fees and Expenses.............................98
     Section 9.06.   Eligibility Requirements for Trustee....................99
     Section 9.07.   Insurance...............................................99
     Section 9.08.   Resignation and Removal of the Trustee..................99
     Section 9.09.   Successor Trustee.......................................100
     Section 9.10.   Merger or Consolidation of Trustee......................100
     Section 9.11.   Appointment of Co-Trustee or Separate Trustee...........101
     Section 9.12.   Master Servicer Shall Provide Information as
                     Reasonably Required.....................................102
     Section 9.13.   Federal Information Returns and Reports
                     to Certificateholders...................................102

                                    ARTICLE X

                                   Termination

     Section 10.01.  Termination Upon Repurchase by the Seller or its
                     Designee or Liquidation of All Mortgage Loans...........104
     Section 10.02.  Additional Termination Requirements.....................106

                                   ARTICLE XI

                            Miscellaneous Provisions

     Section 11.01.  Intent of Parties.......................................108
     Section 11.02.  Amendment...............................................108
     Section 11.03.  Recordation of Agreement................................109
     Section 11.04.  Limitation on Rights of Certificateholders..............109
     Section 11.05.  Acts of Certificateholders..............................110
     Section 11.06.  Control by Certificate Insurer..........................111
     Section 11.07.  Governing Law...........................................111
     Section 11.08.  Notices.................................................111
     Section 11.09.  Severability of Provisions..............................112
     Section 11.10.  Successors and Assigns..................................112
     Section 11.11.  Article and Section Headings............................112
     Section 11.12.  Counterparts............................................112
     Section 11.13.  Notice to Rating Agency.................................112
     Section 11.14.  Third Party Beneficiary.................................113


EXHIBITS
Exhibit A      -   Forms of Certificates
Exhibit B      -   Mortgage Loan Schedule
Exhibit C      -   Representations and Warranties of the Seller
                   Concerning the Mortgage Loans
Exhibit D      -   Form of Request for Release
Exhibit E      -   Form of Affidavit pursuant to Section 860E(e)(4)
Exhibit F-1    -   Form of Investment Letter
Exhibit F-2    -   Form of Rule 144A and Related Matters Certificate
Exhibit G      -   Form of Trustee's Initial Certification
Exhibit H      -   Form of Trustee's Final Certification
Exhibit I      -   Schedule of Mortgage Loans with Lost Notes
Exhibit J      -   Schedule of Restricted Loans

                         POOLING AND SERVICING AGREEMENT

          Pooling and Servicing Agreement dated as of September 1, 2001, among Structured Asset Mortgage Investments Inc., a Delaware corporation, as the seller (the "Seller"), EMC Mortgage Corporation, a Delaware corporation ("EMC"), as master servicer (the "Master Servicer"), and Wells Fargo Bank Minnesota, National Association, a national banking association, as trustee (the "Trustee").

                              PRELIMINARY STATEMENT

          On or prior to the Closing Date, the Seller has acquired the Mortgage Loans from EMC. On the Closing Date, the Seller will sell the Mortgage Loans and certain other property to the Trust Fund and receive in consideration therefor Certificates evidencing the entire beneficial ownership interest in the Trust Fund. EMC will be the Master Servicer for the Mortgage Loans.

          As provided herein, the Trustee shall make an election for the assets included in the Trust Fund to be treated for federal income tax purposes as a REMIC ("REMIC I"). The Trustee shall also make an election for the certificates issued by REMIC I, other than the Class R-1 Certificates, to be treated for federal income tax purposes as a REMIC ("REMIC II"). For federal income tax purposes, REMIC II shall be considered to have issued the Certificates, other than the Class R-1 Certificates. On October 18, 2001 (the "Startup Day"), each class of REMIC I Regular Certificates and each Class of Certificates except for the Class R-1 and Class R-2 Certificates will be designated "regular interests" in a REMIC. The Class R-1 and Class R-2 Certificates will be designated "residual interests" in REMIC I and REMIC 2, respectively.

          The Mortgage Loans will consist of two Mortgage Loan Groups. The Group 1 Mortgage Loans and the Group 2 Mortgage Loans will have an aggregate Scheduled Principal Balance as of the Cut-off Date, after deducting all Scheduled Principal due or, in the case of the Simple Interest Loans in such Mortgage Loan Group, the principal portion of all scheduled payments received, on or before the Cut-off Date, of $67,065,251 and $15,137,663, respectively, or $82,202,914 for all of the Mortgage Loans. The initial principal amount of the Certificates will not exceed such aggregate Scheduled Principal Balance.

          In consideration of the mutual agreements herein contained, the Seller, the Master Servicer and the Trustee agree as follows:

                                    ARTICLE I

                                   Definitions

          Whenever used in this Agreement, the following words and phrases, unless otherwise expressly provided or unless the context otherwise requires, shall have the meanings specified in this Article.

          ACCOUNT: The Certificate Account (including each subaccount thereof), the Protected Accounts, the Servicing Accounts or the Accrued Interest Account as the context may require.

          ACCRUED CERTIFICATE INTEREST: For any Certificate for any Distribution Date, the interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the Current Principal Amount of such Certificate immediately prior to such Distribution Date, calculated on the basis of a 360-day year consisting of twelve 30-day months, less (i) in the case of a Senior Certificate, such Certificate's share of any Net Interest Shortfall and, on and after the Cross-Over Date, the interest portion of any Realized Losses and (ii) in the case of a Subordinate Certificate, such Certificate's share of any Net Interest Shortfall and the interest portion of any Realized Losses.

          ACCRUED INTEREST ACCOUNT: The non-interest bearing trust account created and maintained pursuant to Section 4.04 which shall be denominated "Wells Fargo Bank Minnesota, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Trust 2001-4 Mortgage Pass-Through Certificates, Series 2001-4, Accrued Interest Account."

          ACCRUED INTEREST REIMBURSEMENT AMOUNT: With respect to the Distribution Date in November 2001, an amount equal to $10,630.95, which is equal to the sum of (a) the excess of (i) seventeen days of interest at the weighted average Net Rate of the Group 1 Mortgage Loans times the Current Principal Amount of the Group 1 Senior Certificates, measured as of the close of business on September 1, 2001, over (ii) seventeen days of interest at the weighted average Net Rate of the Group 1 Mortgage Loans times the Current Principal Amount of the Group 1 Senior Certificates measured as of the close of business on October 1, 2001 and (b) the excess of (i) seventeen days of interest at the weighted average Net Rate of the Group 2 Mortgage Loans times the Current Principal Amount of the Group 2 Senior Certificates, measured as of the close of business on September 1, 2001, over (ii) seventeen days of interest at the weighted average Net Rate of the Group 2 Mortgage Loans times the Current Principal Amount of the Group 2 Senior Certificates measured as of the close of business on October 1, 2001.

          ADVANCING DATE: The Business Day preceding the related Distribution Date.

          AFFILIATE: As to any Person, any other Person controlling, controlled by or under common control with such Person. "Control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise. "Controlled" and "Controlling" have meanings correlative to the foregoing. The Trustee may conclusively presume that a Person is not an Affiliate of another Person unless a Responsible Officer of the Trustee has actual knowledge to the contrary.

          AGREEMENT: This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          ALLOCABLE SHARE: With respect to each Class of Subordinate
Certificates:

               (1) as to any Distribution Date and amounts distributable pursuant to clauses (i) and (iv) of the Subordinate Optimal Principal Amount, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of Subordinate Certificates; and

               (2) as to any Distribution Date and amounts distributable pursuant to clause (ii), (iii) and (v) of the Subordinate Optimal Principal Amount, and as to each Class of Subordinate Certificates (other than the Class of Subordinate Certificates having the lowest numerical designation as to which the Class Prepayment Distribution Trigger shall not be applicable) for which (x) the related Class Prepayment Distribution Trigger has been satisfied on such Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Current Principal Amount of such Class and the denominator of which is the aggregate Current Principal Amount of all Classes of Subordinate Certificates and (y) the related Prepayment Distribution Trigger has not been satisfied on such Distribution Date, 0%; provided that if on a Distribution Date, the Current Principal Amount of any Class of Subordinate Certificates for which the related Class Prepayment Distribution Trigger was satisfied on such Distribution Date is reduced to zero, any amounts distributed pursuant to this clause (b), to the extent of such Class's remaining Allocable Share, shall be distributed to the remaining Classes of Subordinate Certificates which satisfy the Class Prepayment Distribution Trigger and to the subordinate Class having the lowest numerical designation in reduction of their respective Current Principal Amounts in the order of their numerical Class designations.

          APPLICABLE CREDIT RATING: A credit rating of Aaa for any long-term deposit or security or a rating of P-1 for any short-term deposit or security.

          APPLICABLE STATE LAW: For purposes of Section 9.13(d), the Applicable State Law shall be (a) the law of the State of New York; and (b) the law of the State of Minnesota, (c) the law of the State of Maryland and (d) such other state law whose applicability shall have been brought to the attention of the Trustee by either (i) an Opinion of Counsel delivered to it or (ii) written notice from the appropriate taxing authority as to the applicability of such state law.

          APPRAISED VALUE: With respect to any Mortgaged Property, the value thereof determined by use of the original value of such Mortgage Property as determined by the appraisal at the time of origination thereof.

          ASSUMED FINAL DISTRIBUTION DATE: With respect to each Class of Certificates, the Distribution Date in October 2024.

          AVAILABLE FUNDS: With respect to any Distribution Date, an amount equal to the aggregate of the following amounts with respect to the Mortgage
Loans: (a) all previously undistributed payments on account of principal (including the principal portion of Monthly Payments, Principal Prepayments and the principal portion of Liquidation Proceeds) and all previously undistributed payments on account of interest received after the Cut-off Date and on or prior to the related Advancing Date, (b) any Monthly Advances (including Certificate Account Advances) and Compensating Interest Payments by the Master Servicer with respect to such Distribution Date, (c) any amount reimbursed by the Trustee pursuant to Subsection 4.02(d) in connection with losses on Permitted Investments, (d) the Repurchase Price or Defaulted Mortgage Loan Repurchase Price received in connection with the purchase or repurchase of a Mortgage Loan required hereunder and (e) all amounts received in respect of REO Property, PROVIDED, HOWEVER, that Available Funds will not include:

               (i) all payments that were due on or before the Cut-off Date except for the principal portion of payments on Simple Interest Loans due before the Cut-Off Date but received after the Cut-Off Date;

               (ii) all Principal Prepayments and Net Liquidation Proceeds received after the applicable Prepayment Period and all related payments of interest and any scheduled principal payments due in the related Due Period on Simple Interest Loans but received after the related Prepayment Period;

               (iii) all payments, other than Principal Prepayments, that represent early receipt of Monthly Payments due on a date or dates subsequent to the related Due Date;

               (iv) amounts received on particular Mortgage Loans as late payments of principal or interest and respecting which, and to the extent that, there are any unreimbursed Monthly Advances (including Certificate Account Advances);

               (v) amounts of Monthly Advances (including Certificate Account Advances) determined to be Nonrecoverable Advances;

               (vi) amounts permitted to be withdrawn from the Certificate Account pursuant to Subsection 4.03(a); and

               (vii) amounts withdrawn by the Trustee in respect of earnings on Permitted Investments.

          BALLOON MORTGAGE LOAN: A Mortgage Loan that provided on the Cut-off Date for amortization on the basis of an amortization schedule with a disproportionately large Monthly Payment due on its stated maturity date equal to the remaining principal balance of such Mortgage Loan.

          BALLOON PAYMENTS: With respect to a Balloon Mortgage Loan, the principal portion of the Monthly Payment due on its stated maturity equal to the remaining principal balance of the Balloon Mortgage Loan.

          BANKRUPTCY CODE: The United States Bankruptcy Code, as amended as codified in 11 U.S.C. ss.ss.101-1330.

          BANKRUPTCY MORTGAGE LOAN: Any Mortgage Loan that is the subject of a proceeding under Chapter 7, 11 or 13 of the Bankruptcy Code.

          BANKRUPTCY PLAN: An annual payment plan or other arrangement pursuant to which a Mortgagor of a Bankruptcy Mortgage Loan is obligated to pay interest, principal and any overdue interest or principal to the extent approved by the bankruptcy court and certain other amounts in satisfaction of the related Mortgage Loan.

          BOOK-ENTRY CERTIFICATES: Initially, all Classes of Certificates other than the Class B-4, Class B-5, Class B-6 and Residual Certificates.

          BPO: With respect to any Mortgaged Property, (i) a drive-by valuation (i.e. the interior of the property is generally not inspected) prepared by a real estate broker in the community in which the Mortgaged Property is located who is independent of the Seller and the Master Servicer or (ii) a statistical market valuation which takes into account regional market data such as historical trends, recent sales prices, property types and market conditions, in each case obtained within three months prior to the Cut-off Date.

          BSMCC: Bear Stearns Mortgage Capital Corporation.

          BUSINESS DAY: Any day other than (i) a Saturday or a Sunday, or (ii) a day on which the New York Stock Exchange is closed or on which banking institutions in New York City, Texas, Maryland, Minnesota or any other jurisdiction in which either the Corporate Trust Office or the principal place of business of the Master Servicer is located are authorized or obligated by law or executive order to be closed.

          CASH FLOW PERFORMING: With respect to a Mortgage Loan, the Mortgagor
(i) has made at least three Original Scheduled Payments in the three months immediately preceding the Cut-off Date, (ii) has made at least five Original Scheduled Payments in the six months immediately preceding the Cut-off Date or
(iii) has made at least four Original Scheduled Payments in the six months immediately preceding the Cut-off Date and at least two Original Scheduled Payments in the three months immediately preceding the Cut-off Date.

          CERTIFICATE: Any mortgage pass-through certificate evidencing a beneficial ownership interest in the Trust Fund signed and countersigned by the Trustee in substantially the forms annexed hereto as Exhibit A, with the blanks therein appropriately completed.

          CERTIFICATE ACCOUNT: The account or accounts created and maintained pursuant to Section 4.02, which shall be denominated "Wells Fargo Bank Minnesota, National Association, as Trustee f/b/o holders of Structured Asset Mortgage Investments Trust 2001-4, Mortgage Pass-Through Certificates, Series 2001-4 and MBIA Insurance Corporation as Certificate Insurer - Certificate Account," which shall have two subaccounts as provided in Section 4.02.

          CERTIFICATE ACCOUNT ADVANCE: As of any Determination Date, the amount on deposit in a Protected Account which is not required to be transferred to the Certificate Account for distribution during the calendar month in which such Determination Date occurs but which is deposited in the Certificate Account and used to make a Monthly Advance.

          CERTIFICATE INSURANCE POLICY: The financial guaranty insurance policy, Policy No. 36410, issued by the Certificate Insurer for the benefit of the Holders of the Senior Certificates.

          CERTIFICATE INSURER: MBIA Insurance Corporation or its successor in interest.

          CERTIFICATE INSURER PREMIUM: On any Distribution Date, the monthly premium owed to the Certificate Insurer pursuant to the Certificate Insurance Policy, in an amount equal to one-twelfth of the product of the Certificate Insurer Rate and the Current Principal Amount of the Senior Certificates as of the related Determination Date.

          CERTIFICATE INSURER RATE: 0.10% per annum.

          CERTIFICATE OWNER: Any Person who is the beneficial owner of a Certificate registered in the name of the Depository or its nominee.

          CERTIFICATE REGISTER: The register maintained pursuant to Section
5.02.

          CERTIFICATEHOLDER: A Holder of a Certificate.

          CLASS: With respect to the Certificates, A-1, A-2, B-1, B-2, B-3, B-4, B-5, B-6, R-1 and R-2.

          CLASS PREPAYMENT DISTRIBUTION TRIGGER: For each Class of Subordinate Certificates for any Distribution Date, the Class Prepayment Distribution Trigger is satisfied if the fraction (expressed as a percentage), the numerator of which is the aggregate Current Principal Amount of such Class and each Class of Subordinate Certificates subordinate thereto, if any, and the denominator of which is the aggregate Scheduled Principal Balance of all of the Mortgage Loans as of the related Due Date, equals or exceeds such percentage calculated as of the Closing Date.

          CLOSING DATE: October 18, 2001.

          CODE: The Internal Revenue Code of 1986, as amended.

          COMPENSATING INTEREST PAYMENTS: As defined in Section 6.09.

          CORPORATE TRUST OFFICE: The office of the Trustee at which at any particular time its corporate trust business is administered, which office, at the date of the execution of this Agreement, is located, for purposes of presentment and surrender to the Trustee of the Certificates for the final distribution thereon, at Sixth Avenue and Marquette, Minneapolis, Minnesota 55479, Attention: SAMI 2001-4, and for all other purposes, at 11000 Broken Land Parkway, Columbia, Maryland 21044, Attention: SAMI 2001-4, or at any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Master Servicer and the Certificate Insurer.

          CROSS-OVER DATE: The first Distribution Date on which the aggregate Current Principal Amount of the Subordinate Certificates has been reduced to zero (giving effect to all distributions on such Distribution Date).

          CURRENT LOAN-TO-VALUE RATIO: As of any date of determination with respect to a Mortgage Loan, a fraction, expressed as a percentage, the numerator of which is the Outstanding Principal Balance of such Mortgage Loan, and the denominator of which is the Value for the related Mortgaged Property.

          CURRENT PRINCIPAL AMOUNT: With respect to any Certificate (other than the Residual Certificates) as of any Distribution Date, the initial principal amount of such Certificate as of the Closing Date as reduced by (A) the sum of
(i) all amounts distributed on previous Distribution Dates on such Certificate on account of principal, (ii) the principal portion of all Realized Losses (in the case of the Senior Certificates, with respect to the related Mortgage Loan Group) allocated prior to such Distribution Date to such Certificate (taking into account the applicable Loss Allocation Limitation and, in the case of a Senior Certificate, any payments prior to such Distribution Date by the Certificate Insurer pursuant to the Certificate Insurance Policy allocated to such Senior Certificate), and (iii) in the case of a Subordinate Certificate, such Certificate's PRO RATA share, if any, of the Subordinate Certificate Writedown Amount for previous Distribution Dates. With respect to any Class of Certificates (other than the Residual Certificates), the Current Principal Amount thereof will equal the sum of the Current Principal Amounts of all Certificates in such Class. The Residual Certificates do not have Current Principal Amounts.

          CUT-OFF DATE: September 1, 2001.

          CUT-OFF DATE SCHEDULED PRINCIPAL BALANCE: $82,202,914.

          DEBT SERVICE REDUCTION: Any reduction of the Monthly Payments which a Mortgagor is obligated to pay with respect to a Mortgage Loan as a result of any proceeding under the Bankruptcy Code or any other similar state law or other proceeding.

          DEBTOR RELIEF LAWS: Any applicable liquidation, conservatorship, receivership, bankruptcy, insolvency, rearrangement, moratorium, reorganization, or similar debtor relief laws affecting the rights of creditors generally from time to time in effect.

          DEFAULTED MORTGAGE LOAN: Any Mortgage Loan as to which the Mortgagor has failed to make unexcused payment in full of three or more consecutive Monthly Payments.

          DEFICIENCY AMOUNT: The meaning given to such term in the Certificate Insurance Policy.

          DEFICIENT VALUATION: With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding indebtedness under the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code or any other similar state law or other proceeding.

          DEPOSITORY: The Depository Trust Company, the nominee of which is Cede & Co., or any successor thereto.

          DEPOSITORY AGREEMENT: The meaning specified in Subsection 5.01(a) hereof.

          DEPOSITORY PARTICIPANT: A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          DESIGNATED DEPOSITORY INSTITUTION: A depository institution (commercial bank, mutual savings bank or savings and loan association) or trust company (which may include the Trustee), the deposits of which are insured by the FDIC or Bank Insurance Fund to the extent provided by law or the Federal Home Loan Bank of Cincinnati.

          DETERMINATION DATE: The 18th day of the month of the Distribution Date, or if such day is not a Business Day, the following Business Day (but in no event less than two Business Days prior to the related Distribution Date).

          DIRECTLY OPERATE: With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the Trust Fund other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to "Directly Operate" an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          DISTRIBUTION DATE: The 25th day of any month, beginning in October 2001, or, if such 25th day is not a Business Day, the Business Day immediately following.

          DTC CUSTODIAN: Wells Fargo Bank Minnesota, National Association, or its successors in interest as custodian for the Depository.

          DUE DATE: With respect to each Mortgage Loan, the date in each month on which its Monthly Payment is due if such due date is the first day of a month and otherwise is deemed to be the first day of the following month.

          DUE PERIOD: With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which the Distribution Date occurs and ending at the close of business on the first day of the month in which the Distribution Date occurs.

          EMC: EMC Mortgage Corporation, a Delaware corporation, or its successors in interest.

          ERISA: The Employee Retirement Income Security Act of 1974, as amended.

          EVENT OF DEFAULT: An event described in Section 8.01.

          EXCESS LIQUIDATION PROCEEDS: To the extent that such amount is not required by law to be paid to the related Mortgagor, the amount, if any, by which Liquidation Proceeds with respect to a Liquidated Mortgage Loan exceed the sum of (i) the Outstanding Principal Balance of such Mortgage Loan and accrued but unpaid interest at the related Mortgage Rate through the last day of the month in which the related Liquidation Date occurs, plus (ii) related Liquidation Expenses.

          FANNIE MAE: Fannie Mae (formerly the Federal National Mortgage Association) or any successor thereto.

          FDIC: Federal Deposit Insurance Corporation or any successor thereto.

          FHA: Federal Housing Authority or any successor thereto.

          FHA LOAN: Any Mortgage Loan that is insured by the FHA.

          FORBEARANCE MORTGAGE LOAN: Any Mortgage Loan that is subject to a Forbearance Plan.

          FORBEARANCE PLAN: An annual payment plan pursuant to which a Mortgagor of a Forbearance Mortgage Loan is obligated to pay interest, principal and any related overdue interest or principal to the extent agreed to by EMC and certain other amounts in satisfaction of the related Mortgage Loan.

          FRACTIONAL UNDIVIDED INTEREST: With respect to any Class of Certificates (other than the Residual Certificates), the fractional undivided interest evidenced by any Certificate of such Class, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of such Class. With respect to the Class R-1 and Class R-2 Certificates, in each case, 100%. With respect to the Certificates in the aggregate, the fractional undivided interest evidenced by each of the Class R-1 and Class R-2 Certificates will be deemed to equal 1% and (ii) a Certificate of any other Class will be deemed to equal 98% multiplied by a fraction, the numerator of which is the Current Principal Amount of such Certificate and the denominator of which is the Current Principal Amount of all the Certificates.

          FREDDIE MAC: Freddie Mac, formerly the Federal Home Loan Mortgage Corporation, or any successor thereto.

          FUNDS TRANSFER DATE: The Business Day prior to the related Distribution Date in any month.

          GLOBAL CERTIFICATE: Any Private Certificate registered in the name of the Depository or its nominee, beneficial interests in which are reflected on the books of the Depository or on the books of a Person maintaining an account with such Depository (directly or as an indirect participant in accordance with the rules of such Depository). As of the Closing Date there will be no Global Certificates.

          GROUP AVAILABLE FUNDS: Group 1 Available Funds or Group 2 Available Funds, as applicable.

          GROUP 1 AVAILABLE FUNDS: With respect to any Distribution Date, Available Funds attributable to the Group 1 Mortgage Loans.

          GROUP 2 AVAILABLE FUNDS: With respect to any Distribution Date, Available Funds attributable to the Group 2 Mortgage Loans.

          GROUP 1 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

          GROUP 2 MORTGAGE LOANS: The Mortgage Loans identified as such on the Mortgage Loan Schedule.

          GROUP 1 SENIOR CERTIFICATES: The Class A-1 Certificates

          GROUP 2 SENIOR CERTIFICATES: The Class A-2 Certificates.

          HOLDER: The Person in whose name a Certificate is registered in the Certificate Register, except that, subject to Subsections 11.02(b) and 11.05(e), solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Seller, the Master Servicer, a Sub-Servicer, if any, or the Trustee, or any Affiliate thereof shall be deemed not to be outstanding and the Fractional Undivided Interest evidenced thereby shall not be taken into account in determining whether the requisite percentage of Fractional Undivided Interests necessary to effect any such consent has been obtained, unless all the relevant Certificates are held by such Person.

          HUD: The United States Department of Housing and Urban Development and any Successor thereto.

          INDEMNIFIED PERSONS: The Trustee, its officers, directors, agents and employees and any separate or co-trustee and its officers, directors, agents and employees.

          INDEPENDENT: When used with respect to any specified Person, this term means that such Person (a) is in fact independent of the Seller or the Master Servicer and of any Affiliate of the Seller or the Master Servicer, (b) does not have any direct financial interest or any material indirect financial interest in the Seller or the Master Servicer, or any Affiliate of the Seller or the Master Servicer, and (c) is not connected with the Seller or the Master Servicer, or any Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions.

          INDEPENDENT CONTRACTOR: Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          INDIVIDUAL CERTIFICATE: Any Private Certificate registered in the name of the Holder other than the Depository or its nominee.

          INSTITUTIONAL ACCREDITED INVESTOR: Any Person meeting the requirements of Rule 501 (a)(1), (2), (3) or (7) of Regulation D under the Securities Act or any entity all the equity holders in which come within such paragraphs.

          INSURANCE AGREEMENT: The Insurance Agreement, dated as of October 18, 2001, among the Certificate Insurer, the Master Servicer, the Seller and the Trustee, and all amendments thereof and supplements thereto.

          INSURANCE POLICY: With respect to any Mortgage Loan, any Primary Mortgage Insurance Policy, standard hazard insurance policy, flood insurance policy or title insurance policy, or any FHA Insurance or VA guarantee.

          INSURANCE PROCEEDS: Amounts paid by the insurer under any Insurance Policy covering any Mortgage Loan or Mortgaged Property other than amounts required to be paid over to the Mortgagor pursuant to law or the related Mortgage Note or Security Instrument and other than amounts used to repair or restore the Mortgaged Property or to reimburse Insured Expenses.

          INSURED EXPENSES: Expenses covered by any Insurance Policy.

          INSURED PAYMENT: With respect to any Distribution Date, the sum of the Deficiency Amount and any Preference Amount.

          INSURER: Any issuer of an Insurance Policy.

          INTEREST ACCRUAL PERIOD: With respect to each Distribution Date, for each Class of Certificates, the calendar month preceding the month in which the Distribution Date occurs, commencing with September 2001 for the initial Distribution Date.

          INTEREST SHORTFALL: With respect to any Distribution Date and each Mortgage Loan that during the related Prepayment Period was the subject of a Voluntary Principal Prepayment, or constitutes a Relief Act Mortgage Loan, an amount determined as follows:

                    (1) partial principal prepayments: The difference between
               (i) one month's interest at the applicable Net Rate on the amount of such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net
               Rate) received at the time of such prepayment;

                    (2) principal prepayments in full received during the
               relevant Prepayment Period: The difference between (i) one month's interest at the applicable Net Rate on the Scheduled Principal Balance of such Mortgage Loan immediately prior to such prepayment and (ii) the amount of interest for the calendar month of such prepayment (adjusted to the applicable Net Rate) received at the time of such prepayment; and

                    (3) Relief Act Mortgage Loans: As to any Relief Act Mortgage
               Loan, the excess of (i) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on the Scheduled Principal Balance thereof (or, in the case of a principal prepayment in part, on the amount so prepaid) at the related Net Rate over (ii) 30 days' interest (or, in the case of a principal prepayment in full, interest to the date of prepayment) on such Scheduled Principal Balance (or, in the case of a Principal Prepayment in part, on the amount so prepaid) at the Net Rate required to be paid by the Mortgagor as limited by application of the Relief Act.

          INVESTMENT LETTER: The letter to be furnished by each Institutional Accredited Investor which purchases any Class of Private Certificates in connection with such purchase, substantially in the form set forth as Exhibit F-1 hereto.

          LIQUIDATED MORTGAGE LOAN: Any defaulted Mortgage Loan as to which the Master Servicer has determined that all amounts it expects to recover from or on account of such Mortgage Loan have been recovered.

          LIQUIDATION DATE: With respect to any Liquidated Mortgage Loan, the date on which the Master Servicer has certified that such Mortgage Loan has become a Liquidated Mortgage Loan.

          LIQUIDATION EXPENSES: With respect to a Mortgage Loan in liquidation, unreimbursed expenses paid or incurred by or for the account of the Master Servicer and not recovered by the Master Servicer under any Primary Mortgage Insurance Policy for reasons other than the Master Servicer's or sub-servicer's failure to ensure the maintenance of or compliance with a Primary Mortgage Insurance Policy, such expenses including (a) property protection expenses, (b) property sales expenses, (c) foreclosure and sale costs, including court costs and reasonable attorneys' fees, and (d) similar expenses reasonably paid or incurred in connection with liquidation.

          LIQUIDATION PROCEEDS: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through trustee's sale, foreclosure sale, Insurance Proceeds, condemnation proceeds or otherwise.

          LOAN SUMMARY AND REMITTANCE REPORT: The report to be submitted by the Master Servicer to the Trustee pursuant to Subsection 6.07.

          LOSS ALLOCATION LIMITATION: The meaning specified in Section 6.03(b)(B) hereof.

          LOST NOTES: The Original Mortgage Notes that are reported by the Seller as being lost, as indicated on Exhibit I hereto.

          MASTER SERVICER: With respect to the Mortgage Loans, EMC, or its successor in interest, or any successor master servicer with respect to the Mortgage Loans appointed as herein provided.

          MASTER SERVICING FEE: As to any Mortgage Loan and Distribution Date, an amount equal to the product of (i) the Scheduled Principal Balance of such Mortgage Loan as of the Due Date in the preceding calendar month and (ii) the Master Servicing Fee Rate.

          MASTER SERVICING FEE RATE: With respect to each Mortgage Loan, the per annum rate set forth on the Mortgage Loan Schedule with respect to such Mortgage Loan.

          MONTHLY ADVANCE: The advance, other than in respect of delinquent payments of principal on Simple Interest Loans, (including a Certificate Account Advance) required to be made by the Master Servicer on the related Advancing Date pursuant to Section 6.08.

          MONTHLY PAYMENT: With respect to any Mortgage Loan and any month, the scheduled payment of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note or, in the case of REO Property, would otherwise have been payable under the related Mortgage Note.

          MOODY'S: Moody's Investors Services, Inc., or its successors in interest.

          MORTGAGE FILE: The mortgage documents listed in Section 2.01(b) pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          MORTGAGE LOAN: A mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01 or Section 2.04 and held as a part of the Trust Fund, as identified in the Mortgage Loan Schedule, including a mortgage loan the property securing which has become an REO Property.

          MORTGAGE LOAN GROUP: The Group 1 Mortgage Loans or the Group 2 Mortgage Loans, as applicable.

          MORTGAGE LOAN SCHEDULE: The schedule, attached hereto as Exhibit B with respect to the Mortgage Loans and as amended from time to time to reflect the repurchase or substitution of Mortgage Loans pursuant to this Agreement, which shall separately identify the Group I Mortgage Loans and the Group 2 Mortgage Loans.

          MORTGAGE NOTE: The originally executed note or other evidence of the indebtedness of a Mortgagor under the related Mortgage Loan.

          MORTGAGE RATE: The annual rate at which interest accrues from time to time on any Mortgage Loan pursuant to the related Mortgage Note, which rate as of the Cut-off Date is equal to the "Mortgage Rate" set forth with respect thereto on the Mortgage Loan Schedule.

          MORTGAGED PROPERTY: Land and improvements securing the indebtedness of a Mortgagor under the related Mortgage Loan or, in the case of REO Property, such REO Property.

          MORTGAGOR: The obligor on a Mortgage Note.

          MULTIFAMILY LOAN: The Group 1 Mortgage Loan having a Scheduled Principal Balance as of the Cut-Off Date of $1,014,755, and located in Boston, Massachusetts, which, as of the Closing Date, is being sub-serviced by Reilly, as indicated on the Mortgage Loan Schedule.

          NET INTEREST SHORTFALL: With respect to any Distribution Date, the Interest Shortfall, if any, for such Distribution Date net of Compensating Interest Payments and payments under the Certificate Insurance Policy made with respect to such Distribution Date.

          NET LIQUIDATION PROCEEDS: As to any Liquidated Mortgage Loan, Liquidation Proceeds net of (i) Liquidation Expenses which are payable therefrom to the Master Servicer in accordance with this Agreement and (ii) unreimbursed Servicing Advances by the Master Servicer or a Sub-Servicer and Monthly Advances including Certificate Account Advances.

          NET RATE: With respect to each Mortgage Loan, the Mortgage Rate in effect from time to time less the sum of the Master Servicing Fee (each such fee being expressed as a per annum rate).

          NONRECOVERABLE ADVANCE: Any Monthly Advance or Servicing Advance (i) which was previously made or is proposed to be made by the Master Servicer and
(ii) which, in the good faith judgment of the Master Servicer, as evidenced by an Officer's Certificate, will not or, in the case of a proposed advance, would not, be ultimately recoverable by the Master Servicer from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such advance was made.

          OFFERED CERTIFICATE: Any Class A-1, Class A-2, Class B-1, Class B-2 and Class B-3 Certificate.

          OFFERED SUBORDINATE CERTIFICATES: The Class B-1, Class B-2 and Class B-3 Certificates.

          OFFICER'S CERTIFICATE: A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a Vice President or Assistant Vice President or other authorized officer of the Master Servicer and delivered to the Trustee, as required by this Agreement.

          OPINION OF COUNSEL: A written opinion of counsel who is or are acceptable to the Trustee and who, unless required to be Independent (an "Opinion of Independent Counsel"), may be internal counsel for the Master Servicer.

          ORIGINAL SCHEDULED PAYMENT: With respect to any Mortgage Loan and any month, the original scheduled payment or payments of principal and interest due during such month on such Mortgage Loan which either is payable by a Mortgagor in such month under the related Mortgage Note (or the Mortgage Note as formally modified) or, in the case of REO Property, would otherwise have been payable absent any subsequent modifications under the related Mortgage Note, as determined pursuant to the amortization schedule created in connection with origination of the related Mortgage Note.

          ORIGINAL SUBORDINATE PRINCIPAL AMOUNT: The sum of the aggregate Current Principal Amounts of each Class of Subordinate Certificates as of the Cut-off Date.

          OUTSTANDING MORTGAGE LOAN: With respect to any Due Date, a Mortgage Loan which, prior to such Due Date, was not the subject of a Principal Prepayment in full, did not become a Liquidated Mortgage Loan and was not purchased pursuant to Sections 2.02, 2.03A, 3.19 or 3.20 or replaced pursuant to
Section 2.04.

          OUTSTANDING PRINCIPAL BALANCE: As of the time of any determination, the principal balance of a Mortgage Loan, or, in the case of an REO Property, the principal balance of the related Mortgage Loan at the time such property was acquired by the Trust Fund less any Net Insurance Proceeds with respect thereto to the extent applied to principal.

          PASS-THROUGH RATE: As to each Class of Certificates, other than the Residual Certificates, the rate of interest set forth, or determined as provided with respect thereto, in Section 5.01. Any monthly calculation of interest at a stated rate shall be based upon annual interest at such rate divided by twelve. The Residual Certificates do not have Pass-Through Rates.

          PERMITTED INVESTMENTS: Any one or more of the following obligations or securities held in the name of the Trustee for the benefit of the Certificateholders and the Certificate Insurer:

          (i) direct obligations of, and obligations the timely payment of which are fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

          (ii) demand or time deposits, federal funds or bankers' acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof (including the Trustee acting in its commercial banking capacity) and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term debt rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment have the Applicable Credit Rating or better from the Rating Agency;

          (iii) repurchase obligations approved by the Certificate Insurer so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, and thereafter, with respect to (a) any security described in clause (i) above or (b) any other security issued or guaranteed by an agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America, in either case entered into with a depository institution or trust company (acting as principal) described in clause (ii) above where the Trustee holds the security therefor;

          (iv) securities bearing interest or sold at a discount issued by any corporation (including the Trustee) incorporated under the laws of the United States of America or any state thereof that have the Applicable Credit Rating or better from the Rating Agency at the time of such investment or contractual commitment providing for such investment; PROVIDED, HOWEVER, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust to exceed 10% of the aggregate Outstanding Principal Balances and amounts of all the Mortgage Loans and Permitted Investments held as part of the Trust;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) having the Applicable Credit Rating or better from the Rating Agency at the time of such investment;

          (vi) a Reinvestment Agreement issued by any bank, insurance company or other corporation or entity;

          (vii) any other demand, money market or time deposit, obligation, security or investment as may be acceptable to the Rating Agency and the Certificate Insurer as evidenced in writing by the Rating Agency and the Certificate Insurer to the Trustee;

          (viii) any money market or common trust fund having the Applicable Credit Rating or better from the Rating Agency, including any such fund for which the Trustee or any affiliate of the Trustee acts as a manager or advisor; and

          (ix) any other investment acceptable to the Rating Agency and the Certificate Insurer.

PROVIDED, HOWEVER, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such instrument or security is purchased at a price greater than par.

          PERSON: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          PHYSICAL CERTIFICATES: Initially, the Private Certificates.

          PLAN: As defined in Section 5.07(a).

          POOL 1 BALANCE: For any Distribution Date, the Scheduled Principal Balance of the Group 1 Mortgage Loans as of the close of business on the last day of the related Due Period (adjusted upwards if delinquent payments have not been advanced by the Master Servicer or the Servicer).

          POOL 2 BALANCE: For any Distribution Date, the Scheduled Principal Balance of the Group 2 Mortgage Loans as of the close of business on the last day of the related Due Period (adjusted upwards if delinquent payments have not been advanced by the Master Servicer or a Servicer).

          PREFERENCE AMOUNT: The meaning given to such term in the Certificate Insurance Policy.

          PREPAYMENT PERIOD: With respect to any Mortgage Loan and any Distribution Date, the calendar month preceding the month of such Distribution Date.

          PRIMARY MORTGAGE INSURANCE POLICY: Any primary mortgage guaranty insurance policy issued in connection with a Mortgage Loan which provides compensation to a Mortgage Note holder in the event of default by the obligor under such Mortgage Note or the related Security Instrument, or any replacement policy therefor.

          PRINCIPAL PREPAYMENT: Any payment (whether partial or full) or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and the purchase price in connection with any purchase of a Mortgage Loan, any cash deposit in connection with the substitution of a Mortgage Loan, and the principal portion of Net Liquidation Proceeds.

          PRIVATE CERTIFICATE: Any Class B-4, Class B-5, Class B-6, Class R-1, or Class R-2 Certificate.

          PROTECTED ACCOUNT: A segregated account established and maintained by the Master Servicer or any Sub-Servicer with respect to the Mortgage Loans and with respect to REO Property in a Designated Depository Institution for receipt of principal and interest and other amounts as described in Section 4.01.

          QIB: A Qualified Institutional Buyer as defined in Rule 144A promulgated under the Securities Act.

          QUALIFIED INSURER: Any insurance company duly qualified as such under the laws of the state or states in which the related Mortgaged Property or Mortgaged Properties is or are located, duly authorized and licensed in such state or states to transact the type of insurance business in which it is engaged and approved as an insurer by the Master Servicer, so long as the claims paying ability of which is acceptable to the Rating Agency for pass-through certificates having the same rating as the Certificates rated by the Rating Agency as of the Closing Date.

          RATING AGENCY: Moody's.

          RATING AGENCY ELIGIBLE ACCOUNT: An account, including one maintained with the Trustee, which either (i) is a trust account maintained with the corporate trust department of a depository institution or trust company (including, without limitation, the Trustee) organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Master Servicer, any Sub-Servicer or any other master servicer other than the Trustee, (ii) is maintained with an entity which is an institution whose deposits are insured by the FDIC or the Bank Insurance Fund, the unsecured and uncollateralized long-term debt obligations of which shall be rated "A2" or higher by Moody's, or one of the two highest short-term ratings by Moody's, and which is either (a) a federal savings association duly organized, validly existing and in good standing under the federal banking laws, (b) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (c) a national banking association under the federal banking laws or, (d) a principal subsidiary of a bank holding company, or (iii) otherwise meets the requirements of the Rating Agency for the maintenance of the ratings on the Certificates.

          REALIZED LOSS: Any (i) Deficient Valuation or (ii) as to any Liquidated Mortgage Loan, the positive amount, if any, of (x) the Outstanding Principal Balance of such Liquidated Mortgage Loan plus accrued and unpaid interest thereon at the Mortgage Rate through the last day of the month of such liquidation LESS (y) the related Net Liquidation Proceeds with respect to such Mortgage Loan.

          RECORD DATE: With respect to (i) the first Distribution Date, the Closing Date and (ii) any Distribution Date thereafter, the close of business on the last Business Day of the month immediately preceding the month of such Distribution Date.

          REILLY: Reilly Mortgage Group, Inc.

          REINVESTMENT AGREEMENTS: One or more reinvestment agreements, acceptable to the Rating Agency and the Certificate Insurer, from a bank, insurance company or other corporation or entity (including the Trustee).

          RELIEF ACT: The Soldiers' and Sailors' Civil Relief Act of 1940, as amended.

          RELIEF ACT MORTGAGE LOAN: Any Mortgage Loan as to which the Monthly Payment thereof has been reduced due to the application of the Relief Act.

          REMIC: A real estate mortgage investment conduit, as defined in the Code.

          REMIC I: For federal income tax purposes, the REMIC consisting of the assets included in the Trust Fund, as described in Section 5.01(c).

          REMIC I REGULAR CERTIFICATES: The meaning given to such term in
Section 5.01(c).

          REMIC II: For federal income tax purposes, the REMIC consisting of the REMIC I Regular Certificates, as described in Section 5.01(c).

          REMIC II REGULAR CERTIFICATES: The meaning given to such term in
Section 5.01(d).

          REMIC OPINION: An Opinion of Independent Counsel, to the effect that the proposed action described therein would not, under the REMIC Provisions, (i) cause either REMIC I or REMIC II to fail to qualify as a REMIC while any regular interest in such REMIC is outstanding, (ii) result in a tax on prohibited transactions or (iii) constitute a taxable contribution after the Startup Day.

          REMIC PROVISIONS: The provisions of the federal income tax law relating to REMICs, which appear at Sections 860A through 860G of the Code, and related provisions and regulations promulgated thereunder, as the foregoing may be in effect from time to time.

          RENTS FROM REAL PROPERTY: The meaning given to such term in Section 3.12(c).

          REO PROPERTY: A Mortgaged Property acquired in the name of the Trustee, for the benefit of Certificateholders and the Certificate Insurer, by foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

          REPURCHASE PRICE: With respect to any Mortgage Loan (or any property acquired with respect thereto) required to be repurchased pursuant to Section 2.02, 2.03A or 3.20 or optionally purchased pursuant to Section 3.19 an amount equal to the sum of (i) 100% of the Outstanding Principal Balance of such Mortgage Loan as of the date of repurchase (or if the related Mortgaged Property was acquired with respect thereto, 100% of the Outstanding Principal Balance at the date of the acquisition) plus (ii) accrued but unpaid interest on the Outstanding Principal Balance at the related Mortgage Rate, through and including the last day of the month of repurchase reduced by (ii) any portion of the Master Servicing Fee or advances payable to the purchaser of the Mortgage Loan.

          REQUEST FOR RELEASE: A request for release in the form attached hereto as Exhibit D.

          REQUIRED INSURANCE POLICY: With respect to any Mortgage Loan, any insurance policy which is required to be maintained from time to time under this Agreement with respect to such Mortgage Loan.

          RESIDUAL CERTIFICATES: The Class R-1 and Class R-2 Certificates.

          RESPONSIBLE OFFICER: Any officer assigned to the corporate trust department or similar department of the Trustee (or any successor division or department thereto), and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          RESTRICTED LOAN: A Mortgage Loan which as of the Cut-Off Date was 60 days or more contractually delinquent (and, if there was a Bankruptcy Plan or Forbearance Plan in place as of the Cut-Off Date, 60 days or more delinquent under such Plan as of such date), unless it was Cash Flow Performing. All of the Restricted Loans are listed in Exhibit J hereto.

          RULE 144A CERTIFICATE: The certificate to be furnished by each purchaser of a Private Certificate which is a Qualified Institutional Buyer as defined under Rule 144A promulgated under the Securities Act, substantially in the form set forth as Exhibit F-2 hereto.

          S&P: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., or its successors in interest.

          SAMI: Structured Asset Mortgage Investments Inc.

          SCHEDULED PRINCIPAL: The principal portion of any Monthly Payment.

          SCHEDULED PRINCIPAL BALANCE: On any Distribution Date, (i) (A) for any Mortgage Loan other than a Simple Interest Loan, the unpaid principal balance of such Mortgage Loan as of the close of business on the related Due Date (i.e., taking account of the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) or (B) for any Simple Interest Loan, the actual principal balance of such Mortgage Loan as of the Cut-off Date less the principal portion of all scheduled payments made by the Mortgagor during or prior to the immediately preceding Prepayment Period less (ii) any Principal Prepayments (including the principal portion of Net Liquidation Proceeds) received during or prior to the related Prepayment Period; provided that the Scheduled Principal Balance of a Liquidated Mortgage Loan is zero.

          SECURITIES ACT: The Securities Act of 1933, as amended.

          SECURITIES LEGEND: "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1), (2), (3) or (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL OF THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO
(A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) THE RECEIPT BY THE TRUSTEE OF SUCH OTHER EVIDENCE ACCEPTABLE TO THE TRUSTEE THAT SUCH REOFFER, RESALE, PLEDGE OR TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS OR IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION.

          SECURITY INSTRUMENT: A written instrument creating a valid first lien on a Mortgaged Property securing a Mortgage Note, which may be any applicable form of mortgage, deed of trust, deed to secure debt or security deed, including any riders or addenda thereto.

          SELLER: Structured Asset Mortgage Investments Inc. (formerly known as Bear Stearns Mortgage Securities, Inc.), a Delaware corporation, or its successors in interest.

          SELLER CONTRACT: The Mortgage Loan Purchase Agreement, dated as of October 28, 2001, between EMC, as Seller, and SAMI, as purchaser, and all amendments thereof and supplements thereto.

          SENIOR CERTIFICATE GROUP: The Group 1 Senior Certificates or the Group 2 Senior Certificates, as applicable.

          SENIOR CERTIFICATEHOLDER: The Holder of a Senior Certificate.

          SENIOR CERTIFICATES: The Class A-1 and Class A-2 Certificates.

          SENIOR OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, for each Senior Certificate Group, an amount equal to the sum, without duplication, of the following (but in no event greater than the aggregate Current Principal Amount of such Senior Certificate Group immediately prior to such Distribution
Date):

               (i) the applicable Senior Percentage of (a) all scheduled payments of principal due on each Mortgage Loan in the related Mortgage Loan Group (other than a Simple Interest Loan) on the related Due Date, as specified in the amortization schedule at the time applicable to such Mortgage Loan (after adjustment for previous Principal Prepayments but before any adjustment to that amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) and (b) actual payments of principal received on each Simple Interest Loan in the related Mortgage Loan Group during the related Due Period;

               (ii) the applicable Senior Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in the related Mortgage Loan Group which was the subject of a Voluntary Principal Prepayment in full received by the Master Servicer during the applicable Prepayment Period;

               (iii) the applicable Senior Prepayment Percentage of all Voluntary Principal Prepayments in part with respect to each Mortgage Loan in the related Mortgage Loan Group received by the Master Servicer during the applicable Prepayment Period;

               (iv) the lesser of:

                    (a) the applicable Senior Prepayment Percentage of the sum of:

                         (1) the aggregate Scheduled Principal Balance of all
                    Mortgage Loans in the related Mortgage Loan Group that a private mortgage insurer purchased from the Trustee during that Prepayment Period as an alternative to paying a claim under the related Insurance Policy; and

                         (2) the aggregate Net Liquidation Proceeds allocable to
                    principal of all other Mortgage Loans in the related Mortgage Loan Group that became Liquidated Mortgage Loans during the related Prepayment Period; and

                    (b) the applicable Senior Percentage of the sum of:

                         (1) the aggregate Scheduled Principal Balance of all
                    Mortgage Loans in the related Mortgage Loan Group that a private mortgage insurer purchased from the Trustee during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy; and

                         (2) the aggregate Scheduled Principal Balance of all
                    other Mortgage Loans in the related Mortgage Loan Group that became Liquidated Mortgage Loans during the related Prepayment Period; and

               (v) the applicable Senior Prepayment Percentage of the sum of:

                    (a) the aggregate Scheduled Principal Balance of all
               Mortgage Loans in the related Mortgage Loan Group repurchased by the Seller, the Master Servicer or BSMCC, as applicable, on such Distribution Date pursuant to Section 2.02, Section 2.03A(b),
               Section 3.19 or Section 3.20 and

                    (b) with respect to all Mortgage Loans in the related
               Mortgage Loan Group replaced by the Seller with Substitute Mortgage Loans pursuant to Section 2.04 on such Distribution Date, the excess, if any, of the Scheduled Principal Balance of each such Mortgage Loan over the Scheduled Principal Balance of the related Substitute Mortgage Loan.

          SENIOR PERCENTAGE: Initially 96.50% for each Senior Certificate Group. On any Distribution Date, the lesser of (i) 100% and (ii) the percentage (carried to six places rounded up) obtained by dividing the aggregate Current Principal Amount of the Senior Certificates of a Senior Certificate Group immediately preceding such Distribution Date by the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group as of the beginning of the related Due Period.

          SENIOR PREPAYMENT PERCENTAGE: On any Distribution Date occurring during the periods set forth below, for each Senior Certificate Group, as follows:

   Period (dates inclusive)             Senior Prepayment Percentage

October 25, 2001 - September 25, 2006   100%
October 25, 2006 - September 25, 2007   Applicable Senior Percentage plus 70%
                                        of the applicable Subordinate Percentage
October 25, 2007 - September 25, 2008   Applicable Senior Percentage plus 60% of
                                        the applicable Subordinate Percentage
October 25, 2008 - September 25, 2009   Applicable Senior Percentage plus 40% of
                                        the applicable Subordinate Percentage
October 25, 2009 - September 25, 2010   Applicable Senior Percentage plus 20% of
                                        the applicable Subordinate Percentage
October 25, 2010 and thereafter         Applicable Senior Percentage.

PROVIDED, HOWEVER, that (i) if on any Distribution Date, a fraction, the numerator of which is the Current Principal Amount of the Senior Certificates and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans, in each case on such Distribution Date, exceeds such fraction measured as of the Cut-Off Date, the Senior Prepayment Percentage for each Senior Certificate Group for such Distribution Date shall be 100%, (ii) notwithstanding any scheduled reduction of a Senior Prepayment Percentage, no such reduction shall occur unless the Senior Prepayment Percentage Stepdown Condition has been satisfied and (iii) on the Distribution Date on which the Current Principal Amount of the applicable Senior Certificate Group would, following application of Available Funds, be reduced to zero, the related Senior Prepayment Percentage shall be the minimum percentage necessary to effect such reduction and thereafter shall be zero.

          SENIOR PREPAYMENT PERCENTAGE STEPDOWN CONDITION: With respect to any Distribution Date, as of the close of business of the last day of the related Due Period, either (A) (i) the aggregate Scheduled Principal Balance of the Mortgage Loans delinquent 60 days or more (including for this purpose any such Mortgage Loans in foreclosure and such Mortgage Loans with respect to which the related Mortgaged Property has been acquired by the Trust), averaged over the last six months, as a percentage of the sum of the aggregate Current Principal Amount of the Subordinate Certificates does not exceed 50%; and (ii) cumulative Realized Losses on the Mortgage Loans do not exceed, as a percentage of the Original Subordinate Principal Amount, (i) 30%, if such Distribution Date occurs between and including October 2006 and September 2007, (ii) 35%, if such Distribution Date occurs between and including October 2007 and September 2008,
(iii) 40%, if such Distribution Date occurs between and including October 2008 and September 2009, (iv) 45%, if such Distribution Date occurs between and including October 2009 and September 2010 and (v) 50%, if such Distribution Date occurs during or after October 2010.

          SERVICING ACCOUNT: The separate account(s) created and maintained by the Master Servicer or each Sub-Servicer with respect to the Mortgage Loans or with respect to REO Property in a Designated Depository Institution for collection of taxes, assessments, insurance premiums and comparable items as described in Section 3.07.

          SERVICING ADVANCES: All reasonable and customary "out of pocket" costs and expenses incurred in the performance by the Master Servicer or any Sub-Servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures,
(iii) the management and liquidation of the REO Property, including reasonable fees paid to any independent contractor in connection therewith, (iv) compliance with the obligations under Section 3.07 or 3.10, and (v) in connection with the liquidation of a Mortgage Loan, expenditures relating to the purchase or maintenance of the first lien on the Mortgaged Property pursuant to Section 3.12, all of which reasonable and customary out-of-pocket costs and expenses are reimbursable to the Master Servicer or any Sub-Servicer to the extent provided in Sections 4.02(b) and 4.03(a).

          SERVICING OFFICER: Any officer of the Master Servicer or of an agent or independent contractor through which all or part of the Master Servicer's master servicing responsibilities are carried out, involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and specimen signature appear on a list of servicing officers furnished to the Trustee by the Master Servicer as such list may from time to time be amended in accordance with the foregoing.

          SIMPLE INTEREST LOAN: A Mortgage Loan that provides for daily accrual of interest and identified as such on the Mortgage Loan Schedule.

          STARTUP DAY: October 18, 2001.

          SUBORDINATE BALANCE RATIO: The ratio of the aggregate principal balance of the Class 1-b Certificates (as defined in Section 5.01(c)) to the aggregate principal balance of the Class 2-b Certificates (as defined in Section 5.01(c)) equal to the ratio of (1) the excess of the Pool 1 Balance over the Current Principal Amount of the Class A-1 Certificates to (2) the excess of the Pool 2 Balance over the Current Principal Amount of the Class A-2 Certificates.

          SUBORDINATE CERTIFICATES: The Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates.

          SUBORDINATE CERTIFICATE WRITEDOWN AMOUNT: As to any Distribution Date, the amount by which (a) the sum of the Current Principal Amounts of all of the Certificates (after giving effect to the distribution of principal and the allocation of applicable Realized Losses in reduction of the Current Principal Amounts of such Certificates on such Distribution Date) exceeds (b) the aggregate Scheduled Principal Balances of the Mortgage Loans on the Due Date related to such Distribution Date.

          SUBORDINATE OPTIMAL PRINCIPAL AMOUNT: As to any Distribution Date, an amount equal to the sum, without duplication, of the following with respect to the Mortgage Loans in both Mortgage Loan Groups (but in no event greater than the aggregate Current Principal Amounts of the Subordinate Certificates immediately prior to such Distribution Date):

               (i) the sum of, for each Mortgage Loan Group, the applicable Subordinate Percentage of (a) all scheduled payments of principal due on each Mortgage Loan in that Mortgage Loan Group (other than a Simple Interest Loan) on the related Due Date, as specified in the amortization schedule at the time applicable to that Mortgage Loan (after adjustment for previous Principal Prepayments but before any adjustment to that amortization schedule by reason of any bankruptcy or similar proceeding or any moratorium or similar waiver or grace period) and (b) actual payments of principal received on each Simple Interest Loan in that Mortgage Loan Group during the related Due Period;

               (ii) the sum of, for each Mortgage Loan Group, the applicable Subordinate Prepayment Percentage of the Scheduled Principal Balance of each Mortgage Loan in that Mortgage Loan Group which was the subject of a Voluntary Principal Prepayment in full received by the Master Servicer during the applicable Prepayment Period;

               (iii) for each Mortgage Loan Group, the applicable Subordinate Prepayment Percentage of all Voluntary Principal Prepayments in part of each Mortgage Loan in the related Mortgage Loan Group which was received by the Master Servicer during the applicable Prepayment Period;

               (iv) for each Mortgage Loan Group, the excess, if any, of:

                    (a)  the sum of:

                         (1) the aggregate Scheduled Principal Balance of all
                    Mortgage Loans in that Mortgage Loan Group that a private mortgage insurer purchased from the Trustee during the related Prepayment Period as an alternative to paying a claim under the related Insurance Policy; and

                         (2) the aggregate Net Liquidation Proceeds allocable to
                    principal for all other Mortgage Loans in that Mortgage Loan Group, if that Mortgage Loan became a Liquidated Mortgage Loan during the related Prepayment Period; over

                    (b) the sum of amounts distributable to the related Senior Certificate Group pursuant to clause (iv) of the definition of "Senior Optimal Principal Amount" on such Distribution Date;

               (v) for each Mortgage Loan Group, the applicable Subordinate Prepayment Percentage of the sum of:

                    (a) the Scheduled Principal Balance of each Mortgage Loan in that Mortgage Loan Group repurchased by the Seller, the Master Servicer or BSMCC, as applicable, pursuant to Section 2.02, Section 2.03A, Section 3.19 or Section
                         3.20 on such Distribution Date and

                    (b) the excess, if any, of the Scheduled Principal Balance of each Mortgage Loan in that Mortgage Loan Group replaced by the Seller with a substitute Mortgage Loan pursuant to Section 2.04 on such Distribution Date and the Scheduled Principal Balance of such Substitute Mortgage Loan; and

               (vi) on the Distribution Date on which the Current Principal Amounts of the Senior Certificates have all been reduced to zero, 100% of any Senior Optimal Principal Amount remaining undistributed on such Distribution Date.

          SUBORDINATE PERCENTAGE: On any Distribution Date with respect to each Mortgage Loan Group, 100% minus the Senior Percentage for the related Senior Certificate Group, initially 3.50% for each Mortgage Loan Group.

          SUBORDINATE PREPAYMENT PERCENTAGE: On any Distribution Date, with respect to each Mortgage Loan Group, 100% minus the related Senior Prepayment Percentage, except that on any Distribution Date after the aggregate Current Principal Amount of the Senior Certificates in the related Mortgage Loan Group has been reduced to zero, the Subordinate Prepayment Percentage with respect to that Mortgage Loan Group will equal 100%.

          SUBORDINATION TRIGGER: A test which will be met on any Distribution Date, if an amount equal to 100% minus a fraction, the numerator of which is the Current Principal Amount of the Senior Certificates and the denominator of which is the aggregate Scheduled Principal Balance of the Mortgage Loans, in each case, on such Distribution Date, equals or exceeds 7%.

          SUB-SERVICER: Any Person with which the Master Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02. Initially, Reilly will act as Sub-Servicer with respect to the Multifamily Loan.

          SUB-SERVICING AGREEMENT: The written contract between the Master Servicer and a Sub-Servicer and any successor Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          SUBSTITUTE MORTGAGE LOAN: A Mortgage Loan tendered to the Trustee pursuant to Section 2.04, which will, in each case, in the opinion of the Master Servicer, (i) have a Scheduled Principal Balance, after deduction of all scheduled payments due in the month of substitution, not in excess of (and not more than $10,000 less than) the Scheduled Principal Balance, after deduction of all unpaid scheduled payments due as of the date of substitution, of the Mortgage Loan for which it is being substituted, (ii) have a fixed Mortgage Rate not less than (and not more than 1% greater than) the Mortgage Loan for which it is being substituted, (iii) have a Net Rate not less than (and not more than 1% greater than) the Net Rate of the Mortgage Loan for which it is being substituted, (iv) have a remaining term to maturity not greater than (and not more than one year less than) that of the Mortgage Loan for which it is being substituted, (v) pay the same or a greater percentage of its Original Scheduled Payment and (vi) comply with all representations and warranties set forth in this Agreement as of the date of substitution. Notwithstanding the foregoing, if the Mortgage Loan being substituted for is an FHA Loan or a VA Loan, the Substitute Mortgage Loan shall also be an FHA Loan or a VA Loan, as the case may be. In the event that one Mortgage Loan is substituted for more than one Mortgage Loan, or more than one Mortgage Loan is substituted for one or more Mortgage Loans, then the amount described in clause (i) will be determined on the basis of aggregate Scheduled Principal Balances, the rates described in clauses (ii) and (iii) with respect to Mortgage Loans being substituted for will be determined on the basis of weighted average Mortgage Rates and Net Rates, as the case may be, and the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. The opinion of the Master Servicer shall be evidenced by an Officer's Certificate delivered to the Trustee. For all purposes hereunder, a Substitute Mortgage Loan shall be in the same Mortgage Loan Group as the Mortgage Loan for which it was substituted.

          TAX MATTERS PERSON: The Holder of the Class R-1 Certificate and the Holder of the Class R-2 Certificate shall be the Tax Matters Person for REMIC I and REMIC II, respectively, as more particularly set forth in Section 9.13 hereof.

          TRUST FUND or TRUST: The trust created by this Agreement, consisting of the Mortgage Loans and the other assets described in Section 2.01(a).

          TRUSTEE: Wells Fargo Bank Minnesota, National Association or its successor in interest, or any successor trustee appointed as herein provided.

          UNINSURED CAUSE: Any cause of damage to a Mortgaged Property or REO Property such that the complete restoration of such Mortgaged Property or REO Property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.10, without regard to whether or not such policy is maintained.

          VA: The United States Veterans Administration.

          VA LOANS: Any Mortgage Loan that is guaranteed by the VA.

          VALUE: With respect to any Mortgaged Property, (i) the original value thereof, equal to (a) the lesser of the sales price and the Appraised Value of such Mortgaged Property, in each case, at the time of origination of the related Mortgage Loan or (b) in some cases, the Appraised Value of such Mortgaged Property or (ii) the value thereof obtained by use of a BPO, using, if such BPO provides a range of values, the highest value provided by such BPO.

          VOLUNTARY PRINCIPAL PREPAYMENT: With respect to any Distribution Date, any Principal Prepayment received from the related Mortgagor on a Mortgage Loan.

                                   ARTICLE II

         Conveyance of Mortgage Loans; Original Issuance of Certificates

          Section 2.01. CONVEYANCE OF MORTGAGE LOANS TO TRUSTEE. (a) The Seller concurrently with the execution and delivery of this Agreement, sells, transfers and assigns to the Trust without recourse all its right, title and interest in and to (i) the Mortgage Loans identified in the Mortgage Loan Schedule, including (A) in the case of all Mortgage Loans other than Simple Interest Loans all interest and principal due after the Cut-off Date (i.e., excluding any payments of principal and interest due on or prior to the Cut-off Date) and (B) in the case of Simple Interest Loans, including all principal and interest due after the Cut-Off Date and any payments of principal due on or prior to the Cut-Off Date but received after the Cut-Off Date (i.e., excluding any interest and principal due and received on or prior to the Cut-Off Date); (ii) the Certificate Account and such assets as shall from time to time be credited or are required by the terms of this Agreement to be credited to the Certificate Account (excluding any income to the Trustee from Permitted Investments under Subsection 4.02(d)), (iii) such assets relating to the Mortgage Loans as from time to time may be held by the Master Servicer or a Sub-Servicer in Protected Accounts (excluding any income to the Master Servicer or any Sub-Servicer from Permitted Investments under Subsection 4.01(a)), (iv) any Servicing Accounts (to the extent the mortgagee has a claim thereto and excluding any income to the Master Servicer or Sub-Servicer or interest payable to Mortgagors pursuant to applicable law), (v) any REO Property, (vi) the Required Insurance Policies and any amounts paid or payable by the insurer under any Insurance Policy, FHA insurance or VA guaranty (to the extent the mortgagee has a claim thereto),
(vii) rights under the Certificate Insurance Policy (for the benefit of the Holders of the Senior Certificates only) and (viii) any proceeds of the foregoing. Although it is the intent of the parties to this Agreement that the conveyance of the Seller's right, title and interest in and to the Mortgage Loans and other assets in the Trust Fund pursuant to this Agreement shall constitute a purchase and sale and not a loan, in the event that such conveyance is deemed to be a loan, it is the intent of the parties to this Agreement that the Seller shall be deemed to have granted to the Trustee for the benefit of the Certificateholders and the Certificate Insurer a first priority perfected security interest in all of the Seller's right, title and interest in, to and under the Mortgage Loans and other assets in the Trust Fund, and that this Agreement shall constitute a security agreement under applicable law.

          (b) In connection with the above transfer and assignment, the Seller hereby deposits with the Trustee, with respect to each Mortgage Loan, (i) the original Mortgage Note, including any riders thereto, endorsed without recourse to the order of the Trustee and showing to the extent available to the Seller an unbroken chain of endorsements from the original payee thereof to the Person endorsing it to the Trustee, (ii) the original Security Instrument, which shall have been recorded (or if the original is not available, a copy), with evidence of such recording indicated thereon, (iii) the assignment (either an original or a copy, which may be in the form of a blanket assignment if permitted in the jurisdiction in which the Mortgaged Property is located) to the Trustee of the Security Instrument, in recordable form, with respect to each Mortgage Loan,
(iv) an original or a copy of all intervening assignments of the Security Instrument, if any, to the extent available to the Seller, with evidence of recording thereon, (v) the original policy of title insurance or mortgagee's certificate of title insurance or commitment or binder for title insurance, if available, or a copy thereof, (vi) any evidence of FHA Insurance or VA Guaranty, if applicable, (vii) [intentionally omitted] and (viii) originals or copies of all available assumption, modification or substitution agreements, if any; PROVIDED, HOWEVER, that the assignment of the Security Instrument to the Trustee will not be required to be submitted for recording with respect to any Mortgage Loan if the Trustee and the Certificate Insurer shall have received an Opinion of Counsel satisfactory to the Trustee and the Certificate Insurer stating that in such counsel's opinion, the recordation of the assignment to the Trustee of the Security Instrument securing a particular Mortgage Note is not necessary to transfer to the assignee thereof all the benefits and security provided by the Security Instrument as against the related assignor or any creditor of such assignor, and the Security Instrument will continue to secure the Mortgage Note to the same extent as if the Mortgage Note and Security Instrument had not been assigned and delivered; and PROVIDED, FURTHER, HOWEVER, that in lieu of the foregoing, the Seller may deliver the following documents, under the circumstances set forth below: (x) if any Security Instrument, assignment thereof to the Trustee or intervening assignments thereof have been delivered or are being delivered to recording offices for recording and have not been returned to the Seller in time to permit their delivery as specified above, the Seller may deliver a true copy thereof with a certification by EMC or the title company issuing the commitment for title insurance, on the face of such copy, substantially as follows: "Certified to be a true and correct copy of the original, which has been transmitted for recording"; and (y) in lieu of the Mortgage Notes relating to 314 Group 1 Mortgage Loans and 45 Group 2 Mortgage Loans with an aggregate Scheduled Principal Balance of approximately $7,669,228 and $1,115,168, respectively, as of the Cut-Off Date and identified in the list set forth on Exhibit I, the Seller may deliver a lost note affidavit and indemnity and a copy of the original note, if available (which lost note affidavit and indemnity may be in the form of a blanket affidavit and indemnity covering all Lost Notes as of the Closing Date so long as individual affidavits and indemnities are provided to the Trustee within 30 days thereafter); and PROVIDED, FURTHER, HOWEVER, that in the case of Mortgage Loans which have been prepaid in full after the Cut-Off Date and prior to the Closing Date, the Seller, in lieu of delivering the above documents, may deliver to the Trustee a certification of a Servicing Officer to such effect and in such case shall deposit all amounts paid in respect of such Mortgage Loans in the Certificate Account on the Closing Date. In the case of the documents referred to in clause
(x) above, the Seller shall deliver such documents to the Trustee promptly after they are received. The Master Servicer shall cause, at its expense, the Security Instrument and intervening assignments, if any, and to the extent required in accordance with the foregoing, the assignment of the Security Instrument to the Trustee to be submitted for recording promptly after the Closing Date.

          Section 2.02. ACCEPTANCE OF MORTGAGE LOANS BY TRUSTEE. (a) The Trustee acknowledges receipt of, subject to its further review and the exceptions it notes pursuant to the procedures described below, the documents (or certified copies thereof) delivered to it pursuant to Section 2.01 and declares that it holds and will continue to hold those documents and any amendments, replacements or supplements thereto and all other assets of the Trust Fund delivered to it as Trustee in trust for the use and benefit of all present and future Holders of the Certificates. On the Closing Date, the Trustee will deliver a certification confirming whether or not it has received the Mortgage File for each Mortgage Loan, but without review of such Mortgage File, except to the extent necessary to confirm whether such Mortgage File contains the original Mortgage Note. No later than 120 days after the Closing Date (or, with respect to any Substitute Mortgage Loan, within 5 Business Days after the receipt by the Trustee thereof), the Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer, to perform a limited review of the Mortgage Files delivered to it and to execute and deliver, or cause to be executed and delivered, to the Seller and EMC an Initial Certification substantially in the form annexed hereto as Exhibit G. In conducting such review, the Trustee will ascertain whether all required documents have been executed and received and whether those documents relate, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans it has received, as identified in Exhibit B to this Agreement, as supplemented (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv) and (b)(viii) of
Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subclauses). In performing any such review, the Trustee may conclusively rely on the purported due execution and genuineness of any such document and on the purported genuineness of any signature thereon. If the Trustee finds any document constituting part of the Mortgage File not to have been executed or received, or to be unrelated to the Mortgage Loans identified in Exhibit B or to appear to be defective on its face, the Trustee shall include such information in the exception report attached to Exhibit G. EMC shall (or shall cause a prior transferor of the Mortgage Loan to) correct or cure any such defect or shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders or the Certificate Insurer in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if EMC fails to correct or cure the defect or deliver such opinion within such period, EMC will, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of EMC to deliver the Security Instrument, assignment thereof to the Trustee, or intervening assignments thereof with evidence of recording thereon because such documents have been submitted for recording and have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (b) No later than 180 days after the Closing Date (or with respect to any Substitute Mortgage Loan becoming a part of the Trust after such 180 day period, within 5 Business Days after the receipt by the Trustee thereof) , the Trustee will review, for the benefit of the Certificateholders and the Certificate Insurer, the Mortgage Files and will execute and deliver or cause to be executed and delivered to the Seller and EMC, a Final Certification substantially in the form annexed hereto as Exhibit H. In conducting such review, the Trustee will ascertain whether (i) each document required to be recorded has been returned from the recording office with evidence of recording thereon and the Trustee has received either an original or a copy thereof, as required in Section 2.01(b) (PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv) and (b)(viiii) of Section 2.01, the Trustee's obligations shall extend only to documents actually delivered pursuant to such subclauses); and (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if available, or a copy thereof, whenever a title insurance binder or commitment or other assurance of title was originally delivered to the Trustee. If the Trustee finds any document discussed in clauses (i) or (ii) of the preceding sentence with respect to a Mortgage Loan has not been received, or to be unrelated, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified in Exhibit B or to appear defective on its face, the Trustee shall note such defect in the exception report attached to the Final Certification. EMC shall correct or cure any such defect or shall deliver to the Trustee and the Certificate Insurer an Opinion of Counsel to the effect that such defect does not materially or adversely affect the interests of Certificateholders or the Certificate Insurer in such Mortgage Loan within 90 days from the date of notice from the Trustee of the defect and if EMC is unable to correct or cure such defect within such period or to deliver such opinion, EMC shall, subject to Section 2.04, within 90 days from the Trustee's notification purchase such Mortgage Loan at the Repurchase Price; PROVIDED, HOWEVER, that if such defect relates solely to the inability of EMC to deliver the Security Instrument, assignment thereof to the Trustee or intervening assignments thereof with evidence of recording thereon, because such documents have not been returned by the applicable jurisdiction, EMC shall not be required to purchase such Mortgage Loan, if EMC delivers such documents promptly upon receipt, but in no event later than 360 days after the Closing Date.

          (c) In the event that a Mortgage Loan is purchased by EMC in accordance with Subsections 2.02(a) or (b) above or by the Master Servicer in accordance with Section 3.19 or by BSMCC in accordance with Section 3.20, EMC, the Master Servicer or BSMCC, as applicable, shall remit the applicable Repurchase Price to the Trustee for deposit in the appropriate subaccount of the Certificate Account and shall provide written notice to the Trustee detailing the components of the Repurchase Price, signed by a Servicing Officer. Upon deposit of the Repurchase Price in the appropriate subaccount of the Certificate Account and receipt of a properly completed Request for Release, the Trustee shall release to EMC, the Master Servicer or BSMCC, as applicable, the related Mortgage File and shall execute and deliver all instruments of transfer or assignment, without recourse, furnished to it by such party, as are necessary to vest in such party title to and rights under the Mortgage Loan. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the Certificate Account was received by the Trustee. The Trustee shall promptly notify the Rating Agency and the Certificate Insurer of such repurchase. The obligation of EMC to repurchase any Mortgage Loan pursuant to subclauses 2.02(a) or (b) as to which a defect in a constituent document exists or of BSMCC to purchase Restricted Loans pursuant to Section
3.20 shall be the sole remedy respecting such defect or Restricted Loans available to the Certificateholders or to the Trustee on their behalf.

          Section 2.03. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER. (a) EMC hereby represents and warrants to the Trustee and the Certificate Insurer as of the Closing Date that:

               (i) It is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary and throughout the term of this Agreement will remain a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation or any state of reincorporation and in good standing as a foreign corporation in each jurisdiction where such qualification is necessary (except, in the case of foreign corporation qualification both on the date hereof and in the future, where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Master Servicer's ability to enter into this Agreement or to perform its obligations hereunder), and has the corporate power and authority to perform its obligations under this Agreement;

               (ii) The execution and delivery of this Agreement have been duly authorized by all requisite corporate action;

               (iii) This Agreement, assuming due authorization, execution, and delivery by the other parties hereto, will constitute its legal, valid and binding obligation, enforceable in accordance with its terms, except only as such enforcement may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law;

               (iv) Its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not
          (A) violate its certificate of incorporation or bylaws (B) to its knowledge, violate any law or regulation, or any administrative or judicial decree or order to which it is subject or (C) constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material contract, agreement or other instrument to which it is a party or which may be applicable to it or any of its assets;

               (v) To its best knowledge, after reasonable investigation, it is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default would reasonably be expected to have consequences that would materially and adversely affect its financial condition or operations or its performance hereunder;

               (vi) It does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement to be performed by it;

               (vii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of its business;

               (viii) No litigation is pending or, to its best knowledge, threatened against it, which could be reasonably expected to materially and adversely affect its entering into this Agreement or performing its obligations under this Agreement or which would have a material adverse effect on its financial condition; and

               (ix) As to each Mortgage Loan, the Seller Contract is in full force and effect.

          Section 2.03A. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER. (a) The Seller hereby makes the representations and warranties to the Trustee and the Certificate Insurer set forth in Exhibit C hereto regarding the Mortgage Loans.

          (b) If the Seller, the Master Servicer, the Certificate Insurer or the Trustee discovers a breach of any of the representations and warranties set forth in Exhibit C or Section 7 of the Seller Contract, and such breach existed on the date the representation and warranty was made, which breach materially and adversely affects the value of the interests of Certificateholders, the Certificate Insurer or the Trustee in the related Mortgage Loan, the party discovering the breach shall give prompt written notice of the breach to the other parties and to EMC. EMC, within 90 days of its discovery or receipt of notice that such breach has occurred (whichever occurs earlier), shall (i) deliver to the Trustee an Opinion of Counsel to the effect that such breach does not materially and adversely affect the interests of the Certificateholders or the Trustee in such Mortgage Loan, (ii) cure the breach in all material respects, or (iii) subject to Section 2.04, shall purchase the Mortgage Loan or any property acquired with respect thereto from the Trustee; PROVIDED, HOWEVER, that if there is a breach of any representation set forth in Exhibit C and the Mortgage Loan or the related property acquired with respect thereto has been sold, then EMC shall pay, in lieu of the Repurchase Price, any excess of the Repurchase Price over the Net Liquidation Proceeds received upon such sale. (If the Net Liquidation Proceeds exceed the Repurchase Price, any excess shall be paid to EMC to the extent not required by law to be paid to the borrower.) Any such purchase by EMC shall be made by remitting to the Trustee for deposit in the appropriate subaccount of the Certificate Account an amount equal to the Repurchase Price and the Trustee, upon receipt of the Repurchase Price a properly completed Request for Release and of written notification of such deposit by a Servicing Officer (which notification shall detail the components of such Repurchase Price), shall release to EMC the related Mortgage File and shall execute and deliver all instruments of transfer or assignment furnished to it by EMC, without recourse, as are necessary to vest in EMC title to and rights under the Mortgage Loan or any property acquired with respect thereto. Such purchase shall be deemed to have occurred on the date on which certification of the deposit of the Repurchase Price in the appropriate subaccount of the Certificate Account was received by the Trustee. The Trustee shall promptly notify the Rating Agency and the Certificate Insurer of such repurchase. Enforcement of the obligation of EMC to purchase (or substitute a Substitute Mortgage Loan for) any Mortgage Loan or any property acquired with respect thereto (or pay the Repurchase Price as set forth in the above proviso) as to which a breach has occurred and is continuing shall constitute the sole remedy respecting such breach available to the Certificateholders or the Trustee on their behalf.

          Section 2.04. SUBSTITUTION OF MORTGAGE LOANS. Notwithstanding anything to the contrary in this Agreement, in lieu of purchasing a Mortgage Loan pursuant to Sections 2.02 or 2.03A, EMC may, no later than the date by which such purchase by EMC would otherwise be required, tender to the Trustee a Substitute Mortgage Loan accompanied by an Officer's Certificate of EMC that such Substitute Mortgage Loan conforms to the requirements set forth in the definition of "Substitute Mortgage Loan"; PROVIDED, HOWEVER, that substitution pursuant to this Section 2.04 in lieu of purchase shall not be permitted after the termination of the two-year period beginning on the Startup Day. The Trustee shall examine the Mortgage File for any Substitute Mortgage Loan in the manner set forth in Section 2.02(a) and shall notify the Master Servicer in writing, within five Business Days after receipt, whether or not the documents relating to the Substitute Mortgage Loan satisfy the requirements of the third sentence of Subsection 2.02(a). Within two Business Days after such notification, EMC shall remit to the trustee for deposit in the appropriate subaccount of the Certificate Account the amount, if any, by which the Scheduled Principal Balance as of the next preceding Due Date of the Mortgage Loan for which substitution is being made, after giving effect to Scheduled Principal due on such date, exceeds the Scheduled Principal Balance as of such date of the Substitute Mortgage Loan, after giving effect to Scheduled Principal due on such date, which amount shall be treated for the purposes of this Agreement as if it were the payment by EMC of the Repurchase Price for the purchase of a Mortgage Loan by EMC. After such notification to EMC, and, if any such excess exists, upon receipt of such deposit and of written notification thereof signed by a Servicing Officer, the Trustee shall accept such Substitute Mortgage Loan, which shall thereafter be deemed to be a Group 1 Mortgage Loan or a Group 2 Mortgage Loan, as applicable, hereunder. In the event of such a substitution, accrued interest on the Substitute Mortgage Loan for the month in which the substitution occurs and any Principal Prepayments made thereon during such month shall be the property of the Trust Fund and accrued interest for such month on the Mortgage Loan for which the substitution is made and any Principal Prepayments made thereon during such month shall be the property of EMC. The Scheduled Principal on a Substitute Mortgage Loan due on the Due Date in the month of substitution shall be the property of EMC and the Scheduled Principal on the Mortgage Loan for which the substitution is made due on such Due Date shall be the property of the Trust Fund. Upon acceptance of the Substitute Mortgage Loan and receipt of a properly completed Request for Release, the Trustee shall release to EMC the related Mortgage File related to any Mortgage Loan released pursuant to this Section
2.04 and shall execute and deliver all instruments of transfer or assignment, without recourse, in form as provided to it as are necessary to vest in EMC title to and rights under any Mortgage Loan released pursuant to this Section
2.04. EMC shall deliver the documents related to the Substitute Mortgage Loan in accordance with the provisions of Subsections 2.01(b) and 2.02(b), with the date of acceptance of the Substitute Mortgage Loan deemed to be the Closing Date for purposes of the time periods set forth in those Subsections. The representations and warranties set forth in Exhibit C shall be deemed to have been made by EMC with respect to each Substitute Mortgage Loan as of the date of acceptance of such Mortgage Loan by the Trustee. The Trustee shall amend the Mortgage Loan Schedule to reflect such substitution and shall provide a copy of such amended Mortgage Loan Schedule to the Master Servicer and the Rating Agency.

          Section 2.05. REPRESENTATIONS AND WARRANTIES OF THE TRUSTEE. The Trustee hereby represents and warrants to the Seller, the Master Servicer and the Certificate Insurer, as of the Closing Date (and in the case of paragraph
(v) below throughout the term of the Agreement), that:

               (i) The Trustee is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America;

               (ii) Subject to the right of the Trustee to appoint a co-trustee or separate trustee under Section 9.11 hereof in order to meet the legal requirements of a particular jurisdiction, the Trustee has full power, authority and legal right to execute and deliver this Agreement and to perform its obligations under this Agreement and has taken all necessary corporate action to authorize the execution and delivery of the Certificates, and the execution, delivery and performance by it of this Agreement;

               (iii) To the best of the Trustee's knowledge, after reasonable investigation, the execution and delivery by the Trustee of this Agreement and the Certificates and the performance by the Trustee of its obligations under this Agreement will not violate any provision of the Trustee's Articles of Incorporation or By-Laws or any law or regulation governing the Trustee or any order, writ, judgment or decree of any court, arbitrator or governmental authority or agency applicable to the Trustee or any of its assets. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not require the authorization, consent or approval of, the giving of notice to, the filing or registration with, or the taking of any other action with respect to, any governmental authority or agency regulating the activities of a national banking association. To the best of the Trustee's knowledge, after reasonable investigation, such execution, delivery and performance will not conflict with, or result in a breach or violation of, any material indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Trustee is a party or by which it or its properties is bound;

               (iv) This Agreement has been duly executed and delivered by the Trustee. This Agreement, when executed and delivered, will constitute the valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with its terms, except as the enforcement thereof may be limited by applicable Debtor Relief Laws and that certain equitable remedies may not be available regardless of whether enforcement is sought in equity or at law; and

               (v) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited.

          Section 2.06. ISSUANCE OF CERTIFICATES. The Trustee acknowledges the assignment to it of the Mortgage Loans and the other assets comprising the Trust Fund and, concurrently therewith, has signed, and countersigned and delivered to the Seller, in exchange therefor, Certificates in such authorized denominations representing such Fractional Undivided Interests as the Seller has requested. The Trustee agrees that it will hold the Mortgage Loans and such other assets as may be from time to time delivered to it segregated on the books of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer.

          Section 2.07. REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLER. The Seller hereby represents and warrants to the Trustee, the Certificate Insurer and the Master Servicer as follows:

               (i) the Seller (a) is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is qualified and in good standing as a foreign corporation to do business in each jurisdiction where such qualification is necessary, except where the failure so to qualify would not reasonably be expected to have a material adverse effect on the Seller's business as presently conducted or on its ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (ii) the Seller has full corporate power to own its property, to carry on its business as presently conducted and to enter into and perform its obligations under this Agreement;

               (iii) the execution and delivery by the Seller of this Agreement have been duly authorized by all necessary corporate action on the part of the Seller; and neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof, will conflict with or result in a breach of, or constitute a default under, any of the provisions of any law, governmental rule, regulation, judgment, decree or order binding on the Seller or its properties or the articles of incorporation or by-laws of the Seller, except those conflicts, breaches or defaults which would not reasonably be expected to have a material adverse effect on the Seller's ability to enter into this Agreement and to consummate the transactions contemplated hereby;

               (iv) the execution, delivery and performance by the Seller of this Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except those consents, approvals, notices, registrations or other actions as have already been obtained, given or made;

               (v) this Agreement has been duly executed and delivered by the Seller and, assuming due authorization, execution and delivery by the other parties hereto, constitutes a valid and binding obligation of the Seller enforceable against it in accordance with its terms (subject to applicable bankruptcy and insolvency laws and other similar laws affecting the enforcement of the rights of creditors generally); and

               (vi) there are no actions, suits or proceedings pending or, to the knowledge of the Seller, threatened against the Seller, before or by any court, administrative agency, arbitrator or governmental body
          (i) with respect to any of the transactions contemplated by this Agreement or (ii) with respect to any other matter which in the judgment of the Seller will be determined adversely to the Seller and will if determined adversely to the Seller materially and adversely affect the Seller's ability to enter into this Agreement or perform its obligations under this Agreement; and the Seller is not in default with respect to any order of any court, administrative agency, arbitrator or governmental body so as to materially and adversely affect the transactions contemplated by this Agreement.

                                   ARTICLE III

                 Administration and Servicing of Mortgage Loans

          Section 3.01. MASTER SERVICER TO ASSURE SERVICING. (a) The Master Servicer shall supervise, or take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans and any REO Property in accordance with this Agreement and its normal servicing practices (including making any Servicing Advances), which generally conform to the standards of an institution prudently servicing mortgage loans for its own account and shall have full authority to do anything it reasonably deems appropriate or desirable in connection with such servicing and administration. The Master Servicer may perform its responsibilities relating to servicing through other agents or independent contractors, but shall not thereby be released from any of its responsibilities as hereinafter set forth. The authority of the Master Servicer, in its capacity as master servicer, shall include, without limitation, the power to (i) consult with and advise any Sub-Servicer regarding administration of a related Mortgage Loan, (ii) approve any recommendation by a Sub-Servicer to foreclose on a related Mortgage Loan, (iii) supervise the filing and collection of insurance claims and take or cause to be taken such actions on behalf of the insured person thereunder as shall be reasonably necessary to prevent the denial of coverage thereunder, and (iv) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing a related Mortgage Loan, including the employment of attorneys, the institution of legal proceedings, the collection of deficiency judgments, the acceptance of compromise proposals, the filing of claims under any Primary Mortgage Insurance Policy, where applicable, and any other matter pertaining to a delinquent Mortgage Loan. The Master Servicer shall also follow any applicable bankruptcy court, HUD, FHA or VA requirements and/or regulations, where applicable, regarding the servicing of the Mortgage Loans, including but not limited to any limitations on the ability to institute foreclosure proceedings upon the occurrence of a default in the payment of Monthly Payments, or the making of insurance or guaranty claims. The Master Servicer will not foreclose on or sell or approve any recommendation to foreclose on or sell any Mortgage Loan based solely on the delinquency status in existence on the Closing Date. The authority of the Master Servicer shall include, in addition, the power on behalf of the Certificateholders, the Trustee or any of them to (i) execute and deliver customary consents or waivers and other instruments and documents, (ii) consent to transfers of any related Mortgaged Property and assumptions of the related Mortgage Notes and Security Instruments (in the manner provided in this Agreement) and (iii) collect any Insurance Proceeds and Liquidation Proceeds. Without limiting the generality of the foregoing, the Master Servicer may, and is hereby authorized, and empowered by the Trustee to, execute and deliver, on behalf of itself, the Certificateholders, the Trustee, or any of them, any instruments of satisfaction, cancellation, partial or full release, discharge and all other comparable instruments, with respect to the related Mortgage Loans, the Insurance Policies and the accounts related thereto, and the Mortgaged Properties. The Master Servicer may exercise this power in its own name or in the name of a Sub-Servicer.

          (b) Notwithstanding the provisions of Subsection 3.01(a), the Master Servicer shall not take any action inconsistent with the interest of the Trustee, the Certificate Insurer or the Certificateholders in the Mortgage Loans or with the rights and interests of the Trustee, the Certificate Insurer or the Certificateholders under this Agreement.

          (c) The Trustee shall furnish the Master Servicer with any powers of attorney and other documents in form as provided to it necessary or appropriate to enable the Master Servicer to service and administer the related Mortgage Loans and REO Property.

          Section 3.02. SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS. (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans and for the performance of any and all other activities of the Master Servicer hereunder. Each Sub-Servicer shall be either (i) an institution the accounts of which are insured by the FDIC or (ii) another entity that engages in the business of originating or servicing mortgage loans, and in either case shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement, and in either case shall be a Fannie Mae or Freddie Mac approved mortgage servicer. Any Sub-Servicing Agreement entered into by the Master Servicer shall include the provision that such Agreement may be immediately terminated (x) with cause and without any termination fee by any Master Servicer hereunder other than EMC or (y) without cause in which case the Master Servicer that entered into such Sub-Servicing Agreement shall be responsible for any termination fee or penalty resulting therefrom. In addition, any Sub-Servicing Agreement shall provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. With, so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the consent of the Certificate Insurer in its sole discretion, the Master Servicer and the Sub-Servicers may enter into Sub-Servicing Agreements and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, but shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement only to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

          Section 3.03. SUCCESSOR SUB-SERVICERS. The Master Servicer shall be entitled to terminate any Sub-Servicing Agreement that may exist in accordance with the terms and conditions of such Sub-Servicing Agreement and without any limitation by virtue of this Agreement; PROVIDED, HOWEVER, that upon termination, the Master Servicer shall either act as servicer of the related Mortgage Loan or enter into an appropriate contract with a successor Sub-Servicer pursuant to which such successor Sub-Servicer will be bound by all relevant terms of the related Sub-Servicing Agreement pertaining to the servicing of such Mortgage Loan.

          Section 3.04. LIABILITY OF THE MASTER SERVICER. (a) Notwithstanding any Sub-Servicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall under all circumstances remain obligated and primarily liable for the servicing and administering of the Mortgage Loans and any REO Property in accordance with this Agreement. The obligations and liability of the Master Servicer shall not be diminished by virtue of Sub-Servicing Agreements or by virtue of indemnification of the Master Servicer by any Sub-Servicer, or any other Person. The obligations and liability of the Master Servicer shall remain of the same nature and under the same terms and conditions as if the Master Servicer alone were servicing and administering the related Mortgage Loans. The Master Servicer shall, however, be entitled to enter into indemnification agreements with any Sub-Servicer or other Person and nothing in this Agreement shall be deemed to limit or modify such indemnification. For the purposes of this Agreement, the Master Servicer shall be deemed to have received any payment on a Mortgage Loan on the date the Sub-Servicer received such payment; PROVIDED, however, that this sentence shall not apply to the Trustee acting as the Master Servicer; PROVIDED, FURTHER, HOWEVER, that the foregoing provision shall not affect the obligations of the Master Servicer if it is also the Trustee to advance amounts which are not Nonrecoverable Advances.

          (b) Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such and not as an originator shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee and Certificateholders shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.05.

          Section 3.05. ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE. (a) If the Trustee or its designee shall assume the master servicing obligations of the Master Servicer in accordance with Section 8.02, the Trustee, to the extent necessary to permit the Trustee to carry out the provisions of
Section 8.02 with respect to the Mortgage Loans, shall succeed to all of the rights and obligations of the Master Servicer under each of the Sub-Servicing Agreements. In such event, the Trustee or its designee as the successor master servicer shall be deemed to have assumed all of the Master Servicer's rights and obligations therein and to have replaced the Master Servicer as a party to such Sub-Servicing Agreements to the same extent as if such Sub-Servicing Agreements had been assigned to the Trustee or its designee as a successor master servicer, except that the Trustee or its designee as a successor master servicer shall not be deemed to have assumed any obligations or liabilities of the Master Servicer arising prior to such assumption and the Master Servicer shall not thereby be relieved of any liability or obligations under such Sub-Servicing Agreements.

          (b) In the event that the Trustee or its designee as successor master servicer for the Trustee assumes the servicing obligations of the Master Servicer under Section 8.02, upon the reasonable request of the Trustee or such designee as successor master servicer, the Master Servicer shall at its own expense deliver to the Trustee, or at its written request to such designee, photocopies of all documents and records, electronic or otherwise, relating to the Sub-Servicing Agreements and the related Mortgage Loans or REO Property then being serviced and an accounting of amounts collected and held by it, if any, and will otherwise cooperate and use its reasonable best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements, or responsibilities hereunder to the Trustee, or at its written request to such designee as successor master servicer.

          Section 3.06. COLLECTION OF MORTGAGE LOAN PAYMENTS. (a) The Master Servicer will make remittances itself or will coordinate and monitor remittances by Sub-Servicers to the Trustee with respect to the Mortgage Loans in accordance with this Agreement.

          (b) The Master Servicer shall make its reasonable best efforts to collect or cause to be collected all payments required under the terms and provisions of the Mortgage Loans and shall follow, and use its best efforts to cause Sub-Servicers to follow, collection procedures comparable to the collection procedures of prudent mortgage lenders servicing mortgage loans for their own account to the extent such procedures shall be consistent with this Agreement. Consistent with the foregoing and subject to the provisions of
Section 3.06(d), the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge, prepayment charge, assumption fee, or any penalty interest in connection with the prepayment of a Mortgage Loan, (ii) amend a Forbearance Plan or Bankruptcy Plan to enable the Mortgagor to satisfy its obligations under the related Mortgage Loan and (iii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months, or arrange or permit an arrangement with any Mortgagor for a scheduled liquidation of delinquencies and with respect to Mortgage Loans which have defaulted or as to which default is reasonably foreseeable, take such other action, including, consistent with Sections 3.06(c) and 3.06(d), forgiving a portion of the Scheduled Principal Balance thereof. In the event the Master Servicer shall consent to the deferment of the due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless make a Monthly Advance or shall cause the related Sub-Servicer to make an advance (to the same extent as if such installment were due, owing and delinquent and had not been deferred) through liquidation of the Mortgaged Property; PROVIDED, HOWEVER, that the obligation of the Master Servicer to make a Monthly Advance shall apply only to the extent that the Master Servicer believes, in good faith, that such advances are not Nonrecoverable Advances.

          (c) Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any advances of amounts coming due in the future with respect to a Mortgage Loan and the Master Servicer shall not permit (i) any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (other than, with respect to FHA Loans or VA Loans, as may be required by the FHA, HUD or the VA, as applicable, in connection with servicing regulations for such Mortgage Loans) or (ii) any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause REMIC I or REMIC II to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

          (d) Notwithstanding the foregoing, if the Mortgagor is in default with respect to the Mortgage Loan or such default is reasonably foreseeable, the Master Servicer may, in its discretion, modify certain terms of the related Mortgage Loan. Such modifications may include (i) a reduction in the Mortgage Rate of a Mortgage Loan (but in no event to lower than 7.5%), (ii) a recasting of the amortization schedule (based on a 30-year term) and/or an extension of the scheduled date of final payment on such Mortgage Loan (but in no event beyond the Assumed Final Distribution Date) and (iii) an increase or reduction in the Scheduled Principal Balance of such Mortgage Loan. In addition, the Master Servicer may in its discretion (i) waive or permit to be waived any late payment charge or prepayment charge, assumption fee or any penalty interest in connection with the prepayment of a Mortgage Loan and (ii) suspend or reduce or permit to be suspended or reduced regular monthly payments for a period of up to six months or arrange or permit an arrangement with a Mortgagor for a schedule for the liquidation of delinquencies if, in the good faith judgment of the Master Servicer, such action would minimize the losses that might otherwise be experienced with respect to a Mortgage Loan, or in the event that a payment default with respect to a Mortgage Loan is reasonably foreseeable by the Master Servicer. In the event the Master Servicer shall consent to the deferment of due dates for payments due on a Mortgage Note, the Master Servicer shall nonetheless continue to make advances as required (to the same extent as if such installment were due, owing and delinquent and had not been deferred) through liquidation of the Mortgaged Property, but the Master Servicer shall make such advances only to the extent that the Master Servicer believes, in good faith, that such advances are recoverable from future payments on any Mortgage Loan.

          (e) Within five Business Days after the Master Servicer has determined that all amounts which it expects to recover from or on account of a Mortgage Loan have been recovered and that no further Liquidation Proceeds will be received in connection therewith, the Master Servicer shall provide to the Trustee a certificate of a Servicing Officer that such Mortgage Loan became a Liquidated Mortgage Loan as of the date of such determination.

          Section 3.07. COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS. (a) The Master Servicer shall establish and maintain or cause the Sub-Servicers to establish and maintain, in addition to the Protected Accounts, one or more Servicing Accounts. The Master Servicer or a Sub-Servicer will deposit and retain therein all otherwise unapplied collections from the Mortgagors, including amounts collected for the payment of taxes, assessments, insurance premiums, or comparable items as agent of the Mortgagors.

          (b) The deposits in the Servicing Accounts shall be held in a Designated Depository Institution in an account designated as a "Mortgage Loan Servicing Account," held in trust by the Master Servicer or a Sub-Servicer as a custodial account for borrowers and for the Master Servicer (and its successors and assigns) acting on its own behalf and for the Master Servicer as agent for holders of various pass-through securities and other interests in mortgage loans sold by it; and agent for various mortgagors, as their interests may appear or under such other designation as may be permitted by a Sub-Servicing Agreement. The amount at any time credited to a Servicing Account must be fully insured by the FDIC, or, to the extent that such deposits exceed the limits of such insurance, such excess must be (i) transferred to another fully insured account in another Designated Depository Institution or (ii) if permitted by applicable law, invested in Permitted Investments held in trust by the Master Servicer or a Sub-Servicer as described above and maturing, or be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn, and in no event later than 45 days after the date of investment. The Master Servicer may, or may permit a Sub-Servicer to, establish Servicing Accounts not conforming to the foregoing requirements to the extent that such Servicing Accounts are Rating Agency Eligible Accounts. Withdrawals of amounts from the Servicing Accounts may be made only to effect timely payment of taxes, assessments, insurance premiums, or comparable items, to transfer previously unapplied collections to a Protected Account, to reimburse the Master Servicer or a Sub-Servicer for any advances made with respect to such items, to refund to any Mortgagors any sums as may be determined to be overages, to pay interest, if required, to Mortgagors on balances in the Servicing Accounts or to clear and terminate the Servicing Accounts at or any time after the termination of this Agreement in accordance with Section 10.01.

          Section 3.08. ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION REGARDING THE MORTGAGE LOANS. The Master Servicer shall provide, and shall cause any Sub-Servicer to provide, to the Trustee, the Certificate Insurer and the Seller access to the records and documentation regarding the related Mortgage Loans and REO Property and the servicing thereof and to the Certificateholders, the FDIC, and the supervisory agents and examiners of the FDIC (to which the Trustee shall also provide) access to the documentation regarding the related Mortgage Loans required by applicable regulations, such access being afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Master Servicer, the Sub-Servicers or the Trustee that are designated by these entities; PROVIDED, HOWEVER, that, unless otherwise required by law, the Trustee, the Master Servicer or the Sub-Servicer shall not be required to provide access to such records and documentation if the provision thereof would violate the legal right to privacy of any Mortgagor PROVIDED, further, HOWEVER, that the Trustee, the Certificate Insurer and the Seller shall coordinate their requests for such access so as not to impose an unreasonable burden on, or cause an interruption of, the business of the Master Servicer or any Sub-Servicer. The Master Servicer, the Sub-Servicers and the Trustee shall allow representatives of the above entities to photocopy any of the documentation and shall provide equipment for that purpose at a charge that covers their own actual out-of-pocket costs.

          Section 3.09. MAINTENANCE OF PRIMARY MORTGAGE INSURANCE POLICIES; COLLECTION THEREUNDER. The Master Servicer shall, or shall cause the related Sub-Servicer to, exercise its best reasonable efforts to maintain and keep in full force and effect each Primary Mortgage Insurance Policy by a Qualified Insurer, or other insurer satisfactory to the Rating Agency, with respect to each conventional Mortgage Loan as to which as of the Cut-off Date such a Primary Mortgage Insurance Policy was in effect (or, in the case of a Substitute Mortgage Loan, the date of substitution) to the level of each such Primary Mortgage Insurance Policy as in effect on the Cut-Off Date. The Master Servicer shall, or shall cause the related Sub-Servicer to, effect the timely payment of the premium on each Primary Mortgage Insurance Policy. The Master Servicer and the related Sub-Servicer shall have the power to substitute for any Primary Mortgage Insurance Policy another substantially equivalent policy issued by another Qualified Insurer; PROVIDED THAT such substitution is subject to the condition, to be evidenced by a writing from the Rating Agency, that it would not cause the ratings on the Certificates to be downgraded or withdrawn.

          Section 3.10. MAINTENANCE OF HAZARD INSURANCE AND FIDELITY COVERAGE.
(a) The Master Servicer shall maintain and keep, or cause each Sub-Servicer to maintain and keep, with respect to each Mortgage Loan and each REO Property, in full force and effect hazard insurance (fire insurance with extended coverage) equal to at least the lesser of the Outstanding Principal Balance of the Mortgage Loan or the current replacement cost of the Mortgaged Property, and containing a standard mortgagee clause; PROVIDED, HOWEVER, that the amount of hazard insurance may not be less than the amount necessary to prevent loss due to the application of any co-insurance provision of the related policy. Unless applicable state law requires a higher deductible, the deductible on such hazard insurance policy may be $5,000 or 1% of the applicable amount of coverage, whichever is less. In the case of a condominium unit or a unit in a planned unit development, the required hazard insurance shall take the form of a multiperil policy covering the entire condominium project or planned unit development, in an amount equal to at least 100% of the insurable value based on replacement cost.

          (b) Any amounts collected by the Master Servicer or a Sub-Servicer under any such hazard insurance policy (other than amounts to be applied to the restoration or repair of the Mortgaged Property or amounts released to the Mortgagor in accordance with the Master Servicer's or a Sub-Servicer's normal servicing procedures, the terms of the Mortgage Note, the Security Instrument or applicable law) shall be deposited initially in a Protected Account, for transmittal to the appropriate subaccount of the Certificate Account, subject to withdrawal pursuant to Section 4.03.

          (c) Any cost incurred by a Master Servicer or a Sub-Servicer in maintaining any such hazard insurance policy shall not be added to the amount owing under the Mortgage Loan for the purpose of calculating monthly distributions to Certificateholders, notwithstanding that the terms of the Mortgage Loan so permit. Such costs shall be recoverable by the Master Servicer or a Sub-Servicer out of related late payments by the Mortgagor or out of Insurance Proceeds or Liquidation Proceeds or by the Master Servicer from the Repurchase Price, to the extent permitted by Section 4.03.

          (d) No earthquake or other additional insurance is to be required of any Mortgagor or maintained on property acquired with respect to a Security Instrument other than pursuant to such applicable laws and regulations as shall at any time be in force and shall require such additional insurance. Each year, in accordance with standards and procedures required by Freddie Mac, the Master Servicer shall perform a review of the Mortgage Loans to determine which, if any, of the Mortgaged Properties are located in a federally designated special flood hazard area and for each Mortgaged Property found to be located in a federally designated special flood hazard area, the Master Servicer shall use its best reasonable efforts to cause flood insurance (to the extent available and in accordance with mortgage servicing industry practice) to be maintained with respect to the related Mortgage Loans and REO Properties. Such flood insurance shall cover the Mortgaged Property, including all items taken into account in arriving at the Appraised Value on which the Mortgage Loan was based, and shall be in an amount equal to the lesser of (i) the Outstanding Principal Balance of the related Mortgage Loan and (ii) the minimum amount required under the terms of coverage to compensate for any damage or loss on a replacement cost basis, but not more than the maximum amount of such insurance available for the related Mortgaged Property under either the regular or emergency programs of the National Flood Insurance Program (assuming that the area in which such Mortgaged Property is located is participating in such program). Unless applicable state law requires a higher deductible, the deductible on such flood insurance may not exceed $1,000 or 1% of the applicable amount of coverage, whichever is less.

          (e) If insurance complying with Subsections 3.10(a) and (d) has not been maintained and there shall have been a loss which would have been covered by such insurance had it been maintained, the Master Servicer shall pay, or cause the related Sub-Servicer to pay, for any necessary repairs.

          (f) The Master Servicer shall present, or cause the related Sub-Servicer to present, if it is a permitted claimant, claims under the related hazard insurance or flood insurance policy.

          (g) The Master Servicer shall obtain and maintain at its own expense and for the duration of this Agreement a blanket fidelity bond and shall cause each Sub-Servicer (or itself to the extent there are no Sub-Servicers) to obtain and maintain an errors and omissions insurance policy covering such Sub-Servicer's (or the Master Servicer's, if there are no Sub-Servicers) officers, employees and other persons acting on its behalf in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage maintained by the Master Servicer acceptable to Fannie Mae or Freddie Mac to service loans for it or otherwise in an amount as is commercially available at a cost that is generally not regarded as excessive by industry standards. The Master Servicer shall promptly notify the Trustee of any material change in the terms of such bond or policy. The Master Servicer shall provide annually to the Trustee a certificate of insurance that such bond and policy are in effect. If any such bond or policy ceases to be in effect, the Master Servicer shall, to the extent possible, give the Trustee ten days' notice prior to any such cessation and shall use its best efforts to obtain a comparable replacement bond or policy, as the case may be. Any amounts relating to the Mortgage Loans collected under such bond or policy shall be remitted to the appropriate subaccount of the Certificate Account to the extent that such amounts have not previously been paid to such account.

          Section 3.11. DUE-ON-SALE CLAUSES; ASSUMPTION AGREEMENTS. (a) In any case in which the Master Servicer is notified by any Mortgagor or Sub-Servicer that a Mortgaged Property relating to a Mortgage Loan has been or is about to be conveyed by the Mortgagor, the Master Servicer shall enforce, or shall instruct such Sub-Servicer to enforce, any due-on-sale clause contained in the related Security Instrument to the extent permitted under the terms of the related Mortgage Note and by applicable law unless the Master Servicer reasonably believes such enforcement is likely to result in legal action by the Mortgagor. The Master Servicer or the related Sub-Servicer may purchase a Mortgage Loan at the Repurchase Price when the Master Servicer requires acceleration of the Mortgage Loan, as a result of such conveyance, but only if the Master Servicer is satisfied, as evidenced by an Officer's Certificate delivered to the Trustee, that either (i) such Mortgage Loan is in default or default is reasonably foreseeable or (ii) if such Mortgage Loan is not in default or default is not reasonably foreseeable, the Master Servicer will deliver a REMIC Opinion to the Trustee and the Certificate Insurer. If the Master Servicer reasonably believes that such due-on-sale clause cannot be enforced under applicable law or if the Mortgage Loan does not contain a due-on-sale clause, the Master Servicer is authorized, and may authorize any Sub-Servicer, to consent to a conveyance subject to the lien of the Mortgage, and to take or enter into an assumption agreement from or with the Person to whom such property has been or is about to be conveyed, pursuant to which such Person becomes liable under the related Mortgage Note and unless prohibited by the terms of the applicable Mortgage Note or applicable state law, such Mortgagor remains liable thereon, on condition, however, that the related Mortgage Loan shall continue to be covered (if so covered before the Master Servicer or the related Sub-Servicer enters into such agreement) by any applicable Primary Mortgage Insurance Policy, FHA insurance or VA guaranty. The Master Servicer shall notify the Trustee, whenever possible, before the completion of such assumption agreement, and shall forward to the Trustee the original copy of such assumption agreement, which copy shall be added by the Trustee to the related Mortgage File and which shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof. In connection with any such assumption agreement, the interest rate on the related Mortgage Loan shall not be changed and no other material alterations in the Mortgage Loan shall be made unless such material alteration would not cause either of REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by a REMIC Opinion. If the interest rate on an assumed Mortgage Loan is increased due to both (i) permitted increases upon assumption under the terms of such Mortgage Loan and (ii) all applicable restrictions hereunder being satisfied, the Master Servicer shall, as part of the report to the Trustee and the Seller pursuant to Section 6.07(b) hereof, provide therefor on a revised Mortgage Loan Schedule. In any event, the Master Servicer shall advise the Trustee in writing of the entry into of any material modification of a Mortgage Loan in connection with an assumption and shall provide the Trustee with a copy of the REMIC Opinion. Any fee or additional interest collected by the Master Servicer or Sub-Servicer for consenting to any such conveyance or entering into any such assumption agreement may be retained by the Master Servicer or the related Sub-Servicer as additional servicing compensation.

          (b) Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any conveyance by the Mortgagor of the related Mortgaged Property or assumption of a Mortgage Loan which the Master Servicer reasonably believes, based on prudent servicing standards, it may be restricted by law from preventing, for any reason whatsoever or if the exercise of such right would impair or threaten to impair any recovery under any applicable Insurance Policy, or, in the Master Servicer's judgment, be reasonably, likely to result in legal action by the Mortgagor or would otherwise materially adversely affect the Certificateholders or the Certificate Insurer.

          Section 3.12. REALIZATION UPON DEFAULTED MORTGAGE LOANS; TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY. (a) Subject to Subsection 3.12(b), the Master Servicer shall, or shall direct the related Sub-Servicer to, foreclose upon or otherwise comparably convert the ownership of properties securing any Mortgage Loans that come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.06 except that the Master Servicer shall not, and shall not direct the related Sub-Servicer, if any, to, foreclose upon or otherwise comparably convert a Mortgaged Property if there is evidence of environmental hazards or toxic waste thereon and the Master Servicer determines it would be imprudent to do so or not in accordance with appropriate servicing standards. The Master Servicer may conclusively rely on results of third party inspections from parties it reasonably believes are qualified to conduct such inspections. In connection with such foreclosure or other conversion, the Master Servicer in conjunction with the related Sub-Servicer, if any, shall use its best reasonable efforts to preserve REO Property and to realize upon defaulted Mortgage Loans in such manner as to maximize the receipt of principal and interest by the Certificateholders, taking into account, among other things, the timing of foreclosure and the considerations set forth in Subsection 3.12(b). The foregoing is subject to the proviso that the Master Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it determines in good faith (i) that such restoration or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Certificateholders after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it either through Liquidation Proceeds (respecting which it shall have priority for purposes of reimbursements from the Certificate Account pursuant to Section 4.03) or through Insurance Proceeds (respecting which it shall have similar priority). The Master Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that it shall be entitled to reimbursement thereof (as well as its normal servicing compensation), and in respect of the Master Servicer only, to receive Excess Liquidation Proceeds as additional servicing compensation to the extent that transfers or withdrawals from the Certificate Account with respect thereto are permitted under Section
4.03. Any income from or other funds (net of any income taxes) generated by REO Property shall be deemed for purposes of this Agreement to be Insurance Proceeds.

          (b) The Trust Fund shall not acquire any real property (or any personal property incident to such real property) except in connection with a default or imminent default of a Mortgage Loan. The deed or certificate of sale of any REO Property (or any personal property incident to such real property) shall be taken in the name of the Trustee, or its nominee, on behalf of the Certificateholders. The Master Servicer, on behalf of the Trust Fund, shall either sell any REO Property within three years after the close of the taxable year in which the Trust Fund acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, more than 60 days before the day on which the three-year grace period would otherwise expire, an extension of the three-year grace period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee and the Master Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such three year period after its acquisition will not result in the imposition on the Trust Fund of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause REMIC I or REMIC II to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, acquire, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. Notwithstanding the foregoing, the Master Servicer shall not:

               (i) permit the Trust Fund to enter into, renew or extend any lease with respect to any REO Property, if such lease by its terms will give rise to any income that does not constitute gross income of the character described in Section 856(d) of the Code ("Rents from Real Property");

               (ii) permit any amount to be received or accrued under any lease other than amounts that will constitute Rents from Real Property;

               (iii) authorize or permit any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of
          Section 856(e)(4)(B) of the Code; or

               (iv) allow any Person (other than an Independent Contractor) to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

          unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

          The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

               (i) the terms and conditions of any such contract shall not be inconsistent herewith;

               (v) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

               (vi) none of the provisions of this Section 3.12(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders with respect to the operation and management of any such REO Property; and

               (vii) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

          The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to hereto is sufficient to pay such fees.

          (d) Subject to the time constraints set forth in Subsection 3.12(b), each sale or other disposition of any REO Property on behalf of the Trust Fund shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable and as shall be normal and usual in its general servicing activities. Any sale or other disposition of any REO Property shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          (e) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          Section 3.13. TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES. (a) Upon payment in full of any Mortgage Loan or the receipt by the Master Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Master Servicer will immediately notify the Trustee by sending two copies of a Request for Release signed by a Servicing Officer in the form of Exhibit D or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account have been or will be so deposited in the appropriate subaccount thereof) and shall request delivery to the Master Servicer or a Sub-Servicer, as the case may be, of the Mortgage File. Upon receipt of such certification and request, the Trustee shall promptly release the related Mortgage File to the Master Servicer or a Sub-Servicer and execute and deliver to the Master Servicer, without recourse, the request for reconveyance, deed of reconveyance or release or satisfaction of mortgage or such instrument releasing the lien of the Security Instrument (furnished by the Master Servicer), together with the Mortgage Note with written evidence of cancellation thereon. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account.

          (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan or collection under a Required Insurance Policy, the Master Servicer shall deliver to the Trustee two copies of a Request for Release signed by a Servicing Officer on behalf of the Master Servicer in substantially the form attached as Exhibit D hereto or in a mutually agreeable electronic format which will, in lieu of a signature on its face, originate from a Servicing Officer. Upon receipt of the Request for Release, the Trustee shall deliver the Mortgage File or any document therein to the Master Servicer or Sub-Servicer, as the case may be.

          (c) The Master Servicer shall cause each Mortgage File released pursuant to Subsection 3.13(b) to be returned to the Trustee when the need therefor no longer exists, and in any event within 21 days of the Master Servicer's receipt thereof, unless the Mortgage Loan has become a Liquidated Mortgage Loan and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the appropriate subaccount of the Certificate Account or such Mortgage File is being used to pursue foreclosure or other legal proceedings. Prior to return of a Mortgage File to the Trustee, the Master Servicer, the related Insurer or Sub-Servicer to whom such file was delivered shall retain such file in its respective control unless the Mortgage File has been delivered to an attorney, or to a public trustee or other public official as required by law, to initiate or pursue legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File was delivered and the purpose or purposes of such delivery. If a Mortgage Loan becomes a Liquidated Mortgage Loan, the Master Servicer shall deliver the Request for Release with respect thereto to the Trustee upon deposit of the related Liquidation Proceeds in the appropriate subaccount of the Certificate Account.

          (d) The Trustee shall execute and deliver to the Master Servicer any court pleadings, requests for trustee's sale or other documents furnished to the Trustee necessary or advisable to (i) the foreclosure or trustee's sale with respect to a Mortgaged Property; (ii) any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Security Instrument;
(iii) obtain a deficiency judgment against the Mortgagor; or (iv) enforce any other rights or remedies provided by the Mortgage Note or Security Instrument or otherwise available at law or equity. Together with such documents or pleadings the Master Servicer shall deliver to the Trustee a certificate of a Servicing Officer in which it requests the Trustee to execute the pleadings or documents. The certificate shall certify and explain the reasons for which the pleadings or documents are required. It shall further certify that the Trustee's execution and delivery of the pleadings or documents will not invalidate any insurance coverage under the Required Insurance Policies or invalidate or otherwise affect the lien of the Security Instrument, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.14. SERVICING AND MASTER SERVICING COMPENSATION. (a) As compensation for its activities hereunder, the Master Servicer shall be entitled to receive the Master Servicing Fee from full payments of accrued interest on each Mortgage Loan.

          (b) The Master Servicer may retain additional servicing compensation in the form of prepayment charges, if any, assumption fees, tax service fees, fees for statement of account or payoff, late payment charges, interest on amounts deposited in any Accounts (other than the Certificate Account and the Accrued Interest Account) or Permitted Investments of such amounts, or otherwise. The Master Servicer is also entitled to receive Excess Liquidation Proceeds as additional servicing compensation. The Master Servicer shall be required to pay all expenses it incurs in connection with servicing activities under this Agreement, including fees and expenses to Sub-Servicers, and shall not be entitled to reimbursement except as provided in this Agreement. Expenses to be paid by the Master Servicer under this Subsection 3.14(b) shall include payment of the expenses of the accountants retained pursuant to Section 3.16.

          Section 3.15. ANNUAL STATEMENT OF COMPLIANCE. Within 120 days after the last day of each fiscal year of the Master Servicer, currently November 30, commencing November 2002, the Master Servicer at its own expense, shall deliver to the Trustee, with a copy to the Rating Agency and the Certificate Insurer, an Officer's Certificate stating, as to the signer thereof, that (i) a review of the activities of the Master Servicer during the preceding fiscal year or applicable portion thereof and of performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Master Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Master Servicer to remedy such default; (iii) a review of the activities of each Sub-Servicer, if any, during the Sub-Servicer's most recently ended fiscal year on or prior to such November 30th and its performance under its Sub-Servicing Agreement has been made under such Officer's supervision; and (iv) to the best of the Servicing Officer's knowledge, based on his review and the certification of an officer of the Sub-Servicer (unless the Servicing Officer has reason to believe that reliance on such certification is not justified), either each Sub-Servicer has performed and fulfilled its duties, responsibilities and obligations under this Agreement and its Sub-Servicing Agreement in all material respects throughout the year, or, if there has been a default in performance or fulfillment of any such duties, responsibilities or obligations, specifying the nature and status of each such default known to the Servicing Officer. Copies of such statements shall be provided by the Master Servicer to the Certificateholders upon request or by the Trustee at the expense of the Master Servicer should the Master Servicer fail to provide such copies.

          Section 3.16. ANNUAL INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.
(a) Within 120 days after the last day of each fiscal year of the Master Servicer, currently November, commencing November 2002, the Master Servicer, at its expense, shall cause a firm of Independent public accountants who are members of the American Institute of Certified Public Accountants to furnish a statement to the Master Servicer, which will be provided to the Trustee, the Certificate Insurer and the Rating Agency to the effect that, in connection with the firm's examination of the Master Servicer's overall servicing activities for such fiscal year conducted in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, nothing came to their attention that indicated that the Master Servicer was not in compliance with Sections 3.07, 3.15, 4.01, 4.02 and 4.03 except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement. In connection with the engagement to deliver any such report (or other accountants' report or certificate hereunder) the Trustee is authorized and directed to enter into such agreed-upon-procedures or engagement letter as such accountants may request and shall be indemnified hereunder in so doing.

          (b) Within 120 days after the last day of the fiscal year of each Sub-Servicer or a Master Servicer other than EMC or the Trustee, commencing with the fiscal year ending in 2002, the Master Servicer, at its expense, shall furnish to the Trustee the most recently available letter or letters from one or more firms of Independent certified public accountants who are members of the American Institute of Certified Public Accountants reporting the results of such firm's examination of the servicing activities and procedures of any Sub-Servicer and any Master Servicer (other than EMC or the Trustee) in accordance with the requirements of the Uniform Single Attestation Program for Mortgage Bankers, or such other program as may be certified as being comparable by such accountants.

          Section 3.17. REMIC-RELATED COVENANTS. For as long as REMIC I or REMIC II shall exist, the Master Servicer and the Trustee shall, subject to Article IX, act in accordance herewith to treat REMIC I and REMIC II as REMICs. In particular, the Trustee shall not (a) sell or permit the sale (to the extent that it has actual knowledge of such sale) of all or any portion of the Mortgage Loans or of any Permitted Investment unless such sale is as a result of a repurchase of the Mortgage Loans pursuant to this Agreement or the Trustee has received a REMIC Opinion prepared at the expense of the Trust Fund; and (b) other than with respect to a substitution of a Mortgage Loan pursuant to Section
2.04 or in connection with a repurchase of a Mortgage Loan pursuant to this Agreement, accept any contribution to REMIC I or REMIC II after the Startup Day without receipt of a REMIC Opinion.

          Section 3.18. ADDITIONAL INFORMATION. The Master Servicer agrees to furnish the Seller and the Certificate Insurer from time to time upon reasonable request, such further information, reports and financial statements as the Seller or the Certificate Insurer deems appropriate to prepare and file any necessary reports with the Securities and Exchange Commission.

          Section 3.19. OPTIONAL PURCHASE OF DEFAULTED MORTGAGE LOANS. The Master Servicer shall have the right, but not the obligation, to purchase any Mortgage Loan that as of the first day of a calendar quarter is a Defaulted Mortgage Loan, at the Repurchase Price; PROVIDED, HOWEVER, that (i) such Mortgage Loan must, at the time of purchase by the Master Servicer, still be delinquent in payment by 91 days or more and (ii) the right of the Master Servicer hereunder to purchase such Mortgage Loan shall, if unexercised, terminate on the day prior to the last day of such calendar quarter; PROVIDED FURTHER, that such right of the Master Servicer with respect to such Mortgage Loan shall be reinstated if such Mortgage Loan shall, if following such Mortgage Loan's again becoming current in payment, it thereafter again becomes delinquent in payment by 91 days or more. In such event, the applicable calendar quarter for purposes of exercise by the Master Servicer of its right of purchase of such Mortgage Loan hereunder shall be the calendar quarter immediately succeeding such Mortgage Loan's having again become 91 days delinquent in payment. Such optional right of repurchase of Defaulted Mortgage Loans by the Master Servicer is subject to the further limitation that, should the Master Servicer have purchased Defaulted Mortgage Loans pursuant to this Section 3.19 equal to 2% of the Cut-Off Date Scheduled Principal Balance, it may thereafter only exercise such option with respect to a Defaulted Mortgage Loan that is the greatest number of days delinquent relative to other Defaulted Mortgage Loans at the time of such repurchase, and must provide the Trustee and the Certificate Insurer with a REMIC Opinion satisfactory to the Certificate Insurer in connection with each such purchase. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.

          Section 3.20. REQUIRED PURCHASE OF RESTRICTED LOANS. BSMCC agrees that if the Master Servicer has not theretofore purchased a Restricted Loan pursuant to Section 3.19, it will purchase from the Trust Fund at the Repurchase Price any Restricted Loan for which (i) it receives notice from the Master Servicer that title is about to be taken to the related Mortgaged Property as REO Property on behalf of the Trust Fund and (ii) the Foreclosure Balance of such Restricted Loan, plus the aggregate Foreclosure Balances as previously determined by the Master Servicer for Restricted Loans in the same Mortgage Loan Group that are currently held as REO Property, exceeds 0.75% of the then-current aggregate basis of the assets in REMIC I. The aggregate basis of the assets of REMIC I for this purpose is the basis of all REMIC I's assets as determined for purposes of the most recent Form 1066 (and in the case of any period prior to the first filing of Form 1066, the issue price of all interests issued by REMIC
I), properly adjusted for estimated changes to such basis. Any such purchase shall be accomplished as provided in Subsection 2.02(c) hereof.

          Section 3.21. REPORTS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION; ADDITIONAL INFORMATION. Within 15 days after each Distribution Date, the Trustee shall, in accordance with industry standards, file with the Commission via the Electronic Data Gathering and Retrieval System ("EDGAR"), a Form 8-K with a copy of the statement furnished by the Trustee to the Certificateholders for such Distribution Date as an exhibit thereto. Prior to January 30, 2002, the Trustee shall, in accordance with industry standards and only if instructed by the Seller, file a Form 15 Suspension Notice with respect to the Trust Fund, if applicable. Prior to March 30, 2002, the Trustee shall file a Form 10-K, in substance conforming to industry standards, with respect to the Trust Fund. The Seller hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Seller. Such power of attorney shall continue until the earlier of (i) receipt by the Trustee from the Seller of written termination of such power of attorney and (ii) the termination of the Trust Fund. The Seller agrees to promptly furnish to the Trustee, from time to time upon request, such further information, reports and financial statements within its control related to this Agreement and the Mortgage Loans as the Trustee reasonably deems appropriate to prepare and file all necessary reports with the Commission. The Trustee shall have no responsibility to file any items other than those specified in this Section 3.20; PROVIDED, however, that the Trustee shall cooperate with the Seller in connection with any additional filings with respect to the Trust Fund as the Seller deems necessary under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports filed by the Trustee under the Exchange Act shall be sent to: Structured Asset Mortgage Investments Inc., c/o Bear, Stearns & Co., Inc., Attn: Managing Director-Analysis and Control, One Metrotech Center North, Brooklyn, New York 11202-3859. Fees and expenses incurred by the Trustee in connection with this Section 3.20 shall not be reimbursable from the Trust Fund.

                                   ARTICLE IV

                                    Accounts

          Section 4.01. PROTECTED ACCOUNTS. (a) The Master Servicer shall establish and maintain if it is servicing the Mortgage Loans and shall require each Sub-Servicer to establish and maintain a Protected Account complying with the requirements set forth in this Section 4.01, with records to be kept with respect thereto on a Mortgage Loan by Mortgage Loan basis, into which accounts shall be deposited within two Business Days of receipt all collections of principal and interest on any Mortgage Loan and with respect to any REO Property received by the Master Servicer, or a Sub-Servicer, including Principal Prepayments, Insurance Proceeds, Liquidation Proceeds, and advances made from the Sub-Servicer's own funds (less servicing compensation as permitted by Subsection 3.14(a)) and all other amounts to be deposited in the Protected Accounts. The Master Servicer is hereby authorized to make withdrawals from and deposits to the related Protected Accounts for purposes required or permitted by this Agreement. All Protected Accounts shall be held in a Designated Depository Institution and segregated on the books of such institution. The amount at any time credited to a Protected Account shall be fully insured by the FDIC or, to the extent that such balance exceeds the lesser of $100,000 or the limits of such insurance, such excess must be transferred to the Certificate Account or invested in Permitted Investments or may be deposited in a Rating Agency Eligible Account in the name of the Trustee for the benefit of Certificateholders and the Certificate Insurer and not commingled with any other funds. The Master Servicer may, and the Master Servicer may permit a Sub-Servicer to, transfer funds to other accounts (which shall for purposes hereof be deemed to be Protected Accounts), commingle accounts, or to establish Protected Accounts not conforming to the foregoing requirements, to the extent that such other accounts or Protected Accounts are Rating Agency Eligible Accounts.

          Amounts on deposit in a Protected Account may be invested in Permitted Investments in the name of the Trustee for the benefit of Certificateholders and the Certificate Insurer and, except as provided in the preceding paragraph, not commingled with any other funds, such Permitted Investments to mature, or to be subject to redemption or withdrawal, no later than the date on which such funds are required to be withdrawn for deposit in the Certificate Account, and shall be held until required for such deposit. The income earned from Permitted Investments made pursuant to this Section 4.01 shall be paid to the Master Servicer or the related Sub-Servicer as additional compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Master Servicer or the related Sub-Servicer. The Master Servicer shall itself, or shall cause the related Sub-Servicer to, deposit the amount of any such loss in the related Protected Account within two Business Days of receipt of notification of such loss but not later than the second Business Day prior to the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

          (b) On or before (i) in the case of the Multifamily Loan, the 20th of each calendar month (or if such day is not a Business Day, the immediately succeeding Business Day) and (ii) in the case of any other Mortgage Loan, each Funds Transfer Date, the Master Servicer shall withdraw or shall cause to be withdrawn from the Protected Accounts and shall immediately deposit or cause to be deposited in the Certificate Account (and, in the case of the Multifamily Loan, the Master Servicer shall cause Reilly to withdraw from the applicable Protected Account and immediately deposit into the Certificate Account) amounts representing the following collections and payments (other than with respect to principal of or interest on the Mortgage Loans due on or before the Cut-off Date except for principal on Simple Interest Loans due on or before the Cut-Off Date but received after the Cut-Off Date):

               (i) Monthly Payments on the Mortgage Loans received or any portion thereof advanced by the Master Servicer or Sub-Servicers which were due on or before the related Due Date, net of the amount thereof comprising servicing fees in excess of any compensating interest payments by the Master Servicer or by Sub-Servicers;

               (ii) Full Principal Prepayments and any Liquidation Proceeds received by the Master Servicer or Sub-Servicers with respect to such Mortgage Loans in the related Prepayment Period, with interest to the date of prepayment or liquidation, net of the amount thereof comprising the Master Servicing Fee due the Master Servicer;

               (iii) Partial prepayments of principal received by the Master Servicer or Sub-Servicers for such Mortgage Loans in the related Prepayment Period; and

               (iv) Any amount to be used as a Certificate Account Advance.

          (c) Withdrawals may be made from a Protected Account only to make remittances as provided in Section 4.01(b) or 4.03; to reimburse the Master Servicer or a Sub-Servicer for advances of principal and interest which have been recovered by subsequent collection from the related Mortgagor; to remove amounts deposited in error; to remove fees, charges or other such amounts deposited on a temporary basis; or to clear and terminate the account at the termination of this Agreement in accordance with Section 10.01. As provided in
Section 4.02(b) certain amounts otherwise due to the Master Servicer may be retained by it and need not be deposited in the Certificate Account. Except as provided in the foregoing sentences, prior to transfer of funds into the Certificate Account pursuant to Section 4.01(b) for application as set forth in Sections 4.02, 4.03 and 6.01, no withdrawals shall otherwise be made to pay any expense, cost, fee, indemnity or liability of the Master Servicer or the Trustee.

          (d) The Master Servicer shall deliver to the Trustee on or prior to the Determination Date in each month a statement from the institution at which each Protected Account is maintained showing deposits and withdrawals during the prior month.

          Section 4.02. CERTIFICATE ACCOUNT. (a) The Trustee shall establish and maintain in the name of the Trustee, for the benefit of the Certificateholders and the Certificate Insurer, the Certificate Account as a segregated Rating Agency Eligible Account or Accounts. The Certificate Account shall have two separate subaccounts, one for each Mortgage Loan Group. The Trustee will deposit in the appropriate subaccount of the Certificate Account as received the following amounts:

               (i) Any amounts withdrawn from a Protected Account pursuant to Subsection 4.01(b);

               (ii) Any Monthly Advance and any Compensating Interest Payments;

               (iii) Any Insurance Proceeds or Liquidation Proceeds received by the Master Servicer which were not deposited in a Protected Account;

               (iv) The Repurchase Price, with respect to any Mortgage Loans purchased pursuant to Sections 2.02, 2.03A, 3.19 or 3.20, any amounts which are to be treated pursuant to Section 2.04 as the payment of such Repurchase Price, and all proceeds of any Mortgage Loans or property acquired with respect thereto repurchased by the Seller or its designee pursuant to Section 10.01;

               (v) Any amounts required to be deposited with respect to losses on Permitted Investments pursuant to Subsection 4.02(d) below; and

               (vi) Any other amounts received by the Master Servicer or the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement.

          (b) All amounts (other than income earned on Permitted Investments) deposited to the Certificate Account shall be held by the Trustee in the name of the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer and in accordance with the terms and provisions of this Agreement, subject to the right of the Master Servicer to require the Trustee to make withdrawals therefrom as provided herein. The foregoing requirements for crediting the Certificate Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of (i) prepayment or late payment charges or assumption, tax service, statement account or payoff, substitution, satisfaction, release and other like fees and charges and (ii) the items enumerated in Subsections 4.03(a)(ii),
(iii), (iv), (v), (vii), (viii), (x) and (xii) need not be credited by the Master Servicer or the related Sub-Servicer to the Certificate Account and may be retained by the Master Servicer or the related Sub-Servicer as servicing compensation. In the event that the Master Servicer shall deposit or cause to be deposited to the Certificate Account any amount not required to be credited thereto, the Trustee, upon receipt of a written request therefor signed by a Servicing Officer of the Master Servicer, shall promptly transfer such amount to the Master Servicer, any provision herein to the contrary notwithstanding.

          (c) The Certificate Account shall at all times be a Rating Agency Eligible Account held by the Trustee in trust for the benefit of the Certificateholders and the Certificate Insurer. The Certificate Account and the funds deposited therein shall not be subject to, and shall be protected from, all claims, liens and encumbrances of any creditors or depositors of the Trustee (whether made directly, or indirectly through a liquidator or receiver of the Trustee). In the sole discretion of the Trustee, the amount at any time credited to the Certificate Account, other than amounts advanced by the Certificate Insurer pursuant to the Certificate Insurance Policy, may be held uninvested or may be invested, in the name of the Trustee or its nominee, for the benefit of the Certificateholders and the Certificate Insurer, in such Permitted Investments to be held by the Trustee as selected by it. All Permitted Investments shall mature or be subject to redemption or withdrawal on or before, and shall be held until, the next succeeding Distribution Date if the obligor for such Permitted Investment is the Trustee or in the case of money market funds for which the Trustee or an Affiliate is the advisor or manager or, if such obligor is any other Person, the Business Day preceding such Distribution Date. Any amounts advanced by the Certificate Insurer shall be held uninvested.

          (d) If funds on deposit in the Certificate Account are invested, any income earned from Permitted Investments made pursuant to this Section 4.02 shall be paid to the Trustee, as compensation for its obligations under this Agreement, and the risk of loss of moneys required to be distributed to the Certificateholders resulting from such investments shall be borne by and be the risk of the Trustee. The amount of any such loss shall be deposited by the Trustee into the Certificate Account within two Business Days of receipt of notification of such loss but not later than the Distribution Date on which the moneys so invested are required to be distributed to the Certificateholders.

          Section 4.03. PERMITTED WITHDRAWALS AND TRANSFERS FROM THE CERTIFICATE ACCOUNT. (a) The Trustee will, from time to time on demand of the Master Servicer, make or cause to be made such withdrawals or transfers from the Certificate Account as the Master Servicer has designated for such transfer or withdrawal as specified in a certificate signed by a Servicing Officer (upon which the Trustee may conclusively rely) for the following purposes (limited in the case of amounts due the Master Servicer to those not withdrawn from the Protected Account in accordance with the terms of this Agreement):

               (i) [Reserved];

               (ii) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or Servicing Advance of its own funds or any advance of such Sub-Servicer's own funds, the right of the Master Servicer or a Sub-Servicer to reimbursement pursuant to this subclause (ii) being limited to amounts received on a particular Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late payments or recoveries of the principal of or interest on such Mortgage Loan respecting which such Monthly Advance or Servicing Advance was made;

               (iii) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds or Liquidation Proceeds relating to a particular Mortgage Loan for amounts expended by the Master Servicer or such Sub-Servicer pursuant to Section 3.12 in good faith in connection with the restoration of the related Mortgaged Property which was damaged by an Uninsured Cause or in connection with the liquidation of such Mortgage Loan;

               (iv) to reimburse the Master Servicer or any Sub-Servicer from Insurance Proceeds relating to a particular Mortgage Loan for Insured Expenses incurred with respect to such Mortgage Loan and to reimburse the Master Servicer or such Sub-Servicer from Liquidation Proceeds from a particular Mortgage Loan for Liquidation Expenses incurred with respect to such Mortgage Loan; PROVIDED THAT the -------- ---- Master Servicer shall not be entitled to reimbursement for Liquidation Expenses with respect to a Mortgage Loan to the extent that (i) any amounts with respect to such Mortgage Loan were paid as Excess Liquidation Proceeds pursuant to clause (xii) of this Subsection 4.03(a) to the Master Servicer; and (ii) such Liquidation Expenses were not included in the computation of such Excess Liquidation Proceeds;

               (v) to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of an amount equal to the Master Servicing Fee), as appropriate, from Liquidation Proceeds or Insurance Proceeds received in connection with the liquidation of any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation on account of each defaulted scheduled payment on such Mortgage Loan if paid in a timely manner by the related Mortgagor, but only to the extent that the aggregate of Liquidation Proceeds and Insurance Proceeds with respect to such Mortgage Loan, after any reimbursement to the Master Servicer or any Sub-Servicer, pursuant to subclauses (ii), (iii), (iv) and (vii) of this Subsection 4.03(a), exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the Master Servicing Fee Rate to but not including the date of payment;

               (vi) unless any such amount has already been deducted therefrom, to pay the Master Servicer or any Sub-Servicer (payment to any Sub-Servicer to be subject to prior payment to the Master Servicer of the portion of the Master Servicing Fee which the Master Servicer is entitled to retain as evidenced in writing to the Trustee by the Master Servicer, as appropriate) from the Repurchase Price for any Mortgage Loan, the amount which it or such Sub-Servicer would have been entitled to receive under subclause (x) of this Subsection 4.03(a) as servicing compensation, but only to the extent that the Repurchase Price with respect to such Mortgage Loan after any reimbursement to the related Master Servicer and Sub-Servicer pursuant to subclauses (ii) and (vii) of this Subsection 4.03(a) exceeds the Outstanding Principal Balance of such Mortgage Loan plus accrued and unpaid interest thereon at the related Mortgage Rate less the Master Servicing Fee Rate through the last day of the month of repurchase;

               (vii) to the extent not reimbursed pursuant to clause (iii) or
          (iv), to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances pursuant to Sections 3.07, 3.09 and 3.10, the right to reimbursement pursuant to this subclause being limited to amounts received on the related Mortgage Loan (including, for this purpose, the Repurchase Price therefor, Insurance Proceeds and Liquidation Proceeds) which represent late recoveries of the payments for which such advances were made;

               (viii) to pay the Master Servicer or any Sub-Servicer, as the case may be, with respect to each Mortgage Loan that has been purchased pursuant to Section 2.02, 2.03A, 2.04, 3.19 or 10.01 or BSMCC with respect to each Mortgage Loan purchased pursuant to Section 3.20, all amounts received thereon, representing recoveries of principal that reduce the Outstanding Principal Balance of the related Mortgage Loan below the Outstanding Principal Balance used in calculating the Repurchase Price or representing interest included in the calculation of the Repurchase Price or accrued after the end of the month during which such repurchase occurs;

               (ix) to reimburse the Master Servicer or any Sub-Servicer for any Monthly Advance or Servicing Advance, after a Realized Loss has been allocated with respect to the related Mortgage Loan if the Monthly Advance or Servicing Advance has not been reimbursed pursuant to clauses (ii) and (vii), such reimbursement to come from the subaccount relating to the Mortgage Loan Group of which the related Mortgage Loan is part;

               (x) to pay the Master Servicer and any Sub-Servicer servicing compensation as set forth in Section 3.14;

               (xi) on each Distribution Date, to reimburse the Master Servicer for expenses, costs, indemnification and liabilities incurred by and reimbursable to it pursuant to Subsection 7.04(c) and (d), in an amount not to exceed $7,500 per month, which, if not specifically allocable to a Mortgage Loan Group, shall be allocated between the subaccounts pro rata, based upon the aggregate Scheduled Principal Balance of the related Mortgage Loan Group as of the close of business on the last day of the immediately preceding Due Period (any such amounts in excess of $7,500 being subject to reimbursement in accordance with Section 6.01(a);

               (xii) pay to the Master Servicer, as additional servicing compensation, any Excess Liquidation Proceeds;

               (xiii) to clear and terminate the Certificate Account pursuant to
          Section 10.01; and

               (xiv) to remove amounts deposited in error.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of accounting for any reimbursement from the Certificate Account pursuant to subclauses (i) through
(vii), inclusive, and (ix) or with respect to any such amounts which would have been covered by such subclauses had the amounts not been retained by the Master Servicer without being deposited in the Certificate Account under Section 4.02(b).

          (b) On each Distribution Date, the Trustee shall make the following payments in the priority set forth from Available Funds in the Certificate Account (with respect to clause (i) and (ii), such payments to be allocated between Group Available Funds in each subaccount pro rata, based on the aggregate Scheduled Principal Balance of the related Mortgage Loan Group as of the close of business on the last day of the immediately preceding Due Period):

               (i) First, expenses, costs, liabilities, indemnities and other amounts incurred by and reimbursable to the Trustee in accordance with Sections 8.02 and 9.05(a) and (b), in an amount not to exceed $7,500 per month, shall be paid to the Trustee (any such amounts in excess of $7,500 per month being subject to reimbursement in accordance with
          Section 6.01(a).);

               (ii) Second, the Certificate Insurer Premium shall be paid to the Certificate Insurer in accordance with the Insurance Agreement; and

               (iii) Third, the amounts distributable to the Holders of the Certificates and the Certificate Insurer shall be payable in accordance with Section 6.01.

          (c) Notwithstanding the provisions of this Section 4.03, the Master Servicer may, but is not required to, allow the Sub-Servicers to deduct from amounts received by them or from the related Protected Account, prior to deposit in the Certificate Account, any portion to which such Sub-Servicers are entitled as servicing compensation (including income on Permitted Investments) or reimbursement of any reimbursable advances made by such Sub-Servicers.

          (d) The Trustee shall be permitted to make withdrawals or transfers from the Certificate Account to remove amounts deposited by the Trustee in error.

          Section 4.04. ACCRUED INTEREST ACCOUNT. The Trustee shall establish in the name of the Trustee for the benefit of the Certificateholders, the Accrued Interest Account as a Rating Agency Eligible Account. The Accrued Interest Account shall not be invested. On the Closing Date, EMC shall deposit an amount equal to the Accrued Interest Reimbursement Amount into the Accrued Interest Account. On the Distribution Date in November 2001, the Trustee shall distribute the Accrued Interest Reimbursement Amount to the Certificateholders in accordance with Section 6.01 and thereafter close the Accrued Interest Account.


                                   ARTICLE IVA

                        The Certificate Insurance Policy

          Section 4A.01. CLAIMS UNDER THE CERTIFICATE INSURANCE POLICY. (a) On each Determination Date, the Trustee shall, based on the related Loan Summary and Remittance Report delivered by the Master Servicer, determine whether a Deficiency Amount exists. If a Deficiency Amount then exists, the Trustee shall make a request for payment of the Deficiency Amount by the Certificate Insurer no later than 12:00 p.m. on the third Business Day prior to the related Distribution Date in the manner provided in the Certificate Insurance Policy. All claims made by the Trustee under the Certificate Insurance Policy shall be made in accordance with and subject to the terms of the Certificate Insurance Policy.

          (b) The Trustee shall (i) receive, as attorney-in-fact of each Holder of a Senior Certificate, any Insured Payment paid to the Trustee under the Certificate Insurance Policy, (ii) deposit any such Insured Payment in the Certificate Account and hold any such Insured Payment therein uninvested and
(iii) distribute the portion thereof constituting the Deficiency Amount to the related Holder of a Senior Certificate pursuant to Section 6.01(a). The portion of any Insured Payment constituting a Preference Amount shall, if received by the Trustee, be paid by the Trustee in accordance with the provisions of the Certificate Insurance Policy. Any Insured Payment made by the Certificate Insurer under the Certificate Insurance Policy and disbursed in accordance herewith or in accordance with the provisions of the Certificate Insurance Policy shall not be considered payment by the Trust with respect to such Certificates, and shall not discharge the obligations of the Trust with respect thereto. The Certificate Insurer shall, to the extent it makes any payment with respect to Senior Certificates, become subrogated to the rights of the recipients of such payments to the extent of such payments. Subject to and conditioned upon any payment with respect to Senior Certificates by or on behalf of the Certificate Insurer under the Certificate Insurance Policy, the Trustee shall on behalf of the Holders of the related Senior Certificates assign to the Certificate Insurer all rights to the payment of interest or principal with respect to such Senior Certificates which are then due for payment to the extent of all payments made by the Certificate Insurer. To evidence such subrogation, the Trustee shall note the Certificate Insurer's rights as subrogee upon the Certificate Register upon receipt from the Certificate Insurer of proof of payment by the Certificate Insurer under the Certificate Insurance Policy.

          (c) The Trustee shall be entitled to enforce on behalf of the Senior Certificateholders the obligations of the Certificate Insurer under the Certificate Insurance Policy. Notwithstanding any other provision of this Agreement, the Senior Certificateholders are not entitled to make a claim for any Deficiency Amount directly under the Certificate Insurance Policy or institute proceedings directly against the Certificate Insurer.

          Section 4A.02. RIGHTS OF THE CERTIFICATE INSURER. Each Senior Certificateholder by purchase of a Senior Certificate held by it acknowledges and agrees that the Certificate Insurer shall have certain rights hereunder for so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer pursuant to the Certificate Insurance Policy, and the Certificate Insurer is not in default thereunder. Notwithstanding anything to the contrary contained herein, so long as a default by the Certificate Insurer pursuant to the Certificate Insurance Policy has occurred and is continuing, any provision giving the Certificate Insurer the right to direct, appoint or consent to, approve of, or take any action under this Agreement or the Seller Contract, irrespective of whether such rights have been either granted directly to the Certificate Insurer, to the Certificate Insurer as a third-party beneficiary or exercised on behalf of the Senior Certificateholders, shall be inoperative during the period of such default and such right shall instead vest in the Trustee acting at the written direction of Senior Certificateholders (without regard to Section 11.06). The Certificate Insurer may disclaim any of its rights and powers under this Agreement (but not its duties and obligations under the Certificate Insurance Policy or the Insurance Agreement) upon delivery of a written notice to the Trustee. Unless otherwise specified herein, the Certificate Insurer may give or withhold any consent hereunder in its discretion.

                                    ARTICLE V

                                  Certificates

          Section 5.01. CERTIFICATES. (a) The Depository, the Seller and the Trustee have entered into a Depository Agreement dated as of October 17, 2001 (the "Depository Agreement"). Except for the Residual Certificates, the Individual Certificates and as provided in Subsection 5.01(b), the Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to a successor to the Depository; (ii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iii) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (iv) the Trustee shall deal with the Depository for all purposes (including the making of a distribution) as representative of such Certificate Owners of the respective Class of Certificates, and including for purposes of exercising the rights of Certificateholders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and (v) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants.

          The Residual Certificates and the Private Certificates are initially Physical Certificates. If at any time the Holders of all of the Certificates of one or more such Classes request that the Trustee cause such Class to become Global Certificates, the Trustee and the Seller will take such action as may be reasonably required to cause the Depository to accept such Class or Classes for trading if it may legally be so traded.

          All transfers by Certificate Owners of such respective Classes of Book-Entry Certificates and any Global Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

          (b) If (i)(A) the Seller advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository and (B) the Trustee or the Seller is unable to locate a qualified successor within 30 days or (ii) the Seller at its option advises the Trustee in writing that it elects to terminate the book-entry system through the Depository, the Trustee shall request that the Depository notify all Certificate Owners of the occurrence of any such event and of the availability of definitive, fully registered Certificates to Certificate Owners requesting the same. Upon surrender to the Trustee of the Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall issue such definitive Certificates. Neither the Seller, the Master Servicer nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions.

          (c) REMIC I will be evidenced by (x) the Class 1-a, Class 2-a, Class 1-b, Class 2-b and Class Q Certificates (the "REMIC I Regular Certificates"), which will be uncertificated and non-transferable and are hereby designated as the "regular interests" in REMIC I and (y) the Class R-1 Certificate, which is hereby designated as the single "residual interest" in REMIC I. The assets of REMIC I are, for federal income tax purposes, the assets of the Trust Fund. Distributions shall be made first, so as to keep the Class 1-a and Class 2-a Certificates equal to 0.1% of the Pool 1 Balance AND 0.1% of the Pool 2 Balance, respectively; second, to the Class 1-b and Class 2-b Certificates, so that their principal balances are equal to 0.1% of the excess of the Pool 1 Balance over the principal balance of the Class A-1 Certificates AND 0.1% of the excess of the Pool 2 Balance over the principal balance of the Class A-2 Certificates, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be distributed to the Class 1-b and Class 2-b Certificates such that the Subordinate Balance Ratio is maintained); and third, any remaining principal to the Class Q Certificates. Realized Losses shall be applied to the outstanding balance of each class of REMIC I Certificates, after all distributions have been made on each Distribution Date first, so as to keep the Class 1-a and Class 2-a Certificates equal to 0.1% of the Pool 1 Balance AND 0.1% of the Pool 2 Balance, respectively; second, to the Class 1-b and Class 2-b Certificates, so that their principal balances are equal to 0.1% of the excess of the Pool 1 Balance over the principal balance of the Class A-1 Certificates AND 0.1% of the excess of the Pool 2 Balance over the principal balance of the Class A-2 Certificates, respectively (except that if any such excess is a larger number than in the preceding distribution period, the least amount of principal shall be allocated to the Class 1-b and Class 2-b Certificates such that the Subordinate Balance Ratio is maintained); and third, the remaining Realized Losses shall be allocated to the Class Q Certificate. The REMIC I Regular Certificates and the Class R-1 Certificates will have the following designations and pass-through rates:

REMIC I                                                          PASS-
CERTIFICATES              INITIAL BALANCE                    THROUGH RATE
------------              -----------------                  -------------
1-a                        $      67,065.25                        (1)
2-a                        $      15,137.66                        (2)
1-b                        $       2,347.35                        (3)
2-b                        $     529,863.00                        (3)
Q                          $  81,588,500.84                        (3)
R-1                        $           0.00                        0%

----------------------
(1) For any Distribution Date, the weighted average Net Rate of the Group 1 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date.
(2) For any Distribution Date, the weighted average Net Rate of the Group 2 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date.
(3) For any Distribution Date, the weighted average Net Rate of all of the Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date.

          (d) REMIC II will be evidenced by the Class A-1, A-2, B-1, B-2, B-3, B-4, B-5 and B-6 Certificates (which are hereby designated as the "REMIC II Regular Certificates") and the Class R-2 Certificate (which is hereby designated as the sole residual interest in REMIC II). The assets of REMIC II are, for federal income tax purposes, the REMIC I Regular Certificates.

REMIC II                                                        PASS-
CERTIFICATES                  INITIAL BALANCE                THROUGH RATE
------------                  ---------------                ------------
A-1                           $ 64,717,900.00                     (1)
A-2                           $ 14,607,800.00                     (2)
B-1                           $    822,000.00                     (3)
B-2                           $    822,000.00                     (3)
B-3                           $    616,500.00                     (3)
B-4                           $    205,500.00                     (3)
B-5                           $    164,400.00                     (3)
B-6                           $    246,813.00                     (3)
R-2                           $          0.00                     0%

----------------------
(1) For any Distribution Date, the weighted average of the Net Rates of the Group 1 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date, less the Certificate Insurer Rate.
(2) For any Distribution Date, the weighted average of the Net Rates of the Group 2 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date, less the Certificate Insurer Rate.
(3) For any Distribution Date, an amount equal to the weighted average of the pass-through rates of the Class 1-b and the Class 2-b Certificates on such Distribution Date, PROVIDED, HOWEVER, that (i) the pass-through rate of the Class 1-b Certificates shall be subject to both a cap and a floor equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date and (ii) the pass-through rate of the Class 2-b Certificates shall be subject to both a cap and a floor equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans as of the close of business on the last day of the Due Period immediately preceding the Due Period related to such Distribution Date.

          (e) With respect to each Distribution Date, each Class of Certificates (other than the Residual Certificates) shall accrue interest during the related Interest Accrual Period. With respect to each Distribution Date and each such Class of Certificates, interest shall be calculated, on the basis of a 360-day year comprised of twelve 30-day months, based upon the respective Pass-Through Rate determined as provided above, and the Current Principal Amount of such Class applicable to such Distribution Date.

          (f) The Certificates shall be substantially in the forms set forth in Exhibit A. On original issuance, the Trustee shall sign, countersign and shall deliver them at the direction of the Seller. Pending the preparation of definitive Certificates of any Class, the Trustee may sign and countersign temporary Certificates that are printed, lithographed or typewritten, in authorized denominations for Certificates of such Class, substantially of the tenor of the definitive Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers or authorized signatories executing such Certificates may determine, as evidenced by their execution of such Certificates. If temporary Certificates are issued, the Seller will cause definitive Certificates to be prepared without unreasonable delay. After the preparation of definitive Certificates, the temporary Certificates shall be exchangeable for definitive Certificates upon surrender of the temporary Certificates at the office of the Trustee, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Certificates, the Trustee shall sign and countersign and deliver in exchange therefor a like aggregate principal amount, in authorized denominations for such Class, of definitive Certificates of the same Class. Until so exchanged, such temporary Certificates shall in all respects be entitled to the same benefits as definitive Certificates.

          (g) Each Class of Book-Entry Certificates will be registered as a single Certificate of such Class held by a nominee of the Depository or the DTC Custodian, and beneficial interests will be held by investors through the book-entry facilities of the Depository in minimum denominations of $25,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign Physical Certificates all in an aggregate principal amount that shall equal the Current Principal Amount of such Class on the Closing Date. The Private Certificates (other than the Residual Certificates) will be issued in certificated fully-registered form in minimum denominations of $50,000 and increments of $1.00 in excess thereof, except that one Certificate of each such Class may be issued in a different amount so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. The Residual Certificates shall each be issued as a single certificate in certificated fully-registered form with no principal balance. Each Class of Global Certificates, if any, shall be issued in fully registered form in minimum dollar denominations of $50,000 and integral multiples of $1.00 in excess thereof, except that one Certificate of each Class may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Current Principal Amount of such Class on the Closing Date. On the Closing Date, the Trustee shall execute and countersign (i) in the case of each Class of Offered Certificates, the Certificate in the entire Current Principal Amount of the respective Class and (ii) in the case of each Class of Private Certificates, all in an aggregate principal amount that shall equal the Current Principal Amount of each such respective Class on the Closing Date. The Certificates referred to in clause (i) and, if at any time there are to be Global Certificates, the Global Certificates, shall be delivered by the Seller to the Depository or pursuant to the Depository's instructions, shall be delivered by the Seller on behalf of the Depository to and deposited with the DTC Custodian. The Trustee shall sign the Certificates by facsimile or manual signature and countersign them by manual signature on behalf of the Trustee by one or more authorized signatories, each of whom shall be a Responsible Officer of the Trustee or its agent. A Certificate bearing the manual and facsimile signatures of individuals who were the authorized signatories of the Trustee or its agent at the time of issuance shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to hold such positions prior to the delivery of such Certificate.

          (h) No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Certificate the manually executed countersignature of the Trustee or its agent, and such countersignature upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates issued on the Closing Date shall be dated the Closing Date. All Certificates issued thereafter shall be dated the date of their countersignature.

          (i) The Closing Date is hereby designated as the "startup" day of each REMIC within the meaning of Section 860G(a)(9) of the Code.

          (j) For federal income tax purposes, each REMIC shall have a tax year that is a calendar year and shall report income on an accrual basis.

          (k) The Trustee shall cause each REMIC to elect to be treated as a REMIC under Section 860D of the Code. Any inconsistencies or ambiguities in this Agreement or in the administration of any Trust established hereby shall be resolved in a manner that preserves the validity of such elections.

          (l) The "latest possible maturity date" (for purposes of Treasury Regulation Section 1.860G-1) for each of the regular interests in REMIC I and REMIC II shall be the Assumed Final Distribution Date.

          (m) The Class R-1 and Class R-2 Certificates shall each be entitled to all distributions from their respective REMICs, if any, that are not otherwise provided for herein.

          Section 5.02. REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.
(a) The Trustee shall maintain at its Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided.

          (b) Subject to Subsection 5.01(a) and, in the case of any Global Certificate or Physical Certificate upon the satisfaction of the conditions set forth below, upon surrender for registration of transfer of any Certificate at any office or agency of the Trustee maintained for such purpose, the Trustee shall sign, countersign and shall deliver, in the name of the designated transferee or transferees, a new Certificate of a like Class and aggregate Fractional Undivided Interest, but bearing a different number.

          (c) By acceptance of an Individual Certificate, whether upon original issuance or subsequent transfer, each holder of such a Certificate acknowledges the restrictions on the transfer of such Certificate set forth in the Securities Legend and agrees that it will transfer such a Certificate only as provided herein. In addition to the provisions of Subsection 5.02(h), the following restrictions shall apply with respect to the transfer and registration of transfer of an Individual Certificate to a transferee that takes delivery in the form of an Individual Certificate:

               (i) The Trustee shall register the transfer of an Individual Certificate if the requested transfer is being made to a transferee who has provided the Trustee with a Rule 144A Certificate.

               (ii) The Trustee shall register the transfer of any Individual Certificate if (x) the transferor has advised the Trustee in writing that the Certificate is being transferred to an Institutional Accredited Investor; and (y) prior to the transfer the transferee furnishes to the Trustee an Investment Letter (and the Trustee shall be fully protected in so doing), provided that, if based upon an Opinion of Counsel to the effect that the delivery of (x) and (y) above are not sufficient to confirm that the proposed transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable laws, the Trustee shall as a condition of the registration of any such transfer require the transferor to furnish such other certifications, legal opinions or other information prior to registering the transfer of an Individual Certificate as shall be set forth in such Opinion of Counsel.

          (d) Subject to Subsection 5.02(h), so long as a Global Certificate of such Class is outstanding and is held by or on behalf of the Depository, transfers of beneficial interests in such Global Certificate, or transfers by holders of Individual Certificates of such Class to transferees that take delivery in the form of beneficial interests in the Global Certificate, may be made only in accordance with this Subsection 5.02(d) and in accordance with the rules of the Depository:

               (i) In the case of a beneficial interest in the Global Certificate being transferred to an Institutional Accredited Investor, such transferee shall be required to take delivery in the form of an Individual Certificate or Certificates and the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(ii).

               (ii) In the case of a beneficial interest in a Class of Global Certificates being transferred to a transferee that takes delivery in the form of an Individual Certificate or Certificates of such Class, except as set forth in clause (i) above, the Trustee shall register such transfer only upon compliance with the provisions of Subsection 5.02(c)(i).

               (iii) In the case of an Individual Certificate of a Class being transferred to a transferee that takes delivery in the form of a beneficial interest in a Global Certificate of such Class, the Trustee shall register such transfer if the transferee has provided the Trustee with a Rule 144A Certificate.

               (iv) No restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in the Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class; provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB.

          (e) Subject to Subsection 5.02(h), an exchange of a beneficial interest in a Global Certificate of a Class for an Individual Certificate or Certificates of such Class, an exchange of an Individual Certificate or Certificates of a Class for a beneficial interest in the Global Certificate of such Class and an exchange of an Individual Certificate or Certificates of a Class for another Individual Certificate or Certificates of such Class (in each case, whether or not such exchange is made in anticipation of subsequent transfer, and, in the case of the Global Certificate of such Class, so long as such Certificate is outstanding and is held by or on behalf of the Depository) may be made only in accordance with this Subsection 5.02(e) and in accordance with the rules of the Depository:

               (i) A holder of a beneficial interest in a Global Certificate of a Class may at any time exchange such beneficial interest for an Individual Certificate or Certificates of such Class.

               (ii) A holder of an Individual Certificate or Certificates of a Class may exchange such Certificate or Certificates for a beneficial interest in the Global Certificate of such Class if such holder furnishes to the Trustee a Rule 144A Certificate.

               (iii) A holder of an Individual Certificate of a Class may exchange such Certificate for an equal aggregate principal amount of Individual Certificates of such Class in different authorized denominations without any certification.

          (f) (i) Upon acceptance for exchange or transfer of an Individual Certificate of a Class for a beneficial interest in a Global Certificate of such Class as provided herein, the Trustee shall cancel such Individual Certificate and shall (or shall request the Depository to) endorse on the schedule affixed to the applicable Global Certificate (or on a continuation of such schedule affixed to the Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and an increase in the certificate balance of the Global Certificate equal to the certificate balance of such Individual Certificate exchanged or transferred therefor.

               (ii) Upon acceptance for exchange or transfer of a beneficial interest in a Global Certificate of a Class for an Individual Certificate of such Class as provided herein, the Trustee shall (or shall request the Depository to) endorse on the schedule affixed to such Global Certificate (or on a continuation of such schedule affixed to such Global Certificate and made a part thereof) or otherwise make in its books and records an appropriate notation evidencing the date of such exchange or transfer and a decrease in the certificate balance of such Global Certificate equal to the certificate balance of such Individual Certificate issued in exchange therefor or upon transfer thereof.

          (g) The Securities Legend shall be placed on any Individual Certificate issued in exchange for or upon transfer of another Individual Certificate or of a beneficial interest in a Global Certificate.

          (h) Subject to the restrictions on transfer and exchange set forth in this Section 5.02 and Sections 5.06 and 5.07, the holder of any Individual Certificate may transfer or exchange the same in whole or in part (in an initial certificate balance equal to the minimum authorized denomination set forth in
Section 5.01(g) above or any integral multiple of $1.00 in excess thereof) by surrendering such Certificate at the Corporate Trust Office or at such other office as may be designated by the Trustee for this purpose, or at the office of any transfer agent, together with an executed instrument of assignment and transfer satisfactory in form and substance to the Trustee in the case of transfer and a written request for exchange in the case of exchange. The holder of a beneficial interest in a Global Certificate may, subject to the rules and procedures of the Depository, cause the Depository (or its nominee) to notify the Trustee in writing of a request for transfer or exchange of such beneficial interest for an Individual Certificate or Certificates. Following a proper request for transfer or exchange, the Trustee shall, within five Business Days of such request made at such Corporate Trust Office, sign, countersign and deliver at such Corporate Trust Office, to the transferee (in the case of transfer) or holder (in the case of exchange) or send by first class mail at the risk of the transferee (in the case of transfer) or holder (in the case of exchange) to such address as the transferee or holder, as applicable, may request, an Individual Certificate or Certificates, as the case may require, for a like aggregate Fractional Undivided Interest and in such authorized denomination or denominations as may be requested. The presentation for transfer or exchange of any Individual Certificate shall not be valid unless made at the Corporate Trust Office or at such other office as may be designated by the Trustee for this purpose by the registered holder in person, or by a duly authorized attorney-in-fact. As of the Closing Date, the Trustee designates its Corporate Trust Office as the office for accepting Certificates for transfer or surrender in accordance with this Article V.

          (i) At the option of the Certificateholders, Certificates may be exchanged for other Certificates of authorized denominations of a like Class and aggregate Fractional Undivided Interest, upon surrender of the Certificates to be exchanged at any such office or agency; PROVIDED, HOWEVER, that no Certificate may be exchanged for new Certificates unless the original Fractional Undivided Interest represented by each such new Certificate (i) is at least equal to the minimum authorized denomination, or (ii) is acceptable to the Seller as indicated to the Trustee in writing. Whenever any Certificates are so surrendered for exchange, the Trustee shall sign and countersign and the Trustee shall deliver the Certificates which the Certificateholder making the exchange is entitled to receive.

          (j) If the Trustee so requires, every Certificate presented or surrendered for transfer or exchange shall be duly endorsed by, or be accompanied by a written instrument of transfer, with a signature guarantee, in form satisfactory to the Trustee, duly executed by the holder thereof or his or her attorney duly authorized in writing.

          (k) No service charge shall be made for any transfer or exchange of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          (l) The Trustee shall cancel all Certificates surrendered for transfer or exchange but shall retain such Certificates in accordance with its standard retention policy or for such further time as is required by the record retention requirements of the Securities Exchange Act of 1934, as amended, and thereafter may destroy such Certificates.

          (m) The following legend shall be placed on Certificates for each Class of Subordinate Certificates, whether upon original issuance or upon issuance of any other Certificate of any such Class in exchange therefor or upon transfer thereof and each transfer of Certificates of such Classes shall be subject to the provisions thereof:

         THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PRIVATE CERTIFICATE.

          Section 5.03. MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES. (a) If (i) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate, and (ii) there is delivered to the Trustee such security or indemnity as it may require to save it harmless, and (iii) the Trustee has not received notice that such Certificate has been acquired by a third Person, the Trustee shall sign, countersign and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Fractional Undivided Interest but in each case bearing a different number. The mutilated, destroyed, lost or stolen Certificate shall thereupon be canceled of record by the Trustee and shall be of no further effect and evidence no rights.

          (b) Upon the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any duplicate Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04. PERSONS DEEMED OWNERS. Prior to due presentation of a Certificate for registration of transfer, the Seller, the Master Servicer, the Trustee and any agent of the Seller, the Master Servicer or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section
6.01 and for all other purposes whatsoever. Neither the Seller, the Master Servicer, the Trustee nor any agent of the Seller, the Master Servicer or the Trustee shall be affected by notice to the contrary. No Certificate shall be deemed duly presented for a transfer effective on any Record Date unless the Certificate to be transferred is presented no later than the close of business on the fifth Business Day preceding such Record Date.

          Section 5.05. TRANSFER RESTRICTIONS ON RESIDUAL CERTIFICATES. (a) The Residual Certificate, or interests therein, may not be transferred without the prior express written consent of the Tax Matters Person and the Seller. As a prerequisite to such consent, the proposed transferee must provide the Tax Matters Person, the Seller and the Trustee with an affidavit that the proposed transferee is not a Disqualified Organization (as defined in Subsection 5.05(b)) (and, unless the Tax Matters Person and the Seller consent to the transfer to a person who is not a U.S. Person, an affidavit that it is a U.S. Person) as provided in Subsection 5.05(b).

          (b) No transfer, sale or other disposition of a Residual Certificate (including a beneficial interest therein) may be made unless, prior to the transfer, sale or other disposition of a Residual Certificate, the proposed transferee (including the initial purchaser thereof) delivers to the Tax Matters Person, the Seller and the Trustee an affidavit in the form attached hereto as Exhibit E stating, among other things, that as of the date of such transfer (i) such transferee is not any of (A) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing (other than an instrumentality that is a corporation all of whose activities are subject to tax under Chapter 1 of Subtitle A of the Code and (except in the case of Freddie
Mac) a majority of whose board of directors is not selected by the United States, or any state or political subdivision thereof), (B) any organization that is exempt from any tax imposed by Chapter 1 of Subtitle A of the Code, other than (x) a tax-exempt farmers' cooperative within the meaning of Section 521 of the Code or (y) an organization that is subject to the tax imposed by
Section 511 of the Code on "unrelated business taxable income" or (C) a corporation operating on a cooperative basis that is engaged in furnishing electric energy or providing telephone service to persons in rural areas (within the meaning of Section 1381(a)(2)(C) of the Code) (any Person described in (A),
(B), or (C) being referred to herein as a "Disqualified Organization") and that
(ii) such transferee is not acquiring such Residual Certificate for the account of a Disqualified Organization. Neither the Tax Matters Person nor the Seller shall consent to a transfer of a Residual Certificate if it has actual knowledge that any statement made in the affidavit issued pursuant to the preceding sentence is not true. Notwithstanding any transfer, sale or other disposition of a Residual Certificate to a Disqualified Organization, such transfer, sale or other disposition shall be deemed to be of no legal force or effect whatsoever and such Disqualified Organization shall not be deemed to be a Holder of a Residual Certificate for any purpose hereunder, including, but not limited to, the receipt of distributions thereon. If any purported transfer shall be in violation of the provisions of this Subsection 5.05(b), then the prior Holder thereof shall, upon discovery that the transfer of such Residual Certificate was not in fact permitted by this Subsection 5.05(b), be restored to all rights as a Holder thereof retroactive to the date of the purported transfer. None of the Trustee, the Seller or the Tax Matters Person shall be under any liability to any Person for any registration or transfer of a Residual Certificate that is not permitted by this Subsection 5.05(b) or for making payments due on such Residual Certificate to the purported Holder thereof or taking any other action with respect to such purported Holder under the provisions of this Agreement so long as the written affidavit referred to above was received with respect to such transfer, and the Tax Matters Person, the Seller or the Trustee, as applicable, had no actual knowledge, that it was untrue. The prior Holder shall be entitled to recover from any purported Holder of a Residual Certificate that was in fact not a permitted transferee under this Subsection 5.05(b) at the time it became a Holder all payments made on such Residual Certificate. Each Holder of a Residual Certificate, by acceptance thereof, shall be deemed for all purposes to have consented to the provisions of this Subsection 5.05(b) and to any amendment of this Agreement deemed necessary (whether as a result of new legislation or otherwise) by counsel of the Tax Matters Person or the Seller to ensure that the Residual Certificate is not transferred to a Disqualified Organization and that any transfer of such Residual Certificate will not cause the imposition of a tax upon the Trust or cause REMIC I or REMIC II to fail to qualify as a REMIC.

          (c) Unless the Tax Matters Person and the Seller shall have consented in writing (which consent may be withheld in such person's sole discretion), the Residual Certificate (including a beneficial interest therein) may not be purchased by or transferred to any person who is not a "United States person," as such term is defined in Section 7701(a)(30) of the Code.

          (d) By accepting a Residual Certificate, the purchaser thereof agrees to be a Tax Matters Person, and appoints the Trustee to act as its agent with respect to all matters concerning the tax obligations of the Trust, other than those matters regarding transfer restrictions contained in this Section 5.05.

          Section 5.06. RESTRICTIONS ON TRANSFERABILITY OF PRIVATE CERTIFICATES.
(a) No offer, sale, transfer or other disposition (including pledge) of a Private Certificate shall be made by any Holder thereof unless registered under the Securities Act, or an exemption from the registration requirements of the Securities Act and any applicable state securities or "Blue Sky" laws is available and the prospective transferee (other than the Seller) of such Certificate signs and delivers to the Trustee an Investment Letter, if the transferee is an Institutional Accredited Investor, in the form set forth as Exhibit F-1 hereto, or a Rule 144A Certificate, if the transferee is a QIB, in the form set forth as Exhibit F-2 hereto. Notwithstanding the provisions of the immediately preceding sentence, no restrictions shall apply with respect to the transfer or registration of transfer of a beneficial interest in a Physical Certificate that is a Global Certificate of a Class to a transferee that takes delivery in the form of a beneficial interest in the Global Certificate of such Class provided that each such transferee shall be deemed to have made such representations and warranties contained in the Rule 144A Certificate as are sufficient to establish that it is a QIB. In the case of a proposed transfer of a Private Certificate to a transferee other than a QIB, the Trustee may require an Opinion of Counsel that such transaction is exempt from the registration requirements of the Securities Act. The cost of such opinion shall not be an expense of the Trustee or the Trust Fund.

          (b) Each Private Certificate shall bear a Securities Legend.

          Section 5.07. ERISA RESTRICTIONS. (a) Subject to the provisions of subsection (b), no Certificates of a Class of Individual Certificates may be acquired directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code (a "Plan"), unless the proposed transferee provides a representation or certification to the Trustee substantially in the form of
Exhibit I hereto (upon which the Trustee is authorized to rely) to the effect that the proposed transfer and/or holding of a Certificate and the servicing, management and operation of the Trust: (i) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers and (ii) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee.

          (b) Any Person acquiring an interest in a Book-Entry Certificate or a Global Certificate which is a Subordinate Certificate, by acquisition of such Certificate, shall be deemed to have represented to the Trustee that it is either: (i) not acquiring an interest in such Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of ERISA and/or Section 4975 of the Code, or (ii) such Person provides a representation or certification to the Trustee to the effect that the transfer and/or holding of an interest in such Certificate and the servicing, management and/or operation of the Trust and its assets: (I) will not result in any prohibited transaction which is not covered under an individual or class prohibited transaction exemption, including, but not limited to, PTE 84-14, PTE 91-38, PTE 90-1, PTE 95-60 or PTE 96-23 and (II) will not give rise to any additional fiduciary duties on the part of the Master Servicer or the Trustee.

          (c) Any attempted or purported transfer of any Certificate in violation of the provisions of Subsections (a) or (b) above shall be void AB INITIO and such Certificate shall be considered to have been held continuously by the prior permitted Certificateholder. Any transferor of any Certificate in violation of such provisions, shall indemnify and hold harmless the Trustee from and against any and all liabilities, claims, costs or expenses incurred by the Trustee as a result of such attempted or purported transfer.

          Section 5.08. RULE 144A INFORMATION. For so long as any Private Certificates are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) of the Securities Act, (1) the Master Servicer will provide or cause to be provided to any Holder of such Certificates and any prospective purchaser thereof designated by such a Holder, upon the request of such Holder or prospective purchaser, the information required to be provided to such Holder or prospective purchaser by Rule 144A(d)(4) under the Securities Act; and (2) the Master Servicer shall update such information from time to time in order to prevent such information from becoming false and misleading and will take such other actions as are necessary to ensure that the safe harbor exemption from the registration requirements of the Securities Act under Rule 144A is and will be available for resales of such Certificates conducted in accordance with Rule 144A.

                                   ARTICLE VI

                         Payments to Certificateholders

          Section 6.01. DISTRIBUTIONS ON THE CERTIFICATES. (a) On each Distribution Date, following application of Available Funds pursuant to clauses
(i) and (ii) of Section 4.03(b), the Trustee will withdraw remaining Group 1 Available Funds and Group 2 Available Funds from the related sub-account of the Certificate Account and distribute them, together with (i) on the Distribution Date in November 2001, the Accrued Interest Reimbursement Amount withdrawn from the Accrued Interest Account (to be applied pursuant to clause FIRST below) and
(ii) in the case of distributions of Group Available Funds to the Holders of the Senior Certificates of a Senior Certificate Group, any amounts advanced by the Certificate Insurer in respect of such Senior Certificate Group and on deposit in the appropriate subaccount of the Certificate Account, in the following order of priority among the Certificates:

         FIRST, to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates, from the related Group Available Funds, Accrued Certificate Interest for such Senior Certificate Group for such Distribution Date and, on the Distribution Date in November 2001, the portion of the Accrued Interest Reimbursement Amount allocable to such Senior Certificate Group;

         SECOND, to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates, from the related Group Available Funds, Accrued Certificate Interest for such Senior Certificate Group remaining unpaid from prior Distribution Dates;

         THIRD, to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates, from the related Group Available Funds, the related Senior Optimal Principal Amount, in reduction of the Current Principal Amount of such Senior Certificate Group, until the Current Principal Amount of such Senior Certificate Group has been reduced to zero;

         FOURTH, on each Distribution Date on which:

               (i) the Current Principal Amount of one Senior Certificate Group has been reduced to zero and

               (ii) if such Distribution Date occurs on or prior to the Cross-Over Date, the Subordination Trigger has not been met,

         from any remaining Group Available Funds allocable to principal for such Senior Certificate Group (and not including any amounts advanced by the Certificate Insurer), to the other Senior Certificate Group, in reduction of the Current Principal Amount thereof, if any, until such Current Principal Amount has been reduced to zero;

         FIFTH, if on any Distribution Date the aggregate Current Principal Amount of any Senior Certificate Group, following distributions pursuant to clauses FIRST through FOURTH, would be greater than the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group and the Subordinate Certificates are still outstanding:

               (i) 100% of all Available Funds otherwise allocable to the Subordinate Certificates in respect of principal will be distributed to reduce the Current Principal Amount of such Senior Certificate Group until such Current Principal Amount equals the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group; and

               (ii) Accrued Certificate Interest otherwise allocable to the Subordinate Certificates on such Distribution Date will be reduced, if necessary, and distributed to such Senior Certificate Group in an amount equal to Accrued Certificate Interest for such Senior Certificate Group for such Distribution Date, calculated on the excess of the Current Principal Amount of such Senior Certificate Group over the aggregate Scheduled Principal Balance of the Mortgage Loans in the related Mortgage Loan Group. Any reduction in Accrued Certificate Interest allocable to the Subordinate Certificates will be allocated to the Subordinate Certificates in inverse order of their numerical class designations;

         SIXTH, to the Certificate Insurer, with respect to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates, from related Group Available Funds, to reimburse it for any amounts paid to such Certificate Group pursuant to the Certificate Insurance Policy (i) on such Distribution Date and (ii) on prior Distribution Dates, if unpaid, including interest on any such unpaid amount at the rate and as set forth in the Insurance Agreement;

         SEVENTH, on each Distribution Date on which:

               (i) the Current Principal Amount of one Senior Certificate Group has been reduced to zero and

               (ii) if such Distribution Date occurs on or prior to the Cross-Over Date, the Subordination Trigger has not been met,

         from any remaining Group Available Funds allocable to principal for such Senior Certificate Group (and not including any amounts advanced by the Certificate Insurer), to the Certificate Insurer, to reimburse it for amounts set forth in clause SIXTH above made in respect of the other Senior Certificate Group, if any, that remain unpaid after application of funds pursuant to clause SIXTH;

         EIGHTH, from any remaining Group 1 and Group 2 Available Funds, any costs, expenses, liabilities and indemnification of the Trustee not paid pursuant to Section 4.03(b), including any such costs, expenses, liabilities or indemnification remaining unpaid from prior Distribution Dates;

         NINTH, from any remaining Group 1 and Group 2 Available Funds, any costs, expenses, indemnification and liabilities of the Master Servicer not paid pursuant to Section 4.03(a), including any such costs, expenses, liabilities or indemnification remaining unpaid from prior Distribution Dates;

         TENTH, sequentially, in the following order, from any remaining Group 1 and Group 2 Available Funds, to each of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6 Certificates, in each case up to an amount equal to and in the following order:

                    (1) the Accrued Certificate Interest on such Class for such
               Distribution Date,

                    (2) any Accrued Certificate Interest on such Class remaining undistributed from previous Distribution Dates and

                    (3) such Class's Allocable Share for such Distribution Date, in reduction of the Current Principal Amount thereof; and

         ELEVENTH, any remaining Group 1 Available Funds to the Class R-1 Certificates, and any remaining Group 2 Available Funds to the Class R-2 Certificates.

          (b) No Accrued Certificate Interest will be payable with respect to any Class of Certificates after the Distribution Date on which the aggregate outstanding Current Principal Amount of such Class of Certificates has been reduced to zero.

          (c) Net Interest Shortfalls will be allocated among the Certificateholders in proportion to the amount of Accrued Certificate Interest that would have been allocated to each Certificate in the absence of any Net Interest Shortfall.

          Section 6.02. [Reserved]

          Section 6.03. ALLOCATION OF LOSSES. (a) On or prior to each Determination Date, the Master Servicer shall determine and report to the Trustee the amount of any Realized Loss in respect of each Mortgage Loan that occurred during the immediately preceding calendar month.

          (b) (A) With respect to any Determination Date, the principal portion of each Realized Loss on a Mortgage Loan shall be allocated as follows:

                         FIRST, to the Class B-6 Certificates until the Current
               Principal Amount thereof has been reduced to zero;

                         SECOND, to the Class B-5 Certificates until the Current
               Principal Amount thereof has been reduced to zero;

                         THIRD, to the Class B-4 Certificates until the Current
               Principal Amount thereof has been reduced to zero;

                         FOURTH, to the Class B-3 Certificates until the Current
               Principal Amount thereof has been reduced to zero;

                         FIFTH, to the Class B-2 Certificates until the Current
               Principal Amount thereof has been reduced to zero;

                         SIXTH, to the Class B-1 Certificates until the Current
               Principal Amount thereof has been reduced to zero; and

                         SEVENTH, to the Senior Certificates of each Senior
               Certificate Group, in respect of a Mortgage Loan in the related Mortgage Loan Group.

          (B) Notwithstanding the foregoing, no such allocation of any Realized Loss shall be made on a Distribution Date to the extent that such allocation would result in the reduction of the aggregate Current Principal Amounts of all the Certificates as of such Distribution Date, after giving effect to all distributions and prior allocations of Realized Losses on such date, to an amount less than the aggregate Scheduled Principal Balance of the Mortgage Loans as of the first day of the month of such Distribution Date (such limitation, the "Loss Allocation Limitation").

          (c) Any Realized Losses allocated to a Class of Certificates pursuant to Subsection 6.03(b) shall be allocated among the Certificates of such Class in proportion to their respective Current Principal Amounts. Any allocation of Realized Losses pursuant to this Subsection 6.03(c) shall be accomplished by reducing the Current Principal Amount of the related Certificates on the related Distribution Date in accordance with Subsection 6.03(d).

          (d) Realized Losses allocated in accordance with this Section 6.03 shall be allocated on the Distribution Date in the month following the month in which such loss was incurred and, in the case of the principal portion thereof, after giving effect to distributions made on such Distribution Date.

          (e) On each Distribution Date, the Trustee shall determine the Subordinate Certificate Writedown Amount, if any. Any such Subordinate Certificate Writedown Amount shall effect a corresponding reduction in the Current Principal Amount of each class of Subordinate Certificates in the reverse order of their numerical Class designations.

          (f) [Reserved]

          (g) Realized Losses on Mortgage Loans occurring on or prior to the Cross-Over Date will not be allocated among any Senior Certificates. As a result of the subordination of the Subordinate Certificates in right of distribution, such Realized Losses will be borne first by the Subordinate Certificates in inverse order of their numerical Class designations.

          Section 6.04. [Reserved]

          Section 6.05. PAYMENTS. (a) [Reserved].

          (b) On each Distribution Date, other than the final Distribution Date, the Trustee shall distribute to each Certificateholder of record on the immediately preceding Record Date such Certificateholder's PRO RATA share (based on the aggregate Fractional Undivided Interest represented by such Holder's Certificates) of all amounts required to be distributed on such Distribution Date to its Class. The Trustee shall calculate such amounts based upon the information provided the Master Servicer pursuant to Subsection 6.07(b).

          (c) Payment of the above amounts to each Certificateholder shall be made (i) by check mailed to each Certificateholder entitled thereto at the address appearing in the Certificate Register or (ii) upon receipt by the Trustee on or before the fifth Business Day preceding the Record Date of written instructions from a Certificateholder by wire transfer to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a wire transfer; PROVIDED, HOWEVER, that the final payment in respect of each Class of Certificates will be made only upon presentation and surrender of such respective Certificates at the office or agency of the Trustee specified in the notice to Certificateholders of such final payment.

          Section 6.06. STATEMENTS TO CERTIFICATEHOLDERS. (a) Concurrently with each distribution to Certificateholders, the Trustee shall make available to each Certificateholder, the Seller, the Master Servicer, the Certificate Insurer and the Rating Agency, a statement setting forth the following information:

               (i) the Current Principal Amount of each Class of Certificates immediately prior to such Distribution Date;

               (ii) the amount of the distribution allocable to principal on each Class of Certificates;

               (iii) the aggregate amount of interest accrued at the related Pass-Through Rate with respect to each Class of Certificates during the related Interest Accrual Period;

               (iv) the Net Interest Shortfall and any other adjustments to interest at the related Pass-Through Rate necessary to account for any difference between interest accrued and aggregate interest distributed with respect to each Class of Certificates;

               (v) the amount of the distribution allocable to interest on each Class of Certificates;

               (vi) the Pass-Through Rate for each Class of Certificates with respect to such Distribution Date;

               (vii) the Current Principal Amount of each Class of Certificates after such Distribution Date;

               (viii) the amount of any Monthly Advances, Compensating Interest Payments and unreimbursed advances by the Master Servicer included in such distribution, stated separately for each Mortgage Loan Group;

               (ix) the amount of any Realized Losses (stated separately for each Mortgage Loan Group) during the related Prepayment Period and cumulatively since the Cut-off Date and the amount and source (separately identified) of any distribution in respect thereof included in such distribution;

               (x) the amount of Scheduled Principal and Principal Prepayments, (including the principal amount of principal prepayments, Insurance Proceeds, the purchase price in connection with the purchase of Mortgage Loans, cash deposits in connection with substitutions of Mortgage Loans and Net Liquidation Proceeds) with respect to each Mortgage Loan Group;

               (xi) the number of Mortgage Loans remaining in the Trust Fund as of the end of the related Due Period, stated separately for each Mortgage Loan Group;

               (xii) information regarding any Mortgage Loan delinquencies as of the end of the related Due Period, including the aggregate number, aggregate Outstanding Principal Balance of Mortgage Loans delinquent 30, 60, 90 or more days, stated separately for each Mortgage Loan Group;

               (xiii) the number of Mortgage Loans in the foreclosure process as of the end of the related Due Period and the aggregate Outstanding Principal Balance of such Mortgage Loans, stated separately for each Mortgage Loan Group;

               (xiv) the number and aggregate Outstanding Principal Balance of all Mortgage Loans as to which the Mortgaged Property was REO Property as of the end of the related Due Period, stated separately for each Mortgage Loan Group;

               (xv) the book value (the sum of (A) the Outstanding Principal Balance of the Mortgage Loan, (B) accrued interest through the date of foreclosure and (C) foreclosure expenses) of any REO Property; PROVIDED THAT, in the event that such information is not available to the Master Servicer and the Trustee on the Distribution Date, such information shall be furnished promptly after it becomes available;

               (xvi) the amount of Realized Losses allocated to each Class of Certificates since the prior Distribution Date and in the aggregate for all prior Distribution Dates; and

               (xvii) the then applicable Senior Percentage for each Senior Certificate Group, Senior Prepayment Percentage for each Senior Certificate Group, Subordinate Percentage and Subordinate Prepayment Percentage.

          The information set forth above shall be calculated, or reported, as the case may be, by the Trustee based solely on data provided by the Master Servicer pursuant to Section 6.07 and, with respect to prior periods, Section 6.06, upon which the Trustee may conclusively rely. The information furnished by the Master Servicer shall be sufficient for the Trustee to calculate any payments or statements it is required to make.

          The Trustee may make the foregoing monthly statement (and, at its option, any additional files containing the same information in an alternative format) available each month to Certificateholders via the Trustee's internet website. The Trustee's internet website shall initially be located at "www.ctslink.com." Assistance in using the website can be obtained by calling the Trustee's customer service desk at (301) 815-6600. Parties that are unable to use the above distribution options are entitled to have a paper copy mailed to them via first class mail by calling the customer service desk and indicating such. The Trustee may change the way monthly statements are distributed in order to make such distributions more convenient or more accessible to the above parties.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished upon request to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(ii) and (a)(v) of this
Section 6.06 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

          The Master Servicer shall supply to the Trustee in a timely manner the information required for the statements described above which, where appropriate, shall be the information from which the Trustee can calculate the statements it is required to make.

          Section 6.07. REPORTS TO THE TRUSTEE. On or before the Determination Date, the Master Servicer shall provide to the Trustee (and with respect to the information contained in subclause (xiv) hereof, the Seller), with respect to the Mortgage Loans in each Mortgage Loan Group and the related REO Properties, respectively, a Loan Summary and Remittance Report in such electronic format as the Trustee may reasonably request and in such hardcopy format as the Master Servicer and the Trustee shall agree and containing the following information (in respect of the REO Properties, only such information which is applicable):

               (i) Aggregate deposits to and withdrawals from the Certificate Account since the date of the prior statement, stated separately for each category of deposit specified in Section 4.02 and each category of withdrawal specified in Section 4.03, indicating separately the aggregate of amounts withdrawn which are not applicable to a particular Mortgage Loan;

               (ii) Amount of Group 1 Available Funds and Group 2 Available Funds, separately stated, expected for the related Distribution Date and attributable to each of the following categories with respect to the related Mortgage Loan Group:

                    (A) Scheduled Principal;

                    (B) Principal Prepayments (stated separately for (u) partial prepayments, (v) full prepayments, (w) Net Liquidation Proceeds, stating Liquidation Proceeds and Liquidation Expenses separately), (x) Insurance Proceeds, (y) the purchase price in connection with the purchase of a Mortgage Loan, and (z) any cash deposit in connection with the substitution of a Mortgage Loan;

                    (C) regularly scheduled interest on the Mortgage Loans;

                    (D) Monthly Advances made by the Master Servicer;

                    (E) Certificate Account Advances; and

                    (F) Compensating Interest Payments.

               (iii) Aggregate Outstanding Principal Balances of the Mortgage Loans as of the related Due Date, without giving effect to payments due on such date, stated separately for each Mortgage Loan Group;

               (iv) Realized Losses for the prior month and in the aggregate from the Closing Date;

               (v) Aggregate Scheduled Principal Balance of the Mortgage Loans as of the related Due Date, stated separately for each Mortgage Loan Group;

               (vi) Book value of any collateral acquired by means of foreclosure, grant of deed in lieu of foreclosure or otherwise in respect of any Mortgage Loan, stated separately for each Mortgage Loan Group;

               (vii) Number and aggregate principal balance of Mortgage Loans which are 30, 60, 90 and 120 or more days delinquent as calculated by the Master Servicer, those which are in foreclosure, those with respect to which the related Mortgagor has had an order for relief entered in connection with bankruptcy proceeding and those which are REO Property, stated separately for each Mortgage Loan Group;

               (viii) Interest Shortfall with respect to the related Distribution Date and portion thereof resulting from Voluntary Principal Prepayments in full or the provisions of the Relief Act, stated separately for each Mortgage Loan Group;

               (ix) Amount, if any, by which the aggregate of Monthly Payments on the Mortgage Loans that were due on the related Due Date and delinquent, other than as a result of the Relief Act, as of the Determination Date exceeds the sum of the Monthly Advances to be made by the Master Servicer and Certificate Account Advances for such Distribution Date, stated separately for each Mortgage Loan Group;

               (x) Aggregate Master Servicing Fee for the related Due Period;
          and

               (xi) Such other information regarding each Mortgage Loan, including, but not limited to, an updated schedule of the Scheduled Principal Balances of the Mortgage Loans as of the related Due Date, in such electronic format, as may be reasonably requested by the Trustee and, if requested, in such hardcopy or electronic format as the Master Servicer and the Trustee shall agree.

          Section 6.08. MONTHLY ADVANCES. If the Monthly Payment (together with any advances from any Sub-Servicers) on a Mortgage Loan that was due on a related Due Date and is delinquent other than as a result of application of the Relief Act exceeds the amount deposited in the applicable subaccount of the Certificate Account which will be used for a Certificate Account Advance with respect to such Mortgage Loan, the Master Servicer will deposit in the applicable subaccount of the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to such deficiency net of the related Master Servicing Fee for such Mortgage Loan except to the extent the Master Servicer determines any such advance to be nonrecoverable from Liquidation Proceeds, Insurance Proceeds or future payments on the Mortgage Loan for which such Monthly Advance was made. Subject to the foregoing, the Master Servicer shall continue to make such advances through the date that the related Mortgaged Property has, in the judgment of the Master Servicer, been completely liquidated. Any amount used as a Certificate Account Advance shall be replaced by the Master Servicer by deposit in the applicable subaccount of the Certificate Account on or before any future date on which and to the extent that funds in the applicable subaccount of the Certificate Account on such date are less than the amount required to be transferred by the Master Servicer to such subaccount of the Certificate Account. If applicable, on the fifth Business Day preceding each Distribution Date, the Master Servicer shall present an Officer's Certificate to the Trustee (i) stating that the Master Servicer elects not to make a Monthly Advance in a stated amount and (ii) detailing the reason it deems the advance to be nonrecoverable. Notwithstanding the foregoing, the Master Servicer shall not be obligated to make any Monthly Advances in respect of delinquent payments of principal on Simple Interest Loans.

          Section 6.09. COMPENSATING INTEREST PAYMENTS. The Master Servicer shall deposit into each subaccount of the Certificate Account not later than the Advancing Date immediately preceding the related Distribution Date an amount equal to the lesser of (i) the aggregate amounts determined pursuant to subclauses (a) and (b) of the definition of Interest Shortfall for the related Mortgage Loan Group for the related Distribution Date and (ii) the Master Servicing Fee for such Distribution Date (such amount, the "Compensating Interest Payment"). The Master Servicer shall not be entitled to any reimbursement of any Compensating Interest Payment. Notwithstanding the foregoing, the Master Servicer shall not be obligated to make any Compensating Interest Payments in respect of delinquent payments of interest on Simple Interest Loans.

          Section 6.10. REPORTS OF FORECLOSURES AND ABANDONMENT OF MORTGAGED PROPERTY. Each year the Master Servicer shall report or cause to be reported to the Internal Revenue Service foreclosures and abandonments of any Mortgaged Property as required by Section 3.12(e).

                                   ARTICLE VII

                               The Master Servicer

          Section 7.01. LIABILITIES OF THE MASTER SERVICER. The Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by it herein. Only the Master Servicer, any successor Master Servicer or the Trustee acting as Master Servicer shall be liable with respect to the servicing of the Mortgage Loans and the REO Property for actions taken by any such Person in contravention of the Master Servicer's duties hereunder.

          Section 7.02. MERGER OR CONSOLIDATION OF THE MASTER SERVICER. (a) The Master Servicer will keep in full force and effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its duties under this Agreement.

          (b) Any Person into which the Master Servicer may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Master Servicer shall be a party, or any Person succeeding to the business of the Master Servicer, shall be the successor of the Master Servicer hereunder, without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 7.03. INDEMNIFICATION OF THE TRUSTEE. The Master Servicer agrees to indemnify the Indemnified Persons for, and to hold them harmless against, any claim, loss, liability or expense incurred on their part, arising out of any breach by the Master Servicer of its obligations under this Agreement, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves; provided, that with respect to any such claim, the Trustee shall have given the Master Servicer and the Seller written notice thereof promptly after the Trustee shall have with respect to such claim knowledge thereof and provided further, that the failure to give any such notice shall not affect the Master Servicer's obligation to indemnify the Indemnified Persons hereunder except, and only to the extent that, the failure to provide such notice materially impairs the Master Servicer's defense in respect of such claim. The Master Servicer shall assume the defense of any claim for which an Indemnified Person is entitled to indemnification pursuant to this Section 7.03, and the Master Servicer shall pay all expenses in connection therewith, including reasonable legal fees, and shall promptly pay, discharge and satisfy any judgment or decree which may be rendered against an Indemnified Person in respect of such claim.

          Section 7.04. LIMITATION ON LIABILITY OF THE MASTER SERVICER AND OTHERS. Subject to the obligation of the Master Servicer to indemnify the Indemnified Persons pursuant to Section 7.03:

          (a) Neither the Master Servicer nor any of the directors, officers, employees or agents of the Master Servicer shall be under any liability to the Indemnified Persons, the Seller, the Trust Fund or the Certificateholders for taking any action or for refraining from taking any action in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder.

          (b) The Master Servicer and any director, officer, employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA FACIE properly executed and submitted by any Person respecting any matters arising hereunder.

          (c) The Master Servicer and any director, officer, employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless thereby against any loss, liability or expense incurred in connection with any legal proceedings relating to this Agreement or the Certificates (including reasonable legal fees and disbursements of counsel), other than (i) any loss, liability or expense related to its failure to perform its duties in compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Person's willful misfeasance, bad faith or gross negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Any such indemnification shall be payable only in the manner, and subject to the limitations set forth in, Sections 4.03(a) and 6.01(a).

          (d) The Master Servicer shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and that in its opinion may involve it in any expense or liability; PROVIDED, HOWEVER, the Master Servicer may in its discretion undertake any such action which it may deem necessary or desirable with respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Master Servicer shall be entitled to be reimbursed therefor out of the Certificate Account only in the manner, and subject to the limitations set forth in, Sections 4.03(a) and 6.01(a). Nothing in this Subsection 7.04(d) shall affect the Master Servicer's obligation to supervise, or to take such actions as are necessary to ensure, the servicing and administration of the Mortgage Loans pursuant to Subsection 3.01(a).

          (e) In taking or recommending any course of action pursuant to this Agreement, unless specifically required to do so pursuant to this Agreement, the Master Servicer shall not be required to investigate or make recommendations concerning potential liabilities which the Trust might incur as a result of such course of action by reason of the condition of the Mortgaged Properties but shall give notice to the Trustee if it has notice of such potential liabilities.

          Section 7.05. MASTER SERVICER NOT TO RESIGN. Except as provided in
Section 7.07, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon a determination that any such duties hereunder are no longer permissible under applicable law and such impermissibility cannot be cured. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Independent Counsel to such effect delivered to the Trustee. No such resignation by the Master Servicer shall become effective until the Trustee or a successor to the Master Servicer reasonably satisfactory to the Trustee and, so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, to the Certificate Insurer, shall have assumed the responsibilities and obligations of the Master Servicer in accordance with
Section 8.02 hereof. The Trustee shall notify the Rating Agency of the resignation of the Master Servicer.

          Section 7.06. [Reserved]

          Section 7.07. SALE AND ASSIGNMENT OF MASTER SERVICING. The Master Servicer may sell and assign its rights and delegate its duties and obligations in their entirety as Master Servicer under this Agreement; PROVIDED, HOWEVER, that: (i) the purchaser or transferee accepting such assignment and delegation
(a) shall be a Person which shall be qualified to service mortgage loans for Fannie Mae or Freddie Mac; (b) shall have a net worth of not less than $10,000,000 (unless otherwise approved by the Rating Agency pursuant to clause
(ii) below); (c) shall be reasonably satisfactory to the Trustee (as evidenced in a writing signed by the Trustee) as having a comparable servicing ability to that of the Master Servicer on the Closing Date; (d) so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, shall be acceptable to the Certificate Insurer in its sole discretion (as evidenced by a writing signed by the Certificate Insurer); and (e) shall execute and deliver to the Trustee and the Certificate Insurer an agreement, in form and substance reasonably satisfactory to the Trustee and the Certificate Insurer, which contains an assumption by such Person of the due and punctual performance and observance of each covenant and condition to be performed or observed by it as master servicer under this Agreement and any custodial agreement from and after the effective date of such agreement; (ii) the Rating Agency shall be given prior written notice of the identity of the proposed successor to the Master Servicer and the Rating Agency's rating of the Certificates in effect immediately prior to such assignment, sale and delegation will not be downgraded, qualified or withdrawn as a result of such assignment, sale and delegation, as evidenced by a letter to such effect delivered to the Master Servicer and the Trustee; and (iii) the Master Servicer assigning and selling the master servicing shall deliver to the Trustee and the Certificate Insurer an Officer's Certificate and an Opinion of Independent Counsel, each stating that all conditions precedent to such action under this Agreement have been completed and such action is permitted by and complies with the terms of this Agreement. No such assignment or delegation shall affect any liability of the Master Servicer arising prior to the effective date thereof.

                                  ARTICLE VIII

                                     Default

          Section 8.01. EVENTS OF DEFAULT. "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

               (i) The Master Servicer fails to cause to be deposited in the Certificate Account any amount so required to be deposited pursuant to this Agreement, and such failure continues unremedied for a period of two Business Days after the date such deposit was required to be made; or

               (ii) The Master Servicer fails to observe or perform in any material respect any other covenants and agreements set forth in the Certificates or this Agreement to be performed by it, which covenants and agreements materially affect the rights of Certificateholders or, so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer, and such failure continues unremedied for a period of 60 days after the date on which written notice of such failure, properly requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Master Servicer and the Trustee by the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund; or

               (iii) The occurrence of any of the following:

                    (A) Realized Losses since the Cut-Off Date exceed 1.75% of the Scheduled Principal Balance of the Mortgage Loans as of the Cut-Off Date;

                    (B) Realized Losses since the Cut-Off Date exceed $205,000 and either (1) Realized Losses over any twelve-month period exceed 1.00% of the then-current Scheduled Principal Balance of the Mortgage Loans or (2) the three-month rolling average of the 90-day delinquency rate for the Mortgage Loans exceeds 6%;

                    (C) the Master Servicer fails to maintain a net worth
               (determined in accordance with generally accepted accounting principles) of at least $50,000,000; or

                    (D) The Bear Stearns Companies Inc. no longer owns or
               maintains voting control over the Master Servicer and the new owner is not acceptable to the Certificate Insurer in its sole discretion; or

               (iv) There is entered against the Master Servicer a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order is unstayed and in effect for a period of 60 consecutive days, or an involuntary case is commenced against the Master Servicer under any applicable insolvency or reorganization statute and the petition is not dismissed within 60 days after the commencement of the case; or

               (v) The Master Servicer consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Master Servicer or substantially all of its property; or the Master Servicer admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations; or

               (vi) The Master Servicer assigns or delegates its duties or rights under this Agreement in contravention of the provisions permitting such assignment or delegation under Sections 7.05 or 7.07.

In each and every such case, so long as such Event of Default with respect to the Master Servicer shall not have been remedied, either the Trustee or the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the principal of the Trust Fund or, on the occurrence of an Event of Default set forth in clause (iii) above, the Certificate Insurer (so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy), by notice in writing to the Master Servicer (and to the Trustee if given by such Certificateholders or the Certificate Insurer), with a copy to the Rating Agency, may terminate all of the rights and obligations (but not the liabilities) of the Master Servicer under this Agreement and in and to the Mortgage Loans and/or the REO Property serviced by the Master Servicer and the proceeds thereof. Upon the receipt by the Master Servicer of the written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates, the Mortgage Loans, REO Property or under any other related agreements, including the Sub-Servicing Agreements (but only to the extent that such other agreements relate to the Mortgage Loans or REO Property) shall, subject to Section 8.02, automatically and without further action pass to and be vested in the Trustee pursuant to this Section 8.01; and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer as attorney-in-fact or otherwise, any and all documents and other instruments and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Master Servicer agrees to cooperate with the Trustee in effecting the termination of the Master Servicer's rights and obligations hereunder, including, without limitation, the transfer to the Trustee of (i) the property and amounts which are then or should be part of the Trust or which thereafter become part of the Trust; (ii) originals or copies of all documents of the Master Servicer reasonably requested by the Trustee to enable it to assume the Master Servicer's duties thereunder; and (iii) the rights and obligations of the Master Servicer under any Sub-Servicing Agreements with respect to the Mortgage Loans. In addition to any other amounts which are then, or, notwithstanding the termination of its activities under this Agreement, may become payable to the Master Servicer under this Agreement, the Master Servicer shall be entitled to receive, out of any amount received on account of a Mortgage Loan or REO Property, that portion of such payments which it would have received as reimbursement pursuant to Section 3.14 if notice of termination had not been given. The termination of the rights and obligations of the Master Servicer shall not affect any obligations incurred by the Master Servicer prior to such termination. Notwithstanding the foregoing, so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer shall have the right, within 90 days following termination of the Master Servicer and assumption of the duties of the Master Servicer by the Trustee, to appoint a successor servicer other than the Trustee.

          Section 8.02. TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR. (a) Upon the receipt by the Master Servicer of a notice of termination pursuant to Section
8.01 or an Opinion of Independent Counsel pursuant to Section 7.05 to the effect that the Master Servicer is legally unable to act or to delegate its duties to a Person which is legally able to act, the Trustee shall automatically become the successor in all respects to the Master Servicer in its capacity under this Agreement and the transactions set forth or provided for herein and shall thereafter be subject to all the responsibilities, duties, liabilities and limitations on liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof; PROVIDED, HOWEVER, that (i) it is understood and agreed by the parties hereto that there will be a period of transition (not to exceed 90 days) before the servicing transfer from the Master Servicer to the Trustee shall be fully effected and (ii) the Trustee (a) shall be under no obligation to purchase any Mortgage Loan pursuant to Section 10.01; and (b) shall have no obligation whatsoever with respect to any liability incurred by the Master Servicer (other than to make advances deemed recoverable and not previously made) at or prior to the time of receipt by the Master Servicer of such notice or by the Trustee of such Opinion of Independent Counsel. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans which the Master Servicer would have been entitled to retain if the Master Servicer had continued to act hereunder, except for those amounts due the Master Servicer as reimbursement for advances previously made or expenses previously incurred. Notwithstanding the above, if the Certificate Insurer has not appointed a successor servicer within 90 days after assumption of the Trustee of the duties of the Master Servicer, the Trustee may, if it shall be unwilling so to act, or shall, if it is legally unable so to act, appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution which is a Fannie Mae or Freddie Mac-approved servicer, and with respect to a successor to the Master Servicer only, having a net worth of not less than $10,000,000, as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder. Pending appointment of a successor to the Master Servicer hereunder, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may, with the consent of the Certificate Insurer (so long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer pursuant to the Certificate Insurance Policy, and the Certificate Insurer is not in default thereunder), make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; PROVIDED, HOWEVER, that no such compensation shall be in excess of that permitted the Trustee under this Subsection 8.02(a), and that such successor shall undertake and assume the obligations of the Trustee to pay compensation to any third Person acting as an agent or independent contractor in the performance of master servicing responsibilities hereunder. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. So long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer must provide prior written approval of the appointment of any such successor servicer. The costs and expenses of the Trustee in connection with the termination of the Master Servicer, appointment of a successor servicer and transfer of servicing, to the extent not paid by the terminated Master Servicer, will be paid out of the Certificate Account, subject to the limitations and as set forth in Sections 4.03(b) and 6.01(a).

          (b) If the Trustee shall succeed to any duties of the Master Servicer respecting the Mortgage Loans as provided herein, it shall do so in a separate capacity and not in its capacity as Trustee and, accordingly, the provisions of
Article IX shall be inapplicable to the Trustee in its duties as the successor to the Master Servicer in the servicing of the Mortgage Loans (although such provisions shall continue to apply to the Trustee in its capacity as Trustee); the provisions of Article VII, however, shall apply to it in its capacity as successor master servicer.

          Section 8.03. NOTIFICATION TO CERTIFICATEHOLDERS. Upon any termination or appointment of a successor to the Master Servicer, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register and to the Rating Agency.

          Section 8.04. WAIVER OF DEFAULTS. The Trustee shall transmit by mail to all Certificateholders and the Certificate Insurer, within 60 days after the occurrence of any Event of Default known to the Trustee, unless such Event of Default shall have been cured, notice of each such Event of Default hereunder known to the Trustee. The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may, on behalf of all Certificateholders, waive any default by the Master Servicer in the performance of its obligations hereunder and the consequences thereof, except a default in the making of or the causing to be made any required distribution on the Certificates. Upon any such waiver of a past default, such default shall be deemed to cease to exist, and any Event of Default arising therefrom shall be deemed to have been timely remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived. The Master Servicer shall give notice of any such waiver to the Rating Agency.

          Section 8.05. LIST OF CERTIFICATEHOLDERS. Upon written request of three or more Certificateholders of record, for purposes of communicating with other Certificateholders with respect to their rights under this Agreement, the Trustee will afford such Certificateholders access during business hours to the most recent list of Certificateholders held by the Trustee.

                                   ARTICLE IX

                             Concerning the Trustee

          Section 9.01. DUTIES OF TRUSTEE. (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement as duties of the Trustee. If an Event of Default has occurred and has not been cured or waived, the Trustee shall exercise such of the rights and powers vested in it by this Agreement and use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs.

          (b) Upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments which are specifically required to be furnished to the Trustee pursuant to any provision of this Agreement, the Trustee shall examine them to determine whether they are in the form required by this Agreement; PROVIDED, HOWEVER, that the Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Master Servicer hereunder, and PROVIDED FURTHER, that the Trustee shall have no obligation to verify or recalculate any information provided therein.

          (c) The Trustee shall make monthly distributions and the final distribution to the Certificateholders from funds in the Certificate Account as provided in Sections 4A.01, 6.01 and 10.01 herein based on the applicable monthly reports.

          (d) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; PROVIDED, HOWEVER, that:

               (i) Prior to the occurrence of an Event of Default, and after the curing or waiver of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

               (ii) The Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

               (iii) The Trustee shall not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the directions of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund (or if a higher percentage is specified herein for direction by the Holders, such higher percent) or, where applicable, of the Certificate Insurer given in accordance with this Agreement, if such action or non-action relates to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or other power conferred upon the Trustee, under this Agreement; and

               (iv) The Trustee shall not be required to take notice or be deemed to have notice or knowledge of any default or Event of Default unless a Responsible Officer of the Trustee's corporate trust department shall have actual knowledge thereof. In the absence of such notice, the Trustee may conclusively assume there is no such default or Event of Default.

               (v) The Trustee shall not in any way be liable by reason of any insufficiency in any Account held by or in the name of Trustee unless it is determined by a court of competent jurisdiction that the Trustee's gross negligence or willful misconduct was the primary cause of such insufficiency (except to the extent that the Trustee is obligor and has defaulted thereon);

               (vi) Anything in this Agreement to the contrary notwithstanding, in no event shall the Trustee be liable for special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

               (vii) None of the Master Servicer, the Seller, the Certificate Insurer or the Trustee shall be responsible for the acts or omissions of the others, it being understood that this Agreement shall not be construed to render them partners, joint venturers or agents of one another.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          (e) All funds received by the Trustee and required to be deposited in the Certificate Account pursuant to this Agreement will be promptly so deposited by the Trustee.

          (f) Except for those actions that the Trustee is required to take hereunder and following an Event of Default and before its cure or waiver, the Trustee shall have no obligation or liability to take any action or to refrain from taking any action hereunder in the absence of written direction as provided in this Agreement.

          Section 9.02. CERTAIN MATTERS AFFECTING THE TRUSTEE. Except as otherwise provided in Section 9.01:

               (i) The Trustee may rely and shall be protected in acting or refraining from acting in reliance on any resolution, Officer's Certificate, certificate of a Servicing Officer, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

               (ii) The Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection with respect to any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

               (iii) The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it by this Agreement, other than its obligation to give notices pursuant to this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby. Nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default of which a Responsible Officer of the Trustee's corporate trust department has actual knowledge (which has not been cured) to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise, as a prudent person would exercise under the circumstances in the conduct of his own affairs;

               (iv) The Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

               (v) Prior to the occurrence of an Event of Default hereunder and after the curing or waiver of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 25% of the Trust Fund and provided that the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement. The Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such examination shall be paid by the Certificateholders requesting the investigation;

               (vi) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or through agents or attorneys; PROVIDED, HOWEVER, that the Trustee may not appoint any agent to perform its custodial or paying agent functions under this Agreement without the express written consent of the Master Servicer, which consent will not be unreasonably withheld. The Trustee shall not be liable or responsible for the misconduct or negligence of any of the Trustee's agents or attorneys or a custodian or paying agent appointed hereunder if and only if such appointment was made by the Trustee with due care, with the prior written approval of the Certificate Insurer, and, when required, with the consent of the Master Servicer;

               (vii) Should the Trustee deem the nature of any action required on its part, other than a payment or transfer under Subsection 4.02(b) or Section 4.03, to be unclear, the Trustee may require prior to such action that it be provided by the Master Servicer with reasonable further instructions;

               (viii) The right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be accountable for other than its negligence or willful misconduct in the performance of any such act;

               (ix) The Trustee shall not be required to give any bond or surety with respect to the execution of the trust created hereby or the powers granted hereunder;

               (x) The Trustee shall have no duty to conduct any affirmative investigation as to the occurrence of any condition requiring the repurchase of any Mortgage Loan by the Seller pursuant to this Agreement or the eligibility of any Mortgage Loan for purposes of this Agreement; and

               (xi) To the extent the Trustee has not received a required remittance from the Master Servicer on or prior to a Distribution Date, it shall not be required to make the distribution provided for in Section 6.01 until it has received such funds.

          Section 9.03. TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS. The recitals contained herein and in the Certificates (other than the signature and countersignature of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee shall have no responsibility for their correctness. The Trustee makes no representation as to the validity or sufficiency of the Certificates (other than the signature and countersignature of the Trustee on the Certificates) or of any Mortgage Loan except as expressly provided in Sections 2.02 and 2.05 hereof. The Trustee's signature and countersignature (or countersignature of its agent) on the Certificates shall be solely in its capacity as Trustee and shall not constitute the Certificates an obligation of the Trustee in any other capacity. The Trustee shall not be accountable for the use or application by the Seller of any of the Certificates or of the proceeds of such Certificates, or for the use or application of any funds paid to the Seller with respect to the Mortgage Loans. Subject to the provisions of Section 2.05, the Trustee shall not be responsible for the legality or validity of this Agreement or any document or instrument relating to this Agreement, the validity of the execution of this Agreement or of any supplement hereto or instrument of further assurance, or the validity, priority, perfection or sufficiency of the security for the Certificates issued hereunder or intended to be issued hereunder. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust Fund or its ability to generate the payments to be distributed to Certificateholders, under this Agreement. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder or to record this Agreement.

          Section 9.04. TRUSTEE MAY OWN CERTIFICATES. The Trustee in its individual capacity or in any capacity other than as Trustee hereunder may become the owner or pledgee of any Certificates with the same rights it would have if it were not Trustee, and may otherwise deal with the parties hereto.

          Section 9.05. TRUSTEE'S FEES AND EXPENSES. (a) The Trustee will be entitled to net earnings on Permitted Investments of funds in the Certificate Account. The Trust Fund will be liable for the Trustee's expenses, including all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Trustee in the administration of the trusts hereunder (including the reasonable compensation, expenses and disbursements of its counsel) except any such expense, disbursement or advance as may arise from its negligence or intentional misconduct or which is the responsibility of the Certificateholders or the Master Servicer hereunder. Such expenses shall only be payable, on each Distribution Date, as set forth in Sections 4.03(b) and 6.01(a). Such compensation and reimbursement obligation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust.

          (b) To the extent not otherwise indemnified against by the Master Servicer hereunder, the Trust shall indemnify the Indemnified Persons for, and will hold them harmless against, any loss, liability or expense incurred on their part, arising out of, or in connection with, this Agreement and the Certificates, including the costs and expenses (including reasonable legal fees and expenses) of defending themselves against any such claim other than (i) any loss, liability or expense related to such Indemnified Person's failure to perform such Indemnified Person's duties in strict compliance with this Agreement (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and (ii) any loss, liability or expense incurred by reason of such Indemnified Person's willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Such indemnification shall only be payable, on each Distribution Date, as set forth in Sections 4.03(b) and 6.01(a). This indemnity shall survive the resignation or removal of the Trustee and the termination of this Agreement. Section 9.06. ELIGIBILITY REQUIREMENTS FOR TRUSTEE. The Trustee and any successor Trustee shall during the entire duration of this Agreement be a state bank or trust company or a national banking association organized and doing business under the laws of such state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus and undivided profits of at least $40,000,000 or, in the case of a successor Trustee, $50,000,000, subject to supervision or examination by federal or state authority and, in the case of a successor Trustee other than pursuant to Section 9.10, rated in one of the three highest long-term debt categories of, or otherwise acceptable to, each of the Rating Agency. The Trustee shall not be an Affiliate of the Master Servicer, unless the Trustee acts as successor Master Servicer hereunder. If the Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 9.06 the combined capital and surplus of such corporation shall be deemed to be its total equity capital (combined capital and surplus) as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 9.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 9.08.

          Section 9.07. INSURANCE. The Trustee, at its own expense, shall at all times maintain and keep in full force and effect: (i) fidelity insurance, (ii) theft of documents insurance and (iii) forgery insurance (which may be collectively satisfied by a "Financial Institution Bond" and/or a "Bankers' Blanket Bond"). All such insurance shall be in amounts, with standard coverage and subject to deductibles, as are customary for insurance typically maintained by banks which act as custodians for investor-owned mortgage pools. A certificate of an officer of the Trustee as to the Trustee's compliance with this Section 9.07 shall be furnished to the Master Servicer or any Certificateholder upon reasonable written request.

          Section 9.08. RESIGNATION AND REMOVAL OF THE TRUSTEE. (a) The Trustee may at any time resign and be discharged from the Trust hereby created by giving written notice thereof to the Master Servicer and the Certificate Insurer, with a copy to the Rating Agency. Upon receiving such notice of resignation, the Master Servicer shall promptly appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the resigning Trustee and the successor Trustee. If no successor Trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 9.06 and shall fail to resign after written request therefor by the Master Servicer or if at any time the Trustee shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Master Servicer shall be entitled to remove the Trustee and appoint a successor Trustee by written instrument, in triplicate, one copy of which instrument shall be delivered to each of the Trustee so removed and the successor Trustee.

          (c) The Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund may at any time remove the Trustee and appoint a successor Trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to each of the Master Servicer, the Trustee so removed and the successor so appointed.

          (d) No resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 9.08 shall become effective except upon appointment of and acceptance of such appointment by the successor Trustee as provided in Section 9.09. So long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer shall have the right to (i) remove the Trustee, upon material breach by the Trustee of any obligation or covenant of the Trustee pursuant to this Agreement (after the expiration of any applicable cure period) and direct the appointment of a successor Trustee and (ii) upon resignation or removal of the Trustee, approve the appointment of any successor Trustee.

          Section 9.09. SUCCESSOR TRUSTEE. (a) Any successor Trustee appointed as provided in Section 9.08 shall execute, acknowledge and deliver to the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder. The resignation or removal of the predecessor Trustee shall then become effective and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee herein. The predecessor Trustee shall after payment of its outstanding fees and expenses promptly deliver to the successor Trustee all assets and records of the Trust held by it hereunder, and the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          (b) No successor Trustee shall accept appointment as provided in this
Section 9.09 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 9.06.

          (c) Upon acceptance of appointment by a successor Trustee as provided in this Section 9.09, the successor Trustee shall mail notice of the succession of such Trustee hereunder to all Certificateholders at their addresses as shown in the Certificate Register and to the Rating Agency. The Master Servicer shall pay the cost of any mailing by the successor Trustee.

          Section 9.10. MERGER OR CONSOLIDATION OF TRUSTEE. Any state bank or trust company or national banking association into which the Trustee may be merged or converted or with which it may be consolidated or any state bank or trust company or national banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any state bank or trust company or national banking association succeeding to all or substantially all of the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such state bank or trust company or national banking association shall be eligible under the provisions of Section
9.06. Such succession shall be valid without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 9.11. APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE. (a) Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or property constituting the same may at the time be located, the Master Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Master Servicer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 9.11, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. So long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer shall have the right to approve the appointment of any co-trustee or separate trustee.

          (b) If the Master Servicer shall not have joined in such appointment within 15 days after the receipt by it of a written request so to do, or in case an Event of Default with respect to the Master Servicer shall have occurred and be continuing, the Trustee shall have the power to make such appointment without the Master Servicer.

          (c) No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor Trustee under Section 9.06 hereunder and no notice to Certificateholders of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 9.08 hereof.

          (d) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 9.11, all rights, powers, duties and obligations conferred or imposed upon the Trustee and required to be conferred on such co-trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

          (e) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article IX. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

          (f) To the extent not prohibited by law, any separate trustee or co-trustee may, at any time, request the Trustee, its agent or attorney-in-fact, with full power and authority, to do any lawful act under or with respect to this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          (g) No trustee under this Agreement shall be personally liable by reason of any act or omission of another trustee under this Agreement. The Master Servicer and the Trustee acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee, except that following the occurrence of any Event of Default which has not been cured, the Trustee acting alone may accept the resignation of or remove any separate trustee or co-trustee.

          Section 9.12. MASTER SERVICER SHALL PROVIDE INFORMATION AS REASONABLY REQUIRED. The Master Servicer shall furnish to the Trustee and the Certificate Insurer, during the term of this Agreement, such periodic, special, or other reports or information (and in such electronic format or other means acceptable to the Trustee or the Certificate Insurer, as the case may be) as may reasonably be requested by either the Trustee or the Certificate Insurer in order to fulfill its duties and obligations under this Agreement.

          Section 9.13. FEDERAL INFORMATION RETURNS AND REPORTS TO CERTIFICATEHOLDERS. (a) For Federal income tax purposes, the taxable year of each of REMIC I and REMIC II shall be a calendar year and the Trustee shall maintain or cause the maintenance of the books of each of REMIC I and REMIC II on the accrual method of accounting.

          (b) The Trustee shall prepare and file or cause to be filed with the Internal Revenue Service Federal tax information returns with respect to each of REMIC I and REMIC II, the Trust Fund, if applicable, and the Certificates containing such information and at the times and in the manner as may be required by the Code or applicable Treasury regulations, and shall furnish to each Holder of Certificates at any time during the calendar year for which such returns or reports are made such statements or information at the times and in the manner as may be required thereby. The Trustee shall apply for an employer identification number with the Internal Revenue Service via a Form SS-4 or other comparable method for each REMIC that is or becomes a taxable entity. In connection with the foregoing, the Trustee shall provide the name and address of the person who can be contacted to obtain information required to be reported to the holders of regular interests in each of REMIC I and REMIC II (the "REMIC Reporting Agent") to the extent required by IRS Form 8811. The Trustee shall make the elections to treat each of the REMIC I and REMIC II as a REMIC (which election shall apply to the taxable period ending December 31, 2001 and each calendar year thereafter) in such manner as the Code or applicable Treasury regulations may prescribe. The Trustee shall sign all tax information returns filed pursuant to this Section and any other returns as may be required by the Code, and in doing so shall rely entirely upon, and shall have no liability for information provided by, or calculations provided by, the Seller or the Master Servicer. The Holder of each of the Class R-1 and Class R-2 Certificates is hereby designated as the "Tax Matters Person" (within the meaning of Treas. Reg. ss.ss. 1.860F-4(d)) for REMIC I and REMIC II, respectively. The Trustee is hereby designated and appointed as the agent of each such Tax Matters Person. Any Holder of a Residual Certificate will by acceptance thereof appoint the Trustee as agent and attorney-in-fact for the purpose of acting as Tax Matters Person for the related REMIC during such time as the Trustee does not own any such Residual Certificate. In the event that the Code or applicable Treasury regulations prohibit the Trustee from signing tax or information returns or other statements, or the Trustee from acting as Tax Matters Person (as an agent or otherwise), the Trustee shall take whatever action that in its sole good faith judgment is necessary for the proper filing of such information returns or for the provision of a tax matters person, including designation of the Holder of a Residual Certificate to sign such returns or act as tax matters person. Each Holder of a Residual Certificate shall be bound by this Section.

          (c) The Trustee shall provide upon request such information (which shall be provided by the Master Servicer) as required in Section 860D(a)(6)(B) of the Code to the Internal Revenue Service, to any Person purporting to transfer a Residual Certificate to a Person other than a transferee permitted by
Section 5.05(b), and to any regulated investment company, real estate investment trust, common trust fund, partnership, trust, estate, organization described in
Section 1381 of the Code, or nominee holding an interest in a pass-through entity described in Section 860E(e)(6) of the Code, any record holder of which is not a transferee permitted by Section 5.05(b) (or which is deemed by statute to be an entity with a disqualified member).

          (d) The Trustee shall prepare and file or cause to be filed any state income tax returns required under Applicable State Law with respect to each of REMIC I and REMIC II or the Trust Fund.

                                    ARTICLE X

                                   Termination

          Section 10.01. TERMINATION UPON REPURCHASE BY THE SELLER OR ITS DESIGNEE OR LIQUIDATION OF ALL MORTGAGE Loans. (a) Subject to Section 10.02, the respective obligations and responsibilities of the Seller, the Master Servicer and the Trustee created hereby, other than the obligation of the Trustee or the Master Servicer to make payments to Certificateholders as hereinafter set forth and to the Trustee, shall terminate upon:

               (i) the purchase by or at the direction of the Master Servicer of all Mortgage Loans and all property remaining in the Trust at a price equal to (a) 100% of the Outstanding Principal Balance of each Mortgage Loan (other than a Mortgage Loan related to REO Property) as of the date of repurchase, net of the principal portion of any unreimbursed Monthly Advances made by the Master Servicer, together with interest at the applicable Mortgage Rate accrued but unpaid through and including the last day of the month of repurchase, plus
          (b) the appraised value of any REO Property less the good faith estimate of the Master Servicer of liquidation expenses to be incurred in connection with its disposal thereof, (but not more than the Outstanding Principal Balance of the related Mortgage Loan, together with interest at the applicable Mortgage Rate accrued on that balance but unpaid through and including the last day of the month of repurchase), such appraisal to be calculated by an appraiser mutually agreed upon by the Seller and the Trustee at the expense of the Seller plus (c) all amounts owed the Certificate Insurer; or

               (ii) the later of the making of the final payment or other liquidation, or any advance with respect thereto, of the last Mortgage Loan remaining in the Trust Fund or the disposition of all property acquired with respect to any Mortgage Loan; PROVIDED, HOWEVER, that in the event that an advance has been made, but not yet recovered, at the time of such termination, the Person having made such advance shall be entitled to receive, notwithstanding such termination, any payments received subsequent thereto with respect to which such advance was made.

          (b) In no event, however, shall the Trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date of this Agreement.

          (c) [Reserved.]

          (d) The right of the Master Servicer or its designee to repurchase all Mortgage Loans pursuant to Section 10.01(a)(i) above shall be exercisable only if (i) the aggregate Scheduled Principal Balance of such Mortgage Loans at the time of any such repurchase is less than 1% of the Cut-off Date Scheduled Principal Balance or (ii) the Seller based upon an Opinion of Counsel delivered to the Trustee, has determined that the REMIC status of either REMIC has been lost or that a substantial risk exists that such REMIC status will be lost for the then-current taxable year. At any time thereafter, the Seller may elect to terminate the Trust at any time, and upon such election, the Master Servicer or its designee shall repurchase all the Mortgage Loans.

          (e) [Reserved].

          (f) Provided that the Trustee has received timely notice, the Trustee shall give notice of any termination to the Certificateholders, with a copy to the Rating Agency, upon which the Certificateholders shall surrender their Certificates to the Trustee for payment of the final distribution and cancellation. To the extent reasonably practical, such notice shall be given by letter, mailed not earlier than the 15th day and not later than the 25th day of the month next preceding the month of such final distribution, and shall specify
(i) the Distribution Date upon which final payment of the Certificates will be made upon presentation and surrender of the Certificates at the office of the Trustee therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the office of the Trustee therein specified.

          (g) If the option of the Master Servicer to repurchase or cause the repurchase of all Mortgage Loans under Section 10.01(a)(i) above is exercised, the Master Servicer and/or its designee, as the case may be, shall deliver to the Trustee for deposit in the Certificate Account, by the Business Day prior to the applicable Distribution Date, an amount equal to the amount specified in
Section 10.01(a)(i), provided that amounts set forth in Section 10.01(a)(i)(c) shall be paid directly to the Certificate Insurer. Upon the presentation and surrender of the Certificates, the Trustee shall distribute an amount equal to
(i) the amount otherwise distributable to the Certificateholders (other than the holders of the Residual Certificates) on such Distribution Date but for such repurchase, (ii) the Current Principal Amount and any accrued but unpaid interest at the Pass-Through Rate to the Certificateholders of each Class, and
(iii) the remainder to the Residual Certificateholders. If the Available Funds are not sufficient to pay all of the related Certificates in full, any such deficiency will be allocated to the outstanding Class or Classes of Subordinate Certificates having the highest numerical designation or, if after the Cross-Over Date, to the Senior Certificates pro rata. Upon deposit of the required repurchase price and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer and/or its designee, as the case may be, the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(i).

          (h) In the event that this Agreement is terminated by reason of the payment or liquidation of all Mortgage Loans or the disposition of all property acquired with respect to all Mortgage Loans under Subsection 10.01(a)(ii) above, the Master Servicer shall deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in its Protected Account and shall cause any Sub-Servicers to deliver to the Trustee for deposit in the Certificate Account all distributable amounts remaining in their Protected Accounts. Upon the presentation and surrender of the Certificates, the Trustee shall distribute to the Certificateholders, in accordance with their respective interests, all distributable amounts remaining in the Certificate Account, provided, that prior to receipt by any Holder of a Subordinate Certificate of any such amounts, all amounts due to the Certificate Insurer and the Trustee shall first have been paid in full. Upon deposit by any Sub-Servicers of such distributable amounts and delivery to the Trustee of an Officer's Certificate from the Master Servicer certifying that such deposit has been made, and following such final Distribution Date, the Trustee shall promptly release to the Master Servicer the Mortgage Files for the remaining Mortgage Loans, and the Accounts shall terminate, subject to the Trustee's obligation to hold any amounts payable to the Certificateholders in trust without interest pending final distributions pursuant to Subsection 10.01(ii).

          (i) If not all of the Certificateholders shall surrender their Certificates for cancellation within six months after the time specified in the above-mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice, not all the Certificates shall have been surrendered for cancellation, the Trustee may take appropriate steps, or appoint any agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain subject to this Agreement.

          Section 10.02. ADDITIONAL TERMINATION REQUIREMENTS. (a) If the option of the Master Servicer to repurchase all the Mortgage Loans under Subsection 10.01(a)(i) above is exercised, the Trust and REMIC I and REMIC II shall be terminated in accordance with the following additional requirements, unless the Trustee has been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section 10.02 will not (i) result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code on REMIC I or REMIC II or (ii) cause either REMIC to fail to qualify as a REMIC at any time that any Regular Certificates are outstanding:

               (i) within 90 days prior to the final Distribution Date, at the written direction of the Seller, the Trustee, as agent for the Tax Matters Person, shall adopt a plan of complete liquidation of the Trust Fund and REMIC I and REMIC II provided to it by the Seller meeting the requirements of a "Qualified Liquidation" under Section 860F of the Code and any regulations thereunder;

               (ii) at or after the time of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell for cash all of the assets of the Trust to or at the direction of the Seller; and

               (iii) at the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit from the Certificate Account to the extent on deposit therein (or cause to be distributed or credited) (i) to the Certificateholders, other than the Holders of the Residual Certificates, the Current Principal Amount of the Certificates plus 30 days' interest thereon at the applicable Pass-Through Rate, and (ii) to the Holder of the Class R-1 Certificate, all remaining cash on hand from REMIC I and to the Holder of the Class R-2 Certificate, all remaining cash on hand from REMIC II (other than cash retained to meet claims); and the Trust and REMIC I and REMIC II shall terminate at such time provided that, prior to receipt by any Holder of a Subordinate Certificate of any such amounts, all amounts due to the Certificate Insurer and the Trustee shall first have been paid in full.

          (b) By their acceptance of the Residual Certificates, the Holders thereof hereby (i) agree to adopt such a plan of complete liquidation upon the written request of the Seller and to take such action in connection therewith as may be reasonably requested by the Seller and (ii) appoint the Seller as their attorney-in-fact, with full power of substitution, for purposes of adopting such a plan of complete liquidation. The Trustee shall adopt such plan of liquidation by filing the appropriate statement on the final tax returns of the REMIC I and REMIC II.

                                   ARTICLE XI

                            Miscellaneous Provisions

          Section 11.01. INTENT OF PARTIES. The parties intend that each of REMIC I and REMIC II shall be treated as a REMIC for federal income tax purposes and that the provisions of this Agreement should be construed in furtherance of this intent.

          Section 11.02. AMENDMENT. (a) This Agreement may be amended from time to time by the Seller, the Trustee and the Master Servicer, with notice to the Certificate Insurer but without notice to or the consent of any of the Certificateholders, to cure any ambiguity, to correct or supplement any provisions herein that may be defective or inconsistent with any other provisions herein, to comply with any changes in the Code or to make any other provisions with respect to matters or questions arising under this Agreement which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that such action shall not, as evidenced by an Opinion of Independent Counsel, adversely affect in any material respect the interests of any Certificateholder.

          (b) This Agreement may also be amended from time to time by the Seller, the Trustee and the Master Servicer, with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund or of the applicable Class or Classes if such amendment affects only such Class or Classes, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement (except as provided in subsection (a) above) or of modifying in any manner the rights of the Certificateholders; PROVIDED, HOWEVER, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments received on Mortgage Loans which are required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) reduce the aforesaid percentage of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all Certificates then outstanding, (iii) change the rights or obligations of the Certificate Insurer without the Certificate Insurer's consent or (iv) cause either REMIC I or REMIC II to fail to qualify as a REMIC for federal income tax purposes, as evidenced by an Opinion of Independent Counsel which shall be provided to the Trustee other than at the Trustee's expense. Notwithstanding any other provision of this Agreement, for purposes of the giving or withholding of consents pursuant to this Section 11.02(b), Certificates registered in the name of or held for the benefit of the Seller, the Master Servicer or a Sub-Servicer or any Affiliate thereof shall be entitled to vote their Fractional Undivided Interests with respect to matters affecting such Certificates.

          (c) Promptly after the execution of any such amendment, the Trustee shall furnish a copy of such amendment or written notification of the substance of such amendment to each Certificateholder, with a copy to the Rating Agency and the Certificate Insurer.

          (d) In the case of an amendment under Subsection 11.02(b) above, it shall not be necessary for any Certificateholder, other than the Certificate Insurer exercising the rights of a Certificateholder pursuant to Section 11.06, to approve the particular form of such an amendment. Rather, it shall be sufficient if such Certificateholders approve the substance of the amendment. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by such Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          (e) Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, which opinion shall be an expense of the party requesting such amendment but in any case shall not be an expense of the Trustee, to the effect that such amendment will not (other than an amendment pursuant to clause (ii) of, and in accordance with, Section 11.02(b)) cause the imposition of any tax on REMIC I or REMIC II or the Certificateholders or cause REMIC I's or REMIC II's REMIC elections to fail to qualify at any time that any Certificates are outstanding. Further, nothing in this Agreement shall require the Trustee to enter into an amendment without receiving an Opinion of Counsel, satisfactory to the Trustee, that such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement (including any consent of the applicable Certificateholders) have been complied with.

          Section 11.03. RECORDATION OF AGREEMENT. To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere. The Master Servicer shall effect such recordation, at its expense upon the request in writing of a Certificateholder, but only if such direction is accompanied by an Opinion of Counsel (provided at the expense of the Certificateholder requesting recordation) to the effect that such recordation would materially and beneficially affect the interests of the Certificateholders or is required by law.

          Section 11.04. LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS. (a) The death or incapacity of any Certificateholder shall not terminate this Agreement or the Trust, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          (b) Except as expressly provided in this Agreement, no Certificateholders shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to establish the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholders be under any liability to any third Person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon, under or with respect to this Agreement against the Seller, the Master Servicer or any successor to any such parties unless (i) such Certificateholder previously shall have given to the Trustee a written notice of a continuing default, as herein provided, (ii) the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% of the Trust Fund shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs and expenses and liabilities to be incurred therein or thereby, and (iii) the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding.

          (d) No one or more Certificateholders shall have any right by virtue of any provision of this Agreement to affect the rights of any other Certificateholders or to obtain or seek to obtain priority or preference over any other such Certificateholder, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.04, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 11.05. ACTS OF CERTIFICATEHOLDERS. (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by an agent duly appointed in writing. Except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is expressly required, to the Seller. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Seller, if made in the manner provided in this Section 11.05.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority. The fact and date of the execution of any such instrument or writing, or the authority of the individual executing the same, may also be proved in any other manner which the Trustee deems sufficient.

          (c) The ownership of Certificates (notwithstanding any notation of ownership or other writing on such Certificates, except an endorsement in accordance with Section 5.02 made on a Certificate presented in accordance with
Section 5.04) shall be proved by the Certificate Register, and neither the Trustee, the Seller, the Master Servicer nor any successor to any such parties shall be affected by any notice to the contrary.

          (d) Any request, demand, authorization, direction, notice, consent, waiver or other action of the holder of any Certificate shall bind every future holder of the same Certificate and the holder of every Certificate issued upon the registration of transfer or exchange thereof, if applicable, or in lieu thereof with respect to anything done, omitted or suffered to be done by the Trustee, the Seller, the Master Servicer or any successor to any such party in reliance thereon, whether or not notation of such action is made upon such Certificates.

          (e) In determining whether the Holders of the requisite percentage of Certificates evidencing Fractional Undivided Interests have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Certificates owned by the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof shall be disregarded except as otherwise provided in Section 11.02(b) and except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Certificates which the Trustee knows to be so owned shall be so disregarded. Certificates which have been pledged in good faith to the Trustee, the Seller, the Master Servicer or any Sub-Servicer or any Affiliate thereof may be regarded as outstanding if the pledgor establishes to the satisfaction of the Trustee the pledgor's right to act with respect to such Certificates and that the pledgor is not an Affiliate of the Trustee, the Seller, the Master Servicer or any Sub-Servicer, as the case may be.

          Section 11.06. CONTROL BY CERTIFICATE INSURER. So long as the Senior Certificates are outstanding or any amounts are owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer shall, in all cases where the Holders of the Senior Certificates have any right to consent to or direct any action, have the right to act in place of such Holders, such consent or direction to represent an amount equal to the Fractional Undivided Interests represented by the Senior Certificates.

          Section 11.07. GOVERNING LAW. THIS AGREEMENT AND THE CERTIFICATES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS RULES AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 11.08. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed given when delivered at or mailed by registered mail, return receipt requested, postage prepaid, or by recognized overnight courier or by facsimile transmission to a number provided by the appropriate party if receipt of such transmission is confirmed to (i) in the case of the Seller, Structured Asset Mortgage Investments, Inc., 245 Park Avenue, New York, New York 10167, Attention: Vice President-Servicing (but with respect to monthly reports sent pursuant to Section 6.07(b), Attention: Lynn Lin), or to such other address as may hereafter be furnished to the other parties hereto in writing;
(ii) in the case of the Master Servicer, EMC Mortgage Corporation., MacArthur Ridge II, 909 Hidden Ridge Drive, Suite 200, Irving, Texas 75038, Attention:
Ralene Ruyle or such other address as may hereafter be furnished to the other parties hereto in writing; (iii) in the case of the Trustee, at each Corporate Trust Office, or to such other address as may hereafter be furnished to the other parties hereto in writing; (iv) in the case of the Certificate Insurer, MBIA Insurance Corporation, 113 King Street, Armonk, New York 10504, Attention:
Insured Portfolio Management - Structured Finance (IPM-SF) (Structured Asset Mortgage Investments Trust 2001-4) or (v) in the case of the Rating Agency, Moody's Investors Services, Inc., Attention: Residential Mortgage Surveillance Group. Any notice delivered to the Seller, the Master Servicer, the Trustee or the Certificate Insurer under this Agreement shall be effective only upon receipt. Any notice required or permitted to be mailed to a Certificateholder, unless otherwise provided herein, shall be given by first-class mail, postage prepaid, at the address of such Certificateholder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice.

          Section 11.09. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severed from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the holders thereof.

          Section 11.10. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

          Section 11.11. ARTICLE AND SECTION HEADINGS. The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

          Section 11.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts each of which when so executed and delivered shall be an original but all of which together shall constitute one and the same instrument.

          Section 11.13. NOTICE TO RATING AGENCY. The Trustee shall use its best efforts to promptly provide notice to the Rating Agency with respect to each of the following of which it has actual knowledge:

          1.   Any material change or amendment to this Agreement;

          2.   The occurrence of any Event of Default that has not been cured;

          3. The resignation or termination of the Master Servicer or the Trustee;

          4.   The repurchase or substitution of Mortgage Loans;

          5.   The final payment to Certificateholders; and

          6.   Any change in the location of the Certificate Account.

          In addition, in accordance with Section 6.06 and Section 3.16, the Trustee and the Master Servicer, respectively, shall promptly furnish to the Rating Agency copies of the following:

          1.   Each report to Certificateholders described in Section 6.06; and

          2. Each annual independent public accountants' servicing report received as described in Section 3.16.

          Section 11.14. THIRD PARTY BENEFICIARY. The parties hereto agree that, so long as the Senior Certificates are outstanding or any amount is owed to the Certificate Insurer, and the Certificate Insurer is not in default under the Certificate Insurance Policy, the Certificate Insurer is an intended third party beneficiary hereunder.

          IN WITNESS WHEREOF, the Seller, EMC as Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                     STRUCTURED ASSET MORTGAGE
                                     INVESTMENTS INC. as Seller


                                     By: /s/ Baron Silverstein
                                         ------------------------------
                                         Name:  Baron Silverstein
                                         Title: Vice President


                                     EMC MORTGAGE CORPORATION,
                                     as Master Servicer


                                     By: /s/ Jonathan E. Babkow
                                         -----------------------------
                                         Name:  Jonathan E. Babkow
                                         Title: Attorney-in-Fact


                                     WELLS FARGO BANK MINNESOTA,
                                     NATIONAL ASSOCIATION, as Trustee


                                     By: /s/ Peter A. Gobell
                                         -----------------------------
                                         Name:  Peter A. Gobell
                                         Title: Assistant Vice President

Accepted and agreed
as to Sections 2.02, 2.03A and 2.04
EMC MORTGAGE CORPORATION


By: /s/ Jonathan E. Babkow
    ----------------------------
    Name:  Jonathan E. Babkow
    Title: Attorney-in-Fact

Accepted and agreed
as to Section 3.20
BEAR STEARNS MORTGAGE CAPITAL CORPORATION
By: /s/ Baron Silverstein
    ----------------------------------
    Name:  Baron Silverstein
    Title: Vice President

SSL-DOCS2 70030223v8
STATE OF NEW YORK                         )
                                          )  ss.:
COUNTY OF NEW YORK                        )

          On the 18th day of October, 2001 before me, a notary public in and for said State, personally appeared Baron Silverstein, known to me to be a Vice President of Structured Asset Mortgage Investments Inc., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Kerri L. DiFiore
                              ------------------------
                                  Notary Public

                              No. 01DI6057334
                                  --------------------
                              Commission Expires on April 16, 2003
                                                    --------------
[Notarial Seal]

SSL-DOCS2 70030223v8
STATE OF NEW YORK                      )
                                       )  ss.:
COUNTY OF NEW YORK                     )

          On the 18th day of October, 2001 before me, a notary public in and for said State, personally appeared Jonathan E. Babkow, known to me to be the Attorney-in-Fact of EMC Mortgage Corporation., the corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Kerri L. DiFiore
                              ------------------------
                                  Notary Public

                              No. 01DI6057334
                                  --------------------
                              Commission Expires on April 16, 2003
                                                    --------------

[Notarial Seal]

STATE OF NEW YORK                         )
                                          )  ss.:
COUNTY OF NEW YORK                        )

          On the 18th day of October, 2001 before me, a notary public in and for said State, personally appeared Peter A. Gobell, known to me to be a Assistant Vice President of Wells Fargo Bank Minnesota, National Association, that executed the within instrument, and also known to me to be the person who executed it on behalf of said trust company and acknowledged to me that such trust company executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                              /s/ Kerri L. DiFiore
                              ------------------------
                                  Notary Public

                              No. 01DI6057334
                                  --------------------
                              Commission Expires on April 16, 2003
                                                    --------------

[Notarial Seal]

                                                                       EXHIBIT A

                              FORMS OF CERTIFICATES

                             [See pages that follow]

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THE HOLDER OF THIS CERTIFICATE WILL HAVE THE BENEFIT OF A CERTIFICATE GUARANTY INSURANCE POLICY ISSUED BY MBIA INSURANCE CORPORATION.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                                             MORTGAGE PASS-THROUGH CERTIFICATES,
No.  A-1-                                                SERIES 2001-4

                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

                                     STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                                                   CUSIP No. 86358H LZ 0
CUT-OFF DATE                      :  SEPTEMBER 1, 2001            CLASS                          :  A-1
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001             INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024             OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION     ("DENOMINATION")               :  $
PASS-THROUGH RATE                 :  VARIABLE                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT               :  $64,717,900

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc ("the Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Group 1 Mortgage Loans less the Premium Rate owed to the Certificate Insurer. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                     WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                               Not in its individual capacity but solely as Trustee
By_____________________________________                      By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,       AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY. THE HOLDER OF THIS CERTIFICATE WILL HAVE THE BENEFIT OF A CERTIFICATE GUARANTY INSURANCE POLICY ISSUED BY MBIA INSURANCE CORPORATION.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                       MORTGAGE PASS-THROUGH CERTIFICATES,
No.  A-2-                      SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

                                       STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                                                     CUSIP No. 86358H MD 8

CUT-OFF DATE                       :  SEPTEMBER 1, 2001            CLASS                           :  A-2
FIRST DISTRIBUTION DATE            :  OCTOBER 25, 2001             INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE    :  OCTOBER 25, 2024             OF THIS CERTIFICATE
MASTER SERVICER                    :  EMC MORTGAGE CORPORATION     ("DENOMINATION")                :  $
PASS-THROUGH RATE                  :  VARIABLE                     APPROXIMATE ORIGINAL CLASS
                                                                   PRINCIPAL AMOUNT                :  $14,607,800

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc ("the Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of the Group 2 Mortgage Loans less the Premium Rate owed to the Certificate Insurer. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                  WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                            Not in its individual capacity but solely as Trustee
By_____________________________________                   By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,    AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                           MORTGAGE PASS-THROUGH CERTIFICATES,
No.  B-1-                                              SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

                                          STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                                                         CUSIP No. 86358H MA
CUT-OFF DATE                      :  SEPTEMBER 1, 2001            CLASS                         :  B-1
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001             INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024             OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION     ("DENOMINATION")              :  $
PASS-THROUGH RATE                 :  VARIABLE                     APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT              :  $822,000

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Well Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                             Not in its individual capacity but solely as Trustee
By_____________________________________                    By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,     AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                         MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  B-2-                                        SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                              CUSIP NO. 86358H MB 2
CUT-OFF DATE                       :  SEPTEMBER 1, 2001           CLASS                           :  B-2
FIRST DISTRIBUTION DATE            :  OCTOBER 25, 2001            INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE    :  OCTOBER 25, 2024            OF THIS CERTIFICATE
MASTER SERVICER                    :  EMC MORTGAGE CORPORATION    ("DENOMINATION")                :  $
PASS-THROUGH RATE                  :  VARIABLE                    APPROXIMATE ORIGINAL CLASS
                                                                  PRINCIPAL AMOUNT                :  $822,000

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Well Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                             Not in its individual capacity but solely as Trustee
By_____________________________________                    By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,     AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.


     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR A GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                           MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  B-3-                                             SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                              CUSIP NO. 86358H MC 0
CUT-OFF DATE                      :  SEPTEMBER 1, 2001          CLASS                           :  B-3
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001           INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024           OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION   ("DENOMINATION")                :  $
PASS-THROUGH RATE                 :  VARIABLE                   APPROXIMATE ORIGINAL CLASS
                                                                PRINCIPAL AMOUNT                :  $616,500

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Well Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.


UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                    WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                              Not in its individual capacity but solely as Trustee
By_____________________________________                     By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,      AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.


                                          MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  B-4-                                                SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                              CUSIP NO. 86358H ME 6
CUT-OFF DATE                      :  SEPTEMBER 1, 2001               CLASS                           :  B-4
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001                INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024                OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION        ("DENOMINATION")                :  $
PASS-THROUGH RATE                 :  VARIABLE                        APPROXIMATE ORIGINAL CLASS
                                                                     PRINCIPAL AMOUNT                :  $205,500

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc. (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                 WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                           Not in its individual capacity but solely as Trustee
By_____________________________________                  By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,   AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:


                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                           MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  B-5-                                             SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                              CUSIP NO. 86358H MF 3
CUT-OFF DATE                      :  SEPTEMBER 1, 2001           CLASS                           :  B-5
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001            INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024            OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION    ("DENOMINATION")                :  $
PASS-THROUGH RATE                 :  VARIABLE                    APPROXIMATE ORIGINAL CLASS
                                                                 PRINCIPAL AMOUNT                :  $164,400

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc. (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

Unless this Certificate has been countersigned by an authorized signatory of the Trustee by manual signature, this Certificate shall not be entitled to any benefit under the Agreement, or be valid for any purpose.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                 WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                           Not in its individual capacity but solely as Trustee
By_____________________________________                  By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,   AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

The obligations created by the Agreement and the Trust created thereby
(other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     THIS CERTIFICATE IS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC"), AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

     THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DECREASED BY THE PRINCIPAL PAYMENTS HEREON. ACCORDINGLY, FOLLOWING THE INITIAL ISSUANCE OF THE CERTIFICATES, THE CURRENT PRINCIPAL AMOUNT OF THIS CERTIFICATE WILL BE DIFFERENT FROM THE DENOMINATION SHOWN BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT PRINCIPAL AMOUNT BY INQUIRY OF THE TRUSTEE NAMED HEREIN.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                       MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  B-6-                                         SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                              CUSIP NO. 86358H MG 1
CUT-OFF DATE                      :  SEPTEMBER 1, 2001          CLASS                           :  B-6
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001           INITIAL PRINCIPAL AMOUNT
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024           OF THIS CERTIFICATE
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION   ("DENOMINATION")                :  $
PASS-THROUGH RATE                 :  VARIABLE                   APPROXIMATE ORIGINAL CLASS
                                                                PRINCIPAL AMOUNT                :  $246,813

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of Certificates of the same Class as this Certificate in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc. (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     Interest on this Certificate will accrue during the month prior to the month in which a Distribution Date (as hereinafter defined) occurs on the Current Principal Amount hereof at a per annum rate equal to the weighted average of the Net Rates of each Mortgage Loan Group weighted in proportion to the results of subtracting from the aggregate principal balance of each Mortgage Loan Group the current Principal Amount of the related class of Senior Certificates. The Trustee will distribute on the 25th day of each month, or, if such 25th day is not a Business Day, the immediately following Business Day (each, a "Distribution Date"), commencing on the First Distribution Date specified above, to the Person in whose name this Certificate is registered at the close of business on the last Business Day of the calendar month preceding the month of such Distribution Date, an amount equal to the product of the Fractional Undivided Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the same Class as this Certificate. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero.

     Distributions on this Certificate will be made by the Trustee by check mailed to the address of the Person entitled thereto as such name and address shall appear on the Certificate Register or, if such Person so requests by notifying the Trustee in writing as specified in the Agreement, in immediately available funds (by wire transfer or otherwise) to the account specified in writing by such Person to the Trustee. Notwithstanding the above, the final distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                  WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                            Not in its individual capacity but solely as Trustee
By_____________________________________                   By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,    AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THE "REMIC ASSETS" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, STRUCTURED ASSET MORTGAGE INVESTMENTS INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDER OF THE CLASS R-1 CERTIFICATE BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF IT HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF THE TAX MATTERS PERSON AND STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                    MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  R-1-                                          SERIES 2001-4
               EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                                  CUSIP NO. N/A
CUT-OFF DATE                       :  SEPTEMBER 1, 2001           CLASS                     :  R-1
FIRST DISTRIBUTION DATE            :  OCTOBER 25, 2001            FRACTIONAL UNDIVIDED
ASSUMED FINAL DISTRIBUTION DATE    :  OCTOBER 25, 2024            INTEREST:
MASTER SERVICER                    :  EMC MORTGAGE CORPORATION                              100%
PASS-THROUGH RATE                  :  N/A

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of the Class set forth above in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc. (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     This Certificate has no principal balance and does not bear interest. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero. Following payment in full of all other classes of certificates except the Residual Certificates the Trustee will distribute to the holder of this Certificate any amounts remaining in the related REMIC.

     The distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                             Not in its individual capacity but solely as Trustee
By_____________________________________                    By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,     AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

     THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF, OR AN INTEREST IN, STRUCTURED ASSET MORTGAGE INVESTMENTS INC., EMC MORTGAGE CORPORATION OR THE TRUSTEE REFERRED TO BELOW OR ANY OF THEIR RESPECTIVE AFFILIATES AND IS NOT GUARANTEED OR INSURED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY.

     FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN THE "REMIC ASSETS" AS DEFINED IN THE AGREEMENT REFERRED TO BELOW, WHICH IS A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT" (A "REMIC") AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND IS NOT TREATED AS INDEBTEDNESS OF THE TRUST REFERRED TO BELOW. EACH PURCHASER OF THE INTEREST REPRESENTED BY THIS CERTIFICATE WILL BE REQUIRED TO REPRESENT IN AN AFFIDAVIT THAT IT IS NOT A "DISQUALIFIED ORGANIZATION" AND WILL NOT TRANSFER THIS CERTIFICATE TO A "DISQUALIFIED ORGANIZATION." THE TERM "DISQUALIFIED ORGANIZATION" IS DEFINED IN
SECTION 860(E)(5) OF THE CODE AND IN THE AGREEMENT. EACH PURCHASER WILL ALSO BE REQUIRED TO REPRESENT IN SUCH AFFIDAVIT THAT (A) IT IS NOT ACQUIRING CERTIFICATES FOR THE ACCOUNT OF A DISQUALIFIED ORGANIZATION AND (B) IT WILL NOT TRANSFER THIS CERTIFICATE UNLESS (1) IT HAS RECEIVED A SIMILAR AFFIDAVIT FROM THE PROPOSED TRANSFEREE AND (2) AS OF THE TIME OF THE TRANSFER, IT DOES NOT HAVE ACTUAL KNOWLEDGE THAT THE AFFIDAVIT OF THE PROPOSED TRANSFEREE IS FALSE. IN THE EVENT THAT LEGISLATION IS ENACTED WHICH WOULD SUBJECT THE TRUST REFERRED TO BELOW TO TAX (OR DISQUALIFY THE TRUST REFERRED TO BELOW) ON THE TRANSFER OF AN INTEREST REPRESENTED BY THIS CERTIFICATE TO ANY OTHER PERSON OR PERSONS, STRUCTURED ASSET MORTGAGE INVESTMENTS INC. SHALL, WITHOUT FURTHER ACTION ON THE PART OF THE HOLDER OF THE CLASS R-2 CERTIFICATE BE EMPOWERED, TO THE FULLEST EXTENT POSSIBLE AND AS IF IT HAD SO VOTED, TO AMEND THE AGREEMENT REFERRED TO BELOW TO RESTRICT OR PROHIBIT PROSPECTIVELY SUCH TRANSFER. THIS CERTIFICATE MAY NOT BE TRANSFERRED TO A NON-U.S. PERSON AS DESCRIBED IN SECTION 5.05(C) OF THE AGREEMENT REFERRED TO BELOW WITHOUT THE PRIOR WRITTEN CONSENT OF THE TAX MATTERS PERSON AND STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

     THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(A)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR
SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE.

                                        MORTGAGE PASS-THROUGH CERTIFICATES,
NO.  R-2-                                            SERIES 2001-4
                             EVIDENCING A BENEFICIAL INTEREST IN THE BELOW NAMED
                    TRUST CONSISTING OF CONVENTIONAL, FIRST LIEN MORTGAGE LOANS:

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                                  CUSIP NO. N/A
CUT-OFF DATE                      :  SEPTEMBER 1, 2001           CLASS                     :  R-2
FIRST DISTRIBUTION DATE           :  OCTOBER 25, 2001            FRACTIONAL UNDIVIDED
ASSUMED FINAL DISTRIBUTION DATE   :  OCTOBER 25, 2024            INTEREST:
MASTER SERVICER                   :  EMC MORTGAGE CORPORATION                              100%
PASS-THROUGH RATE                 :  N/A

THIS CERTIFIES THAT
is the registered owner of the Fractional Undivided Interest evidenced hereby in the beneficial ownership interest of the Class set forth above in a trust (the "Trust") consisting primarily of conventional, first lien, fixed rate, fully amortizing or balloon payment, mortgage loans, secured by one- to four-family residences located primarily in California and Texas (collectively, the "Mortgage Loans"), which will be sold to the Trust by Structured Asset Mortgage Investments Inc. ("SAMI"). The Mortgage Loans were sold by EMC Mortgage Corporation ("EMC") in its individual capacity and as an affiliate of SAMI and Bear, Stearns & Co. Inc. (the "Underwriter"). EMC will act as master servicer of the Mortgage Loans (the "Master Servicer," which term includes any successors thereto under the Agreement referred to below). The Trust was created pursuant to the Pooling and Servicing Agreement dated as of the Cut-off Date specified above (the "Agreement"), by and among SAMI, as seller, EMC, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as trustee (the "Trustee"), a summary of certain of the pertinent provisions of which is set forth hereafter. To the extent not defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of its acceptance hereof assents and by which such Holder is bound.

     This Certificate has no principal balance and does not bear interest. The Assumed Final Distribution Date is the Distribution Date immediately following the latest scheduled maturity date of any Mortgage Loan and is not likely to be the date on which the Current Principal Amount of this Class of Certificates will be reduced to zero. Following payment in full of all other classes of certificates except the Residual Certificates the Trustee will distribute to the holder of this certificate any amounts remaining in the related REMIC.

     The distribution on this Certificate will be made after due notice by the Trustee of the pendency of such distribution and only upon presentation and surrender of this Certificate at the office or agency appointed by the Trustee for that purpose and designated in such notice.

UNLESS THIS CERTIFICATE HAS BEEN COUNTERSIGNED BY AN AUTHORIZED SIGNATORY OF THE TRUSTEE BY MANUAL SIGNATURE, THIS CERTIFICATE SHALL NOT BE ENTITLED TO ANY BENEFIT UNDER THE AGREEMENT, OR BE VALID FOR ANY PURPOSE.

     IN WITNESS WHEREOF, THE TRUSTEE HAS CAUSED THIS CERTIFICATE TO BE DULY EXECUTED.

Dated:  October 18, 2001                                  WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
Countersigned:                                            Not in its individual capacity but solely as Trustee
By_____________________________________                   By_____________________________________
   Authorized signatory of Wells Fargo Bank Minnesota,    AUTHORIZED OFFICER
   National Association, not in its individual
   capacity but solely as Trustee

               STRUCTURED ASSET MORTGAGE INVESTMENTS TRUST 2001-4
                MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2001-4

     This Certificate is one of a duly authorized issue of Certificates designated as set forth on the face hereof (the "Certificates"), issued in ten Classes. The Certificates, in the aggregate, evidence the entire beneficial ownership interest in the Trust formed pursuant to the Agreement.

     The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the Trust for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

     This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby, and the rights, duties and immunities of the Trustee.

     The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Master Servicer and the rights of the Certificateholders under the Agreement from time to time by the Master Servicer and the Trustee with the consent of the Holders of Certificates evidencing Fractional Undivided Interests aggregating not less than 51% (or in certain cases, Holders of Certificates of affected Classes evidencing such percentage of the Fractional Undivided Interests thereof). Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates. In certain instances the consent of the Certificate Insurer is also required.

     As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable with the Trustee upon surrender of this Certificate for registration of transfer at the offices or agencies maintained by the Trustee in the City of Columbia, State of Maryland, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the Holder hereof or such Holder's attorney duly authorized in writing, and thereupon one or more new Certificates in authorized denominations representing a like aggregate Fractional Undivided Interest will be issued to the designated transferee. In the case of classes of Certificates not registered under the Securities Act of 1933, as amended, additional documentation will be required to be provided to the Trustee prior to the effectiveness of a transfer.

     The Certificates are issuable only as registered Certificates without coupons in the Classes and denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, this Certificate is exchangeable for one or more new Certificates evidencing the same Class and in the same aggregate Fractional Undivided Interest, as requested by the Holder surrendering the same.

     No service charge will be made to the Certificateholders for any such registration of transfer, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Master Servicer, the Trustee and any agent of any of them may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Master Servicers, the Trustee nor any such agent shall be affected by notice to the contrary.

     The obligations created by the Agreement and the Trust created thereby (other than the obligations to make payments to Certificateholders with respect to the termination of the Agreement) shall terminate upon the earlier of (i) the later of the (A) final payment or other liquidation (or Monthly Advance with respect thereto) of the last Mortgage Loan remaining in the Trust and (B) disposition of all property acquired upon foreclosure or deed in lieu of foreclosure of any Mortgage Loan and the remittance of all funds due under the Agreement, or (ii) the optional repurchase by the party named in the Agreement of all the Mortgage Loans and other related assets in accordance with the terms of the Agreement. Such optional repurchase may be made only on or after the Distribution Date on which the aggregate Scheduled Principal Balance of the Mortgage Loans is less than 1% of the aggregate Cut-off Date Scheduled Principal Balance of the Mortgage Loans. The exercise of such right will effect the early retirement of the Certificates. The Trust also may be terminated on any Distribution Date upon the determination, based upon an opinion of counsel, that the REMIC status of the REMIC Assets has been lost or that a substantial risk exists that such status will be lost for the then current year. In no event, however, will the Trust created by the Agreement continue beyond the expiration of 21 years after the death of certain persons identified in the Agreement.


                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

_______________________________________________________________________________
_______________________________________________________________________________
          (Please print or typewrite name and address including postal zip code assignee) the within Certificate and hereby authorizes the transfer of registration of such interest to the assignee on the Certificate Register of the Trust Fund.

I (We) further direct the Certificate Registrar to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
Dated:
                                     ___________________________________________
                                     Signature by or on behalf of assignor
                                     ___________________________________________
                                     Signature Guaranteed


DISTRIBUTION INSTRUCTIONS
The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ___________________________________________________________
______________________________________________________________________________
for the account of ___________________________________________________________
account number ______________, or, if mailed by check to _____________________
______________________________________________________________________________
Applicable statements should be mailed to ____________________________________
______________________________________________________________________________
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

                                                                       EXHIBIT B

                             MORTGAGE LOAN SCHEDULE

                    (Available from the Trustee Upon Request)

                                                                       EXHIBIT C

                  REPRESENTATIONS AND WARRANTIES OF THE SELLER
                          CONCERNING THE MORTGAGE LOANS

     (a)______the information set forth and to be set forth in the Mortgage Loan Schedule was and will be true and correct in all material respects at the date or dates respecting which such information is furnished;

     (b)______immediately prior to the transfer to the Trust, the Seller was the sole owner of beneficial title and holder of each Mortgage and Mortgage Note relating to the Mortgage Loans, had good and marketable title thereto and is conveying the same free and clear of any and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and the Seller has full right and authority to sell or assign the same pursuant to this Agreement;

     (c)______each Mortgage relating to a Mortgage Loan is a valid and enforceable first lien on the property securing the related Mortgage Note and each Mortgaged Property is owned by the Mortgagor in fee simple (except with respect to common areas in the case of condominiums, PUDs and DE MINIMIS PUDs) or by leasehold for a term longer than the term of the related Mortgage, subject only to (i) the lien of current real property taxes and assessments, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal obtained in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan and
(iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage;

     (d)______as of the Cut-off Date, no payment of principal of or interest on or in respect of any Mortgage Loan is 90 or more days past due;

     (e)______there is no mechanics' lien or claim for work, labor or material affecting the premises subject to any Mortgage which is or may be a lien prior to, or equal with, the lien of such Mortgage except those which are insured against by title insurance policies referred to in (i);

     (f)______no Mortgage Loan is subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the related Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the related Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto;

     (g)______except to the extent insurance is in place which will cover such damage, the physical property subject to any Mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property;

     (h)______each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws;

     (i)______a lender's title insurance policy (on an ALTA or CLTA form) or binder, or other assurance of title customary in the relevant jurisdiction therefor, was issued on the date of the origination of each related Mortgage Loan, or, if none is available, a current commitment or binder has been issued, in each case by a title insurance company qualified to do business in the jurisdiction where the related Mortgage Property is located, insuring the Seller and its successors and assigns that the Mortgage is a first priority lien on the related Mortgage Property in the original principal amount of the Mortgage Loan. Seller is the sole insured under such lender's title insurance policy, and such policy, commitment, binder or assurance is valid and remains in the full force and effect, and each such policy, commitment, binder or assurance shall contain all applicable endorsements including a negative amortization endorsement if applicable;

     (j)______each Mortgage Note, the related Mortgage and other agreements executed in connection therewith are genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law); and, to the best of Seller's knowledge, all parties to each Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by the Mortgagor;

     (k)______the related Mortgage Note and Mortgage contain customary and enforceable provisions such as to render the rights and remedies of the holder adequate for the realization against the Mortgaged Property of the benefits of the security, including realization by judicial, or, if applicable, non-judicial foreclosure, and there is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclosure;

     (l)______as of the Closing Date, the improvements, if any, on each Mortgaged Property securing a Mortgage Loan are insured by an insurer which is acceptable to the Seller or by its blanket insurance policy against loss by fire and such hazards as are covered under a standard extended coverage endorsement in the locale in which the Mortgaged Property is located, in an amount which is not less than the lesser of the maximum insurable value of the improvements securing such Mortgage Loan and the outstanding principal balance of the Mortgage Loan, but in no event in an amount less then an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder; if the improvement on the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the condominium project; if upon origination of the related Mortgage Loan, the improvements, if any, on the Mortgaged Property were in an area identified as a federally designated flood area, a flood policy is in effect in an amount representing coverage not less than the least of (i) the outstanding principal balance of the Mortgage Loan,
(ii) the restorable cost of improvements located on such Mortgaged Property and
(iii) the maximum coverage available under federal law; and each Mortgage obligates the Mortgagor thereunder to maintain the insurance referred to in the Mortgage at the Mortgagor's cost and expense;

     (m)______each Mortgage Loan is being serviced by the Seller in accordance with applicable federal, state and local laws and regulations;

     (n)______neither the Seller nor any servicer of the related Mortgage Loans has advanced funds or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage, except for interest accruing from the date of the related Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is later, to the date which precedes by 30 days the first Due Date under the related Mortgage Note;

     (o)______the proceeds of the Mortgage Loans have been fully disbursed, there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with; and all costs, fees and expenses incurred in making, closing or recording the Mortgage Loans have been paid, except recording fees with respect to Mortgages not recorded as of the Closing Date;

     (p)______to the best of the Seller's knowledge, there is no delinquent tax, government assessment, insurance premium, municipal charge, assessment lien, leasehold payments or ground rents which may be due and owing against any Mortgaged Property and all such charges have been paid when due;

     (q)______each Mortgage Loan was originated by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or State authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act;

     (r)______each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development or in the case of one Mortgage Loan with an aggregate outstanding principal balance as of the Cut-off Date of $1,014,754.88, a multifamily property.

     (s)______[reserved];

     (t)______the lien against each Mortgaged Property has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and each Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission;

     (u)______each FHA Loan and each VA Loan, and any FHA insurance or VA guaranty, as applicable, shall remain in full force and effect after the sale of the Mortgage Loans to the Trust, and such Mortgage Loans are not subject to any defect which would diminish or impair the FHA insurance or VA guaranty, as applicable, and all prior transfers, if any, of such Mortgage Loans have been, and the transactions herein contemplated are, in compliance with all related federal acts and regulations, and no circumstances exist with respect to such Mortgage Loans which would permit the FHA or VA, as applicable, to deny coverage under the FHA insurance or VA guaranty;

     (v)______in servicing and administering each FHA Loan and each VA Loan, the Seller has complied with all related federal acts and regulations, and has promptly discharged all of the obligations of the mortgagee thereunder, and under the Mortgage, including the timely giving of notices thereunder, the essence hereof being that the full benefits of the FHA insurance or VA guaranty, as the case may be, inure to the Trust and its assigns and that there is and shall be no reduction or curtailment of principal, interest or any fees, costs or expenses to be paid by FHA under the FHA insurance contract or the VA under the VA guaranty agreement as a result of any act or omission of any party prior to the Closing Date;

     (w)______the guaranty amount with respect to each VA Loan is equal to the maximum amount applicable to such Mortgage Loan as provided under Section 5.02 of the VA Lenders Handbook Number 26-7, without regard to the applicable veteran's available entitlement;

     (x)______the Seller has no intent to foreclose on, or has knowledge of any recommendation to foreclose on, any specific Mortgage Loan conveyed to the Trust hereunder; and

     (y)______there is no litigation, pending or threatened against the Seller or in connection with the Mortgage Loans or the origination or servicing thereof, and no violation by the Seller of The Truth-in-Lending Act, 15 U.S.C. ss. 1601 ET SEQ. and its implementing regulations, Regulation Z, 12 C.F.R. Part 226, The Real Estate Settlement Procedures Act, 12 U.S.C. ss. 2601 ET SEQ. or any other federal or state rules or regulations relating to the Mortgage Loans or the origination or servicing thereof, including without limitation any consumer protection, lending and disclosure laws.

                                                                       EXHIBIT D

                        REQUEST FOR RELEASE OF DOCUMENTS

To:  Wells Fargo Bank Minnesota,
     National Association, as Trustee
     11000 Broken Land Parkway
     Columbia, Maryland 21044
     Attn: Corporate Trust - SAMI 2001-4

          Re: Pooling and Servicing Agreement (the "Agreement"), dated as of September 1, 2001, among Structured Asset Mortgage Investments Inc., as Seller, EMC Mortgage Corporation, as Master Servicer, and Wells Fargo Bank Minnesota, NATIONAL ASSOCIATION, AS TRUSTEE (THE "TRUSTEE")


     In connection with the administration of the Mortgage Loans held by you as Trustee for the related Trust Fund pursuant to the above-captioned Agreement, we request the release, and hereby acknowledge receipt, of the Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one):

____ 1. Mortgage Paid in Full (and all amounts received or to be received in connection with such payment have been or will be remitted to the Master Servicer for deposit in the appropriate subaccount of the Certificate Account)

____ 2.  Foreclosure

____ 3.  Substitution

____ 4.  Other Liquidation (Repurchasers, etc.)

____ 5.  Nonliquidation    Reason:________________________________


Address to which Trustee should
Deliver the Trustee's Mortgage File:         _________________________________
                                             _________________________________
                                             _________________________________

                                             By:______________________________
                                                     (authorized signer)

                                             Issuer:__________________________
                                             Address:_________________________
                                             _________________________________
                                             Date:____________________________
TRUSTEE

Wells Fargo Bank Minnesota, National Association

Please acknowledge the execution of the above request by your signature and date below:

______________________________               _____________
Signature                                    Date

Documents returned to Trustee
______________________________               _____________
Trustee                                      Date

                                                                       EXHIBIT E

                                            Affidavit pursuant
                                            to Section
                                            860E(e)(4) of the
                                            Internal Revenue
                                            Code of 1986, as
                                            amended, and for
                                            other purposes.


STATE OF __________________________)
                                   ) ss:
COUNTY OF _________________________)

     [NAME OF OFFICER], being first duly sworn, deposes and says:

     1. That (s)he is a [TITLE OF OFFICER] of [NAME OF INVESTOR], (the "Investor"), a corporation duly organized and existing under the laws of [the State of _________], on behalf of which he makes this affidavit.

     2. That (i) the Investor is not a "disqualified organization" as defined in
Section 860E(e)(5) of the Internal Revenue Code of 1986, as amended, and will not be a disqualified organization as of [date of transfer of Residual Certificates], (ii) it is not acquiring the Structured Asset Mortgage Investments Inc. Mortgage Pass-Through Certificates, Series 2001-4, [Class R-1] [Class R-2] Certificates (the "Residual Certificates") for the account of a disqualified organization; (iii) it agrees to amend the Pooling and Servicing Agreement, dated as of September 1, 2001, among Structured Asset Mortgage Investments, Inc., as seller, EMC Mortgage Corporation, as master servicer and Wells Fargo Bank Minnesota, National Association, as trustee, shall it be deemed necessary (upon advice of counsel) to constitute a reasonable arrangement to ensure that the Residual Certificates will not be owned directly or indirectly by a disqualified organization; and (iv) it will not transfer such Residual Certificates unless (a) it has received from the transferee an affidavit in substantially the same form as this affidavit containing these same four representations and (b) as of the time of the transfer, it does not have actual knowledge that such affidavit is false.

     3. That the Investor is one of the following (a "United States Person"):
(i) a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate that is subject to U.S. federal income tax regardless of the source of its income or (iv) a trust other than a "foreign trust" as defined in Section 7701(a)(31) of the Code. If the Investor is a flow through entity for U.S. federal tax purposes, no person who is not a United States person directly or through one or more flow through entities will have a beneficial interest in the Residual Certificates through such Investor.

     4. That the Investor's taxpayer identification number is ___________.

     5. That no purpose of the acquisition of the Residual Certificates is to avoid or impede the assessment or collection of tax.

     6. That the Investor understands that, as the holder of the Residual Certificates, the Investor may incur tax liabilities in excess of any cash flows generated by the Residual Certificates.

     7. That the Investor intends to pay taxes associated with holding the Residual Certificates as they become due.

     IN WITNESS WHEREOF, the Investor has caused this instrument to be executed on its behalf, pursuant to the authority of its __________, by its __________, this __ day of ________, 20___.

                                   By: ____________________________________

                                   Address of Investor for receipt of tax
                                   information:

     Personally appeared before me the above-named _________________, known or proved to me to be the same person who executed the foregoing instrument and to be a ________________ of the Investor, and acknowledged to me that he executed the same as his free act and deed and the free act and deed of the Investor.

     Subscribed and sworn before me this ____ day of ______, 20___.

NOTARY PUBLIC

COUNTY OF _________________

STATE OF ___________________



My commission expires the ____ day of ___________, 20____.

[SEAL]

                                                                     EXHIBIT F-1

                            FORM OF INVESTMENT LETTER

                                                                          [Date]

[SELLER]

Wells Fargo Bank Minnesota,
   National Association
11000 Broken Land Parkway
Columbia, MD 21044
Attention:  SAMI 2001-4

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York  10167

          Re: Structured Asset Mortgage Investments Trust 2001-4, Mortgage Pass-Through Certificates, Series 2001-4 (the "Certificates"), including the Class B-4, Class B 5, Class B-6, Class R-1 and Class R-2 Certificates (THE "PRIVATELY OFFERED CERTIFICATES")

Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, we confirm that:

          (i) we understand that the Privately Offered Certificates are not being registered under the Securities Act of 1933, as amended (the "Act") or any applicable state securities or "Blue Sky" laws, and are being sold to us in a transaction that is exempt from the registration requirements of such laws;

          (ii) any information we desired concerning the Certificates, including the Privately Offered Certificates, the trust in which the Certificates represent the entire beneficial ownership interest (the "Trust") or any other matter we deemed relevant to our decision to purchase Privately Offered Certificates has been made available to us;

          (iii) we are able to bear the economic risk of investment in Privately Offered Certificates; we are an institutional "accredited investor" as defined in Section 501(a) of Regulation D promulgated under the Act and a sophisticated institutional investor;

          (iv) we are acquiring Privately Offered Certificates for our own account, not as nominee for any other person, and not with a present view to any distribution or other disposition of the Privately Offered Certificates;

          (v) we agree the Privately Offered Certificates must be held indefinitely by us (and may not be sold, pledged, hypothecated or in any way disposed of) unless subsequently registered under the Act and any applicable state securities or "Blue Sky" laws or an exemption from the registration requirements of the Act and any applicable state securities or "Blue Sky" laws is available;

          (vi) we agree that in the event that at some future time we wish to dispose of or exchange any of the Privately Offered Certificates (such disposition or exchange not being currently foreseen or contemplated), we will not transfer or exchange any of the Privately Offered Certificates unless:

                      (A) (1) the sale is to an Eligible Purchaser (as defined
                 below), (2) if required by the Pooling and Servicing Agreement (as defined below) a letter to substantially the same effect as either this letter or, if the Eligible Purchaser is a Qualified Institutional Buyer as defined under Rule 144A of the Act, the Rule 144A and Related Matters Certificate in the form attached to the Pooling and Servicing Agreement (as defined below) (or such other documentation as may be acceptable to the Trustee) is executed promptly by the purchaser and delivered to the addressees hereof and (3) all offers or solicitations in connection with the sale, whether directly or through any agent acting on our behalf, are limited only to Eligible Purchasers and are not made by means of any form of general solicitation or general advertising whatsoever; and

                      (B) if the Privately Offered Certificate is not registered under the Act (as to which we acknowledge you have no obligation), the Privately Offered Certificate is sold in a transaction that does not require registration under the Act and any applicable state securities or "blue sky" laws and, if Wells Fargo Bank Minnesota, National Association (the "Trustee") so requests, a satisfactory Opinion of Counsel is furnished to such effect, which Opinion of Counsel shall be an expense of the transferor or the transferee;

          (vii) we agree to be bound by all of the terms (including those relating to restrictions on transfer) of the Pooling and Servicing Agreement (as defined below), pursuant to which the Trust was formed; we have reviewed carefully and understand the terms of the Pooling and Servicing Agreement;

          (viii) we either: (i) are not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) hereby certify that the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust (a) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) and PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (b) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee.

          (ix) We understand that each Class of the Privately Offered Certificates bears, and will continue to bear, legends to substantially the following effect:

                 "THIS CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR UNDER ANY STATE SECURITIES LAWS. THE HOLDER HEREOF, BY PURCHASING THIS CERTIFICATE, AGREES THAT THIS CERTIFICATE MAY BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE SECURITIES ACT AND OTHER APPLICABLE LAWS AND ONLY (1) PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A") TO A PERSON THAT THE HOLDER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A (A "QIB"), PURCHASING FOR ITS OWN ACCOUNT OR A QIB PURCHASING FOR THE ACCOUNT OF A QIB, WHOM THE HOLDER HAS INFORMED, IN EACH CASE, THAT THE REOFFER, RESALE, PLEDGE OR OTHER TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR (3) IN CERTIFICATED FORM TO AN "INSTITUTIONAL ACCREDITED INVESTOR" WITHIN THE MEANING THEREOF IN RULE 501(a)(1),(2)(3) OR (7) OF REGULATION D UNDER THE ACT OR ANY ENTITY IN WHICH ALL THE EQUITY OWNERS COME WITHIN SUCH PARAGRAPHS PURCHASING NOT FOR DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, SUBJECT TO (A) THE RECEIPT BY THE TRUSTEE OF A LETTER SUBSTANTIALLY IN THE FORM PROVIDED IN THE AGREEMENT AND (B) A REPRESENTATION OR CERTIFICATION AS TO COMPLIANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE UNITED STATES AND ANY OTHER APPLICABLE JURISDICTION. THIS CERTIFICATE MAY NOT BE ACQUIRED DIRECTLY OR INDIRECTLY BY, OR ON BEHALF OF, AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT WHICH IS SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, AND/OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED, UNLESS THE PROPOSED TRANSFER AND/OR HOLDING OF A CERTIFICATE AND THE SERVICING, MANAGEMENT AND/OR OPERATION OF THE TRUST AND ITS ASSETS: (I) WILL NOT RESULT IN ANY PROHIBITED TRANSACTION WHICH IS NOT COVERED UNDER AN INDIVIDUAL OR CLASS PROHIBITED TRANSACTION EXEMPTION, INCLUDING, BUT NOT LIMITED TO, PROHIBITED TRANSACTION EXEMPTION ("PTE") 84-14, PTE 91-38, PTE 90-1, PTE 95-60 OR PTE 96-23 AND (II) WILL NOT GIVE RISE TO ANY ADDITIONAL FIDUCIARY DUTIES ON THE PART OF THE MASTER SERVICER OR THE TRUSTEE, WHICH WILL BE DEEMED REPRESENTED BY AN OWNER OF A BOOK-ENTRY CERTIFICATE OR GLOBAL CERTIFICATE AND WILL BE EVIDENCED BY A REPRESENTATION TO SUCH EFFECT BY OR ON BEHALF OF A HOLDER OF A PHYSICAL CERTIFICATE."

     "ELIGIBLE PURCHASER" means a corporation, partnership or other entity which we have reasonable grounds to believe and do believe (i) can make representations with respect to itself to substantially the same effect as the representations set forth herein, and (ii) is either a Qualified Institutional Buyer as defined under Rule 144A of the Act or an institutional "Accredited Investor" as defined under Rule 501 of the Act.

     Terms not otherwise defined herein shall have the meanings assigned to them in the Pooling and Servicing Agreement dated as of September 1, 2001 among Structured Asset Mortgage Investments Inc., as Seller, EMC Mortgage Corporation, as Master Servicer and Wells Fargo Bank Minnesota, National Association, as Trustee (the "Pooling and Servicing Agreement").

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 20__.

                                           Very truly yours,

                                            [PURCHASER]


                                            By:__________________________
                                                 (Authorized Officer)


                                            [By:__________________________
                                                 Attorney-in-fact]

                             Nominee Acknowledgment

The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                            [NAME OF NOMINEE]

                                            By:__________________________
                                                 (Authorized Officer)


                                            [By:__________________________
                                                 Attorney-in-fact]

                                                                     EXHIBIT F-2

                FORM OF RULE 144A AND RELATED MATTERS CERTIFICATE

                                                                          [Date]

[SELLER]

Wells Fargo Bank Minnesota,
   National Association
11000 Broken Land Parkway
Columbia, MD 21044
Attention:  SAMI 2001-4

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York  10167

          Re: Structured Asset Mortgage Investments Trust 2001-4 Mortgage Pass-Through Certificates, Series 2001-4 (the "Certificates"), including the Class B-4, Class B-5, Class B-6, Class R-1 and Class R-2 Certificates (THE "PRIVATELY OFFERED CERTIFICATES")

Dear Ladies and Gentlemen:

     In connection with our purchase of Privately Offered Certificates, the undersigned certifies to each of the parties to whom this letter is addressed that it is a qualified institutional buyer (as defined in Rule 144A under the Securities Act of 1933, as amended (the "Act")) as follows:

1. It owned and/or invested on a discretionary basis eligible securities (excluding affiliate's securities, bank deposit notes and CD's, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps), as described below:

     Date: _____________, 20__ (must be on or after the close of its most recent fiscal year)

     Amount: $_________________; and

2.   The dollar amount set forth above is:

     a. greater than $100 million and the undersigned is one of the following entities:

          (1)  |_|  an insurance company as defined in Section 2(13) of the Act;
                    or1

----------------
1 A purchase by an insurance company for one or more of its separate accounts, as defined by Section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.


          (2) |_| an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

          (3) |_| a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

          (4) |_| a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

          (5) |_| a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940; or

          (6) |_| a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

          (7) |_| a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

          (8) |_| an investment adviser registered under the Investment Advisers Act; or

     b. |_| greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

     c. |_| less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

     d. |_| less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

     e. |_| less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

     The undersigned further certifies that it is purchasing a Privately Offered Certificate for its own account or for the account of others that independently qualify as "Qualified Institutional Buyers" as defined in Rule 144A. It is aware that the sale of the Privately Offered Certificates is being made in reliance on its continued compliance with Rule 144A. It is aware that the transferor may rely on the exemption from the provisions of Section 5 of the Act provided by Rule 144A. The undersigned understands that the Privately Offered Certificates may be resold, pledged or transferred only to (i) a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance in Rule 144A, or (ii) an institutional "accredited investor," as such term is defined under Rule 501 of the Act in a transaction that otherwise does not constitute a public offering.

     The undersigned agrees that if at some future time it wishes to dispose of or exchange any of the Privately Offered Certificates, it will not transfer or exchange any of the Privately Offered Certificates to a Qualified Institutional Buyer without first obtaining a Rule 144A and Related Matters Certificate in the form hereof from the transferee and delivering such certificate to the addressees hereof. Prior to making any transfer of Privately Offered Certificates, if the proposed Transferee is an institutional "accredited investor," the transferor shall obtain from the transferee and deliver to the addressees hereof an Investment Letter in the form attached to the Pooling and Servicing Agreement dated as of September 1, 2001 among Structured Asset Mortgage Investments Inc., as Seller, EMC Mortgage Corporation, as Master Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee, pursuant to which the Certificates were issued.

     The undersigned certifies that it either: (i) is not acquiring the Privately Offered Certificate directly or indirectly by, or on behalf of, an employee benefit plan or other retirement arrangement which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and/or section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or (ii) the proposed transfer and/or holding of a Privately Offered Certificate and the servicing, management and/or operation of the Trust and its assets (a) will not result in a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an individual or class prohibited transaction exemption including but not limited to Department of Labor Prohibited Transaction Exemption ("PTE") 84-14 (Class Exemption for Plan Asset Transactions Determined by Independent Qualified Professional Asset Managers), PTE 91-38 (Class Exemption for Certain Transactions Involving Bank Collective Investment Funds), PTE 90-1 (Class Exemption for Certain Transactions Involving Insurance Company Pooled Separate Accounts), PTE 95-60 (Class Exemption for Certain Transactions Involving Insurance Company General Accounts) or PTCE 96-23 (Class Exemption for Plan Asset Transactions Determined by In-House Asset Managers) and (b) will not give rise to any additional fiduciary duties under ERISA on the part of the Master Servicer or the Trustee.

     If the Purchaser proposes that its Certificates be registered in the name of a nominee on its behalf, the Purchaser has identified such nominee below, and has caused such nominee to complete the Nominee Acknowledgment at the end of this letter.

Name of Nominee (if any):___________________

     IN WITNESS WHEREOF, this document has been executed by the undersigned who is duly authorized to do so on behalf of the undersigned Eligible Purchaser on the ____ day of ________, 20__.

                                            Very truly yours,

                                            [PURCHASER]


                                            By:__________________________
                                            (Authorized Officer)


                                            [By:__________________________
                                            Attorney-in-fact]


                             Nominee Acknowledgment

     The undersigned hereby acknowledges and agrees that as to the Certificates being registered in its name, the sole beneficial owner thereof is and shall be the Purchaser identified above, for whom the undersigned is acting as nominee.

                                            [NAME OF NOMINEE]


                                            By:__________________________
                                            (Authorized Officer)


                                            [By:__________________________
                                            Attorney-in-fact]

                                                                   EXHIBIT G

                          FORM OF INITIAL CERTIFICATION

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York  10167

EMC Mortgage Corporation
245 Park Avenue
New York, New York 10167

     Re: Pooling and Servicing Agreement dated as of September 1, 2001, among Structured Asset Mortgage Investments Inc., as seller, EMC Mortgage Corporation, as master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee-- Structured Asset Mortgage Investments Inc. Mortgage PASS-THROUGH CERTIFICATES, SERIES 2001-4

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and the Mortgage Loan Schedule and has determined that: (i) all documents required to be included in the Mortgage File pursuant to the Pooling and Servicing Agreement are in its possession; (ii) such documents have been reviewed by it and appear regular on their face, have, where applicable, been executed and relate to such Mortgage Loan; and (iii) based on examination by it, and only as to such documents, the information set forth in the Mortgage Loan Schedule as to Mortgagor Name, original principal balance and loan number respecting such Mortgage Loan is correct and accurately reflects the information in the Mortgage Loan File.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv) and (viii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                            WELLS FARGO BANK MINNESOTA,
                                            NATIONAL ASSOCIATION, as
                                            trustee


                                            By:______________________________
                                                 Name:
                                                 Title:

                                                                       EXHIBIT H

                           FORM OF FINAL CERTIFICATION

Structured Asset Mortgage Investments Inc.
245 Park Avenue
New York, New York  10167

EMC Mortgage Corporation
245 Park Avenue
New York, NY 10167

     Re: Pooling and Servicing Agreement dated as of September 1, 2001, among Structured Asset Mortgage Investments Inc., as seller, EMC Mortgage Corporation, as master servicer, and Wells Fargo Bank Minnesota, National Association, as trustee-- Structured Asset Mortgage Investments Inc. Mortgage PASS-THROUGH CERTIFICATES, SERIES 2001-4

Ladies and Gentlemen:

     In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that, except as otherwise noted on the attached exception report, that as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attachment hereto) it has reviewed the Mortgage File and has determined that (i) each document required to be recorded has been returned from the recording office with evidence of recording thereon and it has received either an original or a copy of such document, as required pursuant to Section 2.01(b), PROVIDED, HOWEVER, that with respect to those documents described in subclauses (b)(iv) and (b)(viii) of Section 2.01, it has reviewed only those documents actually delivered to us pursuant to such subclauses; (ii) an original title insurance policy (or if a master title policy has been issued by the title insurer, a mortgagee's certificate of title insurance), if available, or a copy thereof, whenever a title insurance binder or commitment or other assurance of title was originally delivered; and (iii) the documents described in clauses (i) and (ii) are related, determined on the basis of the Mortgagor name, original principal balance and loan number, to the Mortgage Loans identified on the Mortgage Loan Schedule and appear regular on their face.

     The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the above-referenced Pooling and Servicing Agreement. The Trustee makes no representation that any documents specified in subclauses (iv) and (viii) of
Section 2.01(b) should be included in any Mortgage File. The Trustee makes no representations as to: (i) the validity, legality, enforceability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan.

     Capitalized words and phrases used herein shall have the respective meanings assigned to them in the above-captioned Pooling and Servicing Agreement.

                                       WELLS FARGO BANK MINNESOTA,
                                       NATIONAL ASSOCIATION,
                                       as trustee



                                       By:____________________________
                                            Name:
                                            Title:

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                                                                       EXHIBIT I

                   SCHEDULE OF MORTGAGE LOANS WITH LOST NOTES

                    (Available from the Trustee upon request)

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                                                                       EXHIBIT J

                          SCHEDULE OF RESTRICTED LOANS

                    (Available from the Trustee upon request)